Exhibit 10.1
Execution Copy
AMENDMENT AND RESTATEMENT AGREEMENT dated as of December 2, 2015 (this “Amendment Agreement”) to the Amended and Restated Five-Year Credit Agreement dated as of March 2, 2012 (as amended prior to the date hereof, the “Existing Credit Agreement”), among HARSCO CORPORATION, a Delaware corporation (the “Company”), CITIBANK, N.A., as Administrative Agent, and the several lenders from time to time party thereto. Unless otherwise defined herein, terms defined in the Existing Credit Agreement (as defined below) and used herein shall have the meanings given to them in the Existing Credit Agreement.
WHEREAS, the Company has requested an amendment to the Existing Credit Agreement pursuant to which (a) certain of the existing holders (the “Existing Consenting RC Lenders”) of Commitments agree to (i) convert (the “Conversion”) a portion of the outstanding revolving loans under the Existing Credit Agreement (the “Existing Revolving Credit Loans”) held by such Existing Consenting RC Lender on a dollar-for-dollar basis into term loans (such converted loans, the “Converted Term Loan A Loans”), which conversion shall be accompanied by a corresponding reduction in the Commitments of such Existing Consenting RC Lender and (ii) after giving effect to the Conversion and such reduction in Commitments, extend the maturity date of the remaining Commitments of such Existing Consenting RC Lender; (b) certain additional financial institutions that are not existing holders of Commitments (the “Additional Consenting RC Lenders” and, together with the Existing Consenting RC Lenders, the “Consenting RC Lenders”) will agree to provide revolving credit commitments under the Amended Credit Agreement (as defined below); (c) certain new term lenders (the “New Term Loan A Lenders”), which may include certain Consenting RC Lenders, will agree to make term loans in an aggregate principal amount not exceeding $100,000,000 to the Company (such new term loans, the “New Term Loan A Loans” and together with the Converted Term Loan A Loans, the “Initial Term Loans”); and (d) the Existing Credit Agreement will be amended and restated (the “Amendment and Restatement”) to reflect other terms requested by the Company; and
WHEREAS, on the terms and conditions set forth herein, (i) each New Term Loan A Lender has agreed to provide a New Term Loan A Loan in the amount reflected for such lender on Schedule I under the heading “New Term Loan A Commitment”, (ii) each Existing Consenting RC Lender has agreed to convert such portion of such Existing Consenting RC Lender’s Existing Revolving Credit Loans into a Converted Term Loan A Loan in the amount reflected for such Existing Consenting RC Lender on Schedule II under the heading “Converted Term Loan A Commitment”, (iii) each Existing Consenting RC Lender has agreed to extend the maturity date of its remaining Commitments in the amounts set forth on Schedule II hereto opposite such Consenting Lender’s name under the heading “Revolving Credit Commitment” and to consent to the Amendment and Restatement and (iv) each Additional Consenting RC Lender has agreed to provide Revolving Credit Commitments in the amount set forth on Schedule II hereto opposite such Additional Consenting RC Lender’s name under the heading “Revolving Credit Commitment” (the “Additional RC Commitments”); and
WHEREAS, in order to effect the foregoing, the Company and the other parties hereto desire to amend and restate, as of the Amendment Effective Date, the Existing Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Amendment Effective Date:

(a)The Existing Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement set forth as Exhibit A hereto (the Existing Credit Agreement, as so amended and restated, the “Amended Credit Agreement”).

(b)All schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date, will be replaced in their entirety by the schedules and exhibits attached to the Amended Credit Agreement.

Section 2. Concerning the Initial Term Loans and Revolving Credit Commitments. (a) On the Amendment Effective Date, each New Term Loan A Lender shall make, severally but not jointly, a New Term Loan A Loan in Dollars in a principal amount equal to such New Term Loan A Lender’s New Term Loan A Commitment set forth on Schedule 1 attached hereto under the caption “New Term Loan A Commitments”.

(b)    On the Amendment Effective Date, a portion of the Existing Revolving Credit Loans of each Existing Consenting RC Lender will be converted into a Converted Term Loan A Loan in Dollars in a principal amount equal to such Existing Consenting RC Lender’s Converted Term Loan A Commitment set forth on Schedule II attached hereto under the caption “Converted Term Loan A Commitments” and in connection therewith, such Existing Consenting RC Lender’s Commitments shall be correspondingly reduced in a principal amount equal to such Existing Consenting RC Lender’s Converted Term Loan A Commitment. Such conversion shall constitute a repayment of principal in the amounts set forth on such Schedule II, and each Existing Consenting RC Lender agrees to accept such repayment in such form notwithstanding anything to the contrary in the Existing Credit Agreement.
(c)    On the Amendment Effective Date, after giving effect to the conversions and reductions in clause (b) above, the maturity of the remainder of the Commitments of each Existing Consenting RC Lender shall be extended to the Revolving Credit Termination Date (as defined in the Amended Credit Agreement) in such principal amount equal to such Existing Consenting RC Lender’s remaining Commitments set forth on Schedule II attached hereto under the caption “Revolving Credit Commitments (such extended commitments, together with the revolving commitments of each Additional Consenting RC Lender, the “Revolving Credit Commitments”).
(d)    Immediately following the effectiveness of the transactions described in Section 1 above, this Section 2 and Section 6 below, the Initial Revolving Credit Commitments of each Revolving Credit Lender (each as defined in the Amended Credit Agreement) shall be as set forth on Annex A to the Amended Credit Agreement.
(e)     Each New Term Loan A Lender and each Revolving Credit Lender with a Converted Term Loan A Loan shall, from and after the Amendment Effective Date, have all of the rights and obligations of a “Term Loan Lender” under the Amended Credit Agreement and the other Loan Documents. All Initial Term Loans shall be “Initial Term Loans” and “Term Loans”, in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.
(f)    The terms of the Initial Term Loans will be as set forth in the Amended Credit Agreement.

Section 3.     Existing Revolving Credit Loans and Prepayments.
(a) Immediately upon receipt of the proceeds of the New Term A Loans contemplated in Section 2 above, the Borrower shall prepay the Existing Revolving Credit Loans, together with accrued and unpaid interest thereon to the date of such prepayment, any other amounts then due and owing with respect thereto under the Existing Credit Agreement, in an amount equal to the aggregate net proceeds of the New Term Loan A Loans, by directing the Administrative Agent to apply the net proceeds of the New Term Loan A Loans to such payments; and (b) simultaneously with the prepayments, described in clause (a), each Existing Consenting RC Lender agrees to accept, in lieu of cash for its portion of the outstanding Existing Revolving Credit Loans so prepaid (in a portion equal to its Converted Term Loan A Commitment), delivery from the Company on the Amendment Effective Date of an equal principal amount of Converted Term Loan A Loans.
Section 4.    Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent, each Revolving Credit Lender and each New Term Loan A Lender that each of the representations and warranties in each of the Loan Documents (as defined in the Amended Credit Agreement) is true and correct in all material respects on and as of the Amendment Effective Date after giving effect hereto and to any extension of credit requested to be made on the Amendment Effective Date under the Amended Credit Agreement (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date).
Section 5.     Effectiveness of this Amendment Agreement. This Amendment Agreement shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent on such date (the date on which all of such conditions shall first be satisfied, the “Amendment Effective Date”):

(a)    the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Loan Parties, the Administrative Agent, each Revolving Credit Lender, each New Term Loan A Lender and each Departing Lender (as defined below);

(b)    all accrued interest, fees and other amounts owing (whether or not then due) in respect of the Existing Revolving Credit Loans shall have been paid in full by the Company;
(c)    the Administrative Agent shall have received for the benefit of each Consenting RC Lender a fee equal to (x) in the case of each Existing Consenting RC Lender, 0.75% of the Commitments of such Existing Consenting RC Lender under the Existing Credit Agreement (prior to giving effect to the Amendment Agreement and (y) in the case of each Additional Consenting RC Lender, 0.75% of the Additional RC Commitments of such Additional Consenting RC Lender;
(d)    the Administrative Agent shall have received for the benefit of each New Term Loan A Lender the fees set forth in Section 2.09(b) of the Amended Credit Agreement; and
(e)    the conditions precedent set forth in Section 5.01 of the Amended Credit Agreement shall have been satisfied.
Section 6.     Departing Lenders; Assignment.

(a)     On the Amendment Effective Date, the Company shall pay to the Administrative Agent for the account of each Lender under the Existing Credit Agreement which has no Revolving Credit Commitment under the Amended Credit Agreement (such Lenders, the “Departing Lenders” and together with the Revolving Credit Lenders and the New Term Loan A Lenders, the “Lenders”), an amount equal to all accrued interest, fees and other amounts payable for the account of the Departing Lenders under the Existing Credit Agreement, including all amounts which would be payable pursuant to Section 2.12 thereof in the event of a prepayment in full of the outstanding Existing Revolving Credit Loans assigned pursuant to Section 6(b)(ii) below on such date (other than as set forth in Section 7(e) below).
(b)    On the Amendment Effective Date, (i) the Commitment (as defined in the Existing Credit Agreement) of each Departing Lender shall be hereby assigned by the Departing Lenders to the Revolving Credit Lenders in such proportions as may be necessary such that after giving effect thereto, the Revolving Credit Commitments of the Revolving Credit Lenders shall be as set forth in Schedule II to this Amendment, (ii) the Existing Revolving Credit Loans of the Departing Lenders shall be hereby assigned by the Departing Lenders to the Revolving Credit Lenders in such proportions as may be necessary such that after giving effect thereto and to clause (i), the Revolving Credit Loans (as defined in the Amended Credit Agreement) are held by the Revolving Credit Lenders ratably in proportion to their Revolving Credit Commitments under the Amended Credit Agreement; (iii) each Revolving Credit Lender receiving an assignment pursuant to clause (ii) above shall pay to the Administrative Agent, for the respective accounts of the assigning Departing Lenders, an amount equal to the aggregate principal amount of Existing Revolving Credit Loans so assigned to it, and the Administrative Agent shall remit the funds so received ratably to such assigning Departing Lenders, (iv) the assignments pursuant to clauses (i) and (ii) above shall be effective notwithstanding any failure to comply with the procedures specified in Section 10.04 and/or 2.12 of the Existing Credit Agreement, (vii) each Departing Lender shall cease to be a Lender for purposes of the Agreement, except that the provisions of Sections 2.13, 2.19 and 10.05 of the Existing Credit Agreement shall continue to inure to its benefit, and (v) the Lenders specified as “Revolving Credit Lenders” on Schedule II that have delivered a signature page hereto shall be the only Revolving Credit Lenders under the Amended Credit Agreement, holding all outstanding Revolving Credit Commitments.
(c)     Each of the Departing Lenders, Consenting RC Lenders and New Term Loan A Lenders agree that the flow of funds shall be as set forth on the flow of funds memo on file with the Administrative Agent.
Section 7.    Effect of Amendment; No Novation. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)     Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(c)On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement”, in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d)The definition of “Applicable Margin” in Section 1.01 of the Amended Credit Agreement shall apply and be effective on and after the Amendment Effective Date. The definition of “Applicable

Margin” in Section 1.01 of the Existing Credit Agreement shall apply and be effective for the period ending on, but not including, the Amendment Effective Date.

(e)In connection with (i) the conversion of the Existing Revolving Credit Loans of each Existing Consenting RC Lender into Converted Term Loan A Loans, (ii) the payments referred to in Section 5(b) above and (iii) the assignments of the Existing Revolving Credit Commitments and Existing Revolving Credit Loans set forth in Section 6 above, each existing holder of Commitments hereby agrees to waive such amounts (if any) to which it is entitled to be compensated by the Borrower pursuant to Section 2.15 of the Existing Credit Agreement in connection with such conversion, payment and assignment, as applicable.

(f)Nothing contained in this Amendment Agreement, the Amended Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the obligations with respect to the Existing Revolving Credit Loans.

Section 8. Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9. Costs and Expenses. In accordance with, and subject to the limitations of, Section 10.05 of the Existing Credit Agreement, the Company agrees to reimburse the Administrative Agent for its reasonable documented out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent.

Section 10. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

HARSCO CORPORATION, as Borrower
By:	/s/ Michael Kolinsky
Name:Michael Kolinsky
Title:Vice President - Treasurer, Tax and Risk Management

HARSCO DEFENSE HOLDING LLC HARSCO MINNESOTA FINANCE, INC. PROTRAN TECHNOLOGY LIMITED LIABILITY COMPANY HARSCO MINERALS TECHNOLOGIES LLC HARSCO FINANCIAL HOLDINGS, INC.
By:	/s/ Michael Kolinsky
Name:Michael Kolinsky
Title:President

HARSCO MINNESOTA LLC HARSCO TECHNOLOGIES LLC
By:	/s/ Daniel King
Name:Daniel King
Title:President

CITIBANK, N.A., as Administrative Agent and Collateral Agent
By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

CITIBANK, N.A., as Lender

By:     /s/ Matthew S. Burke
Name: Matthew S. Burke
Title:     Vice President
BANK OF AMERICA, N.A., as Lender

By:     /s/ Kenneth G. Wood
Name: Kenneth G. Wood
Title:     Senior Vice President
By:    /s/ Christopher Betz
Name: Christopher Betz
Title:     Assistant Vice President

GOLDMAN SACHS BANK USA, as Lender

By:     /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory
JPMORGAN CHASE BANK, N.A., as Lender

By:     /s/ Devin Roccisano
Name: Devin Roccisano
Title: Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:     /s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory
By:    /s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory
HSBC BANK USA, N.A., as Lender

By:     /s/ Nick Lotz
Name: Nick Lotz
Title: Senior Vice President

ING BANK N.V., DUBLIN BRANCH, as Lender

By:     /s/ Sean Hassett
Name: Sean Hassett
Title: Director
By:    /s/ Padraig Matthews
Name: Padraig Matthews
Title: Vice President

ROYAL BANK OF CANADA, as Lender

By:    /s/ James F. Disher
Name: James F. Disher
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:     /s/ George Stoecklein
Name: George Stoecklein
Title: Director
U.S. BANK, NATIONAL ASSOCIATION, as Lender

By:     /s/ Mark Irey
Name: Mark Irey
Title: Vice President
PNC BANK, NATIONAL ASSOSCIATION, as Lender

By:     /s/ Domenic D’Ginto
Name: Domenic D’Ginto, CFA
Title: Senior Vice President
FIFTH THIRD BANK, as Lender

By:     /s/ Susan A. Waters
Name: Susan A. Waters
Title: Vice President
KEYBANK NATIONAL ASSOCIATION, as a New Term Loan A Lender

By:     /s/ Marcel Fournier
Name: Marcel Fournier
Title: Vice President

SCHEDULE I

New Term Loan A Commitments

Initial Term Loan Lender
Citibank, N.A.	$7,096,938.77
Goldman Sachs Bank USA	$23,596,938.78
Credit Suisse AG	$4,265,306.12
JPMorgan Chase Bank, N.A.	$4,265,306.12
HSBC Bank USA, N.A.	$5,816,326.53
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$3,489,795.92
U.S. Bank National Association	$3,489,795.92
Bank of America, N.A	$6,489,795.92
ING Bank N.V., Dublin Branch	$18,000,000.00
Fifth Third Bank	$3,489,795.92
KeyBank National Association	$20,000,000.00
Total:	$100,000,000.00

SCHEDULE II

Revolving Credit Lenders	Converted Term Loan A Commitment	Revolving Credit Commitments
Citibank, N.A.	$16,500,000.00	$38,903,061.23
Goldman Sachs Bank USA	0.00	$38,903,061.22
Credit Suisse AG	$16,500,000.00	$34,234,693.88
JPMorgan Chase Bank, N.A.	$16,500,000.00	$34,234,693.88
HSBC Bank USA, N.A.	$16,500,000.00	$32,683,673.47
Royal Bank of Canada	$0.00	$45,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$13,500,000.00	$28,010,204.08
U.S. Bank National Association	$13,500,000.00	$28,010,204.08
Bank of America, N.A.	$10,500,000.00	$28,010,204.08
ING Bank N.V., Dublin Branch	$27,000,000.00	$0.00
PNC Bank, N.A.	$12,000,000.00	$28,000,000.00
Fifth Third Bank.	$7,500,000.00	$14,010,204.08
Total:	$150,000,000.00	$350,000,000.00

EXHIBIT A

Form of Amended Credit Agreement

[Following page.]

Execution Copy

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
among
HARSCO CORPORATION and
THE APPROVED BORROWERS
REFERRED TO HEREIN
as Borrowers,
The Several Lenders
from Time to Time Parties Hereto,
CITIBANK, N.A. and
ROYAL BANK OF CANADA,
as Issuing Lenders,
CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES LLC,
HSBC BANK USA, N.A.,
CREDIT SUISSE SECURITIES (USA) LLC,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
U.S. BANK NATIONAL ASSOCIATION, and
ROYAL BANK OF CANADA,
as Joint Bookrunners and Joint Lead Arrangers,

ING BANK N.V., DUBLIN BRANCH
as Lead Manager

PNC CAPITAL MARKETS LLC and
FIFTH THIRD BANK
as Co-Managers

GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES LLC,
HSBC BANK USA, N.A.,
CREDIT SUISSE SECURITIES (USA) LLC,
as Syndication Agents

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
U.S. BANK NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA, and
NG BANK N.V., DUBLIN BRANCH
as Documentation Agents,
and
CITIBANK, N.A.
as Administrative Agent and as Collateral Agent,
Dated as of December 2, 2015,

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14

15

ANNEXES:
A	Commitments
SCHEDULES:
1.01(a)	Existing Designated Bilateral Letters of Credit
2.25	Approved Borrowers
4.04	Consents, Authorizations, Filings and Notices
4.06	Material Litigation
4.09	Intellectual Property
4.15(a)	Subsidiaries
4.15(b)	Rights in Capital Stock
4.18(a)	UCC Filing Jurisdictions
4.18(c)	Real Property

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6.12	Post-Closing Matters
7.02(d)	Existing Indebtedness
7.03(f)	Existing Liens
7.07	Existing Investments
7.12	Existing Limitations on Negative Pledge Clauses
7.13	Existing Limitations on Restrictions on Subsidiary Distributions
EXHIBITS:
A-1	Form of Competitive Bid Request
A-2	Form of Notice of Competitive Bid Request
A-3	Form of Competitive Bid
A-4	Form of Competitive Bid/Accept Reject Letter
A-5	Form of Standby Borrowing Request
A-6	Form of Term Loan Borrowing Request
A-7	Form of Interest Election Request
B	Form of Compliance Certificate
C	[Reserved]
D	Form of Assignment and Acceptance
E	[Reserved]
F-1	Form of Term Note
F-2	Form of Revolving Credit Note
G-1	Form of Exemption Certificate (For Non-US Lenders That Are Not Partnerships)
G-2	Form of Exemption Certificate (For Non-US Lenders That Are Partnerships)
G-3	Form of Exemption Certificate (For Non-US Participants That Are Not Partnerships)
G-4	Form of Exemption Certificate (For Non-US Participants That Are Partnerships)
H	Form of Designation Letter
I	Form of Affiliate Subordination Agreement
J	Auction Procedures
K	Form of Termination Letter
L	Form of Solvency Certificate
M	Form of Guarantee and Collateral Agreement

17

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 2, 2015, among HARSCO CORPORATION, a Delaware corporation (the “Company”), the APPROVED BORROWERS from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIBANK, N.A. and ROYAL BANK OF CANADA, as Issuing Lenders, CITIBANK, N.A., as Administrative Agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.
WHEREAS, the Company has requested that the Lenders lend to the Company $250,000,000 in the form of Term Loans (such capitalized term and all other capitalized terms used but not defined in these introductory statements having the meaning specified in Section 1.01), a portion of which shall be funded from “new money” and a portion of which shall be funded in the form of a dollar-for-dollar conversion of loans previously outstanding under the Existing Credit Agreement (as defined below) (the “RC Conversion”), and make available to the Company and the Approved Borrowers a $350,000,000 revolving credit facility for the making of Revolving Credit Loans and the issuance of Letters of Credit from time to time. The proceeds from the Term Loans will be used to (i) refinance all or a portion of the loans outstanding under the Existing Credit Agreement (as defined below), whether by repayment in cash or by effecting the RC Conversion and (ii) pay the costs and expenses related thereto (collectively, the “Transactions”). The Letters of Credit and proceeds under the Revolving Credit Loans will be used to (x) fund working capital and for general corporate purposes of the Company and its subsidiaries (including capital expenditures and Permitted Acquisitions (as defined below)) and (y) pay fees and expenses in connection with the foregoing transactions.
WHEREAS, the applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
WHEREAS, the Company and the Approved Borrowers are party to that certain Amended and Restated Five-Year Credit Agreement dated as of March 2, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), with the lenders party thereto from time to time (the “Original Lenders”) and Citibank, N.A., as administrative agent, pursuant to which the Original Lenders extended or committed to extend certain credit facilities to the Borrowers.
WHEREAS, pursuant to the Revolver Amendment Agreement and upon satisfaction of the conditions set forth therein, the Existing Credit Agreement is being further amended and restated on the Closing Date in the form of this Agreement in connection with the Transactions.
NOW, THEREFORE, In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
Definitions
Section 1.01.    Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.
“2008 Indenture”: as defined in Section 1.07.
“2018 Senior Note Trigger Event”: the 2018 Senior Notes shall not have been tendered, repurchased, redeemed, discharged or refinanced in full prior to the date that is 91 days prior to May 15, 2018.
“2018 Senior Notes”: as defined in Section 1.07.
“2018 Senior Note Trustee”: as defined in Section 1.07.
“Accepting Lenders”: as defined in Section 2.29.
“Accounting Change”: as defined in Section 1.03.
“Additional Lender” : at any time, any Person that is not an existing Lender and that agrees to provide any portion of any (a) Incremental Facilities in accordance with Section 2.24 or (b) Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.30; provided that such Additional Lender shall be (x) with respect to Incremental Term Loans, Incremental Term Loan Commitments, Other Term Loans or Other Term Commitments, an institution that would be an Eligible Assignee with respect to Term Loans and (y) with respect to Incremental Revolving Credit Commitments or Other Revolving Credit Commitments, an institution that would be an Eligible Assignee with respect to Revolving Credit Commitments; provided further, that (i) the Administrative Agent and each Issuing Lender shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender if a consent to an assignment to such Person by the Administrative Agent or such Issuing Lender, as applicable, would be required pursuant to Section 10.06 and (ii) the Company shall have consented to such Additional Lender if a consent to an assignment to such Person by the Company would be required pursuant to Section 10.06.
“Adjusted EURIBO Rate”: with respect to any Eurocurrency Borrowing in Euros under the Revolving Credit Facility, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted LIBO Rate”: with respect to any Eurocurrency Borrowing in Dollars or any Alternative Currency (other than Euros), for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that, with respect to any Eurocurrency Borrowing that is denominated in an Alternative Currency (other than Euros) for any Interest Period, Adjusted LIBO Rate shall mean an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate for such Interest Period.
“Administrative Agent”: as defined in the recitals to this Agreement.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Affiliate Subordination Agreement”: an Affiliate Subordination Agreement substantially in the form of Exhibit I pursuant to which intercompany obligations and advances owed by any Loan Party to a non-Loan Party are subordinated to the Obligations.
“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Co-Managers, the Documentation Agents, the Joint Bookrunners and Joint Lead Arrangers, the Lead Manager and the Syndication Agents.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Agreement”: this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Alternative Currency”: Euros and Sterling.
“Alternative Currency Borrowing”: a Borrowing comprised of Alternative Currency Loans. All Alternative Currency Borrowings shall be Eurocurrency Borrowings.
“Alternative Currency Equivalent”: with respect to any amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date. The term “Alternative Currency Equivalent” may be preceded by a reference to an Alternative Currency (e.g., “EUR Alternative Currency Equivalent”), in which case the Alternative Currency so referenced shall be the “specified” Alternative Currency.
“Alternative Currency Loan”: any Revolving Credit Loan denominated in an Alternative Currency.
“Annual Financial Statements”: means the audited consolidated balance sheet of the Company as of each of December 31, 2014 and 2013 and the related audited consolidated statements of operations and cash flows for the Company for each of the fiscal years ended December 31, 2014 and 2013.
“Applicable Margin”: on any date, a percentage per annum equal to (i) until delivery of the first Compliance Certificate to the Administrative Agent after the Closing Date, (A) with respect to Eurocurrency Loans, 2.50% and (B) with respect to Base Rate Loans, 1.50% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Leverage Ratio	Eurocurrency Loans	Base Rate Loans
1	< 1.75:1.00	1.875%	0.875%
2	> 1.75:1.00 and < 2.00:1.00	2.00%	1.00%
3	> 2.00:1.00 and < 2.25:1.00	2.25%	1.25%
4	> 2.25:1.00 and < 3.25:1.00	2.50%	1.50%
5	> 3.25:1.00	3.00%	2.00%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, that upon the request of the Majority Facility Lenders, the highest Pricing Level in the above chart shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the applicable Pricing Level in the above chart otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Total Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Applicable Margin for any period (an “Applicable Period”) should have been higher than the Applicable Margin applied for such Applicable Period, then (i) the Company shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Company); and (iii) the Company shall pay to the Administrative Agent promptly (and in no event later than five (5) Business Days after the date such corrected Compliance Certificate is delivered) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no default interest shall be due in respect thereof pursuant to Section 2.16, at any time prior to the date that is five (5) Business Days following the date such corrected Compliance Certificate is delivered. The Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other amounts due hereunder.
“Approved Borrower”: any wholly owned Subsidiary of the Company as to which a Designation Letter shall have been delivered to the Administrative Agent in accordance with Section 2.25 hereof and as to which a Termination Letter shall not have been delivered to the Administrative Agent.
“Application”: an application or letter of credit issuance request, in such customary form as the applicable Issuing Lender may reasonably specify from time to time, requesting that such Issuing Lender issue a Letter of Credit.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by Section 7.05 (other than Dispositions made pursuant to paragraphs (g), (h) or (i) thereof)) which yields gross proceeds to the Company or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $5,000,000.
“Assigned Dollar Value”: in respect of any Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing. In the event that any Borrowing denominated in an Alternative Currency shall be prepaid in part, the Assigned Dollar Value of such Borrowing shall be allocated ratably to the prepaid portion of such Borrowing and the portion of such Borrowing remaining outstanding.
“Assignee”: as defined in Section 10.06(c).
“Assignment and Acceptance”: as defined in Section 10.06(c).
“Assignor”: as defined in Section 10.06(c).
“Available Amount”: on any date (the “Determination Date”), an amount equal to:
(a)    $25,000,000; plus
(b)    an amount equal to 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries for each Determination Period (commencing with the fiscal year of the Company ending December 31, 2016) completed prior to such Determination Date for which financial statements have been delivered pursuant to Section 6.01(a) (or, if such amount is a loss, minus 100% of such loss); plus
(c)    the aggregate Net Equity Proceeds received by the Company after the Closing Date and on or prior to such Determination Date pursuant to any Permitted Equity Issuance; plus
(d)    the aggregate principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Capital Stock, of the Company (other than Indebtedness or Disqualified Capital Stock issued to the Company or another Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock in the Company after the Closing Date; plus
(e)    in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value of the Investments originally made by the Company and the Restricted Subsidiaries following the Closing Date in such Unrestricted Subsidiary pursuant to Section 7.07(o) (or of the assets transferred or conveyed, as applicable); minus
(f)    Restricted Payments made pursuant to Section 7.06(h) after the Closing Date and on or prior to the respective Determination Date; minus
(g)    Investments made pursuant to Section 7.07(o) after the Closing Date and on or prior to the respective Determination Date; minus

(h)    payments of Junior Debt made pursuant to Section 7.08(a)(II) after the Closing Date and on or prior to the respective Determination Date.
“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Bankruptcy Plan”: any plan of reorganization pursuant to Title 11 of the United States Code.
“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, if such rate is less than 0.00% per annum, the Base Rate shall deemed to be 0.00% per annum for purposes of this Agreement, provided, further, that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. London time on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Base Rate Borrowing”: a Borrowing comprised of Base Rate Loans.
“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
“Benefitted Lender”: as defined in Section 10.07.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrowers”: the Company and, in the case of the Revolving Credit Facility, each Approved Borrower (each, a “Borrower”).
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing”: a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.06).
“Borrowing Minimum”: (a) in the case of a Borrowing denominated in Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency.
“Borrowing Multiple”: (a) in the case of a Borrowing denominated in Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency.

“Borrowing Request”: a Term Borrowing Request, a Standby Borrowing Request or a Competitive Bid Request, as applicable.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.
“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or otherwise acquire any of the foregoing.
“Cash Collateralize”: to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (i) with respect to the Company or any of its Restricted Subsidiaries, (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Revolving Credit Lender or by any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) fully collateralized repurchase obligations of any Revolving Credit Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such securities generally; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Revolving Credit Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (ii) with respect to any Foreign Subsidiaries, the approximate equivalent of any of clauses (i)(a) through (g) above, in each case, by reference to such Foreign Subsidiary’s jurisdiction of organization or any jurisdiction(s) where such Foreign Subsidiary is engaged in material operations.
“Cash Management Agreement”: any agreement to provide cash management services, including treasury, depositary, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements (including commercial cards and working capital lines of credit) to the Company or any of its Restricted Subsidiaries.
“Cash Management Bank”: (i) with respect to any Cash Management Agreement entered into after the Closing Date, any counterparty thereto that, at the time such Cash Management Agreement was entered into, was a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent, or (ii) with respect to any Cash Management Agreement entered into prior to the Closing Date, any counterparty thereto that, was, as of the Closing Date, a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent.
“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) shall become, or obtain rights (whether by means of warrants, options or the like) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 35% of the outstanding common stock of the Company or (b) any change in control (or similar event, however denominated) with respect to the Company shall occur under and as defined in any indenture or agreement in respect of Indebtedness in excess of the Threshold Amount to which the Company or any other Loan Party is a party.
“Change in Law”: (a) the adoption or taking effect of any law, rule or regulation after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority after the Closing Date, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the Closing Date or (d) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.19, by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”: means (a) when used with respect to Lenders, whether such Lenders are Revolving Credit Lenders or Term Loan Lenders or Lenders under a particular Facility, (b) when used with respect to Commitments, whether such Commitments are Initial Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Initial Term Loan Commitments, Incremental Term Loan Commitments, Extended Term Commitments or Other Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Incremental Revolving Credit Loans, Extended Revolving Credit Loans, Other Revolving Credit Loans, Term Loans, Incremental Term Loans, Extended Term Loans or Other Term Loans.
“Closing Date”: December 2, 2015.
“CNTA Basket”: as defined in Section 1.07.
“CNTA Basket Availabile for Obligations”: as defined in Section 1.07.
“CNTA Covered Indebtedness”: as defined in Section 1.07.
“CNTA Limit”: as defined in Section 1.07.
“CNTA Limit Effective Period”: as defined in Section 1.07.
“Co-Managers”: PNC Capital Markets LLC and Fifth Third Bank, in their capacities as co-managers of the Facilities hereunder.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Agent”: as defined in the preamble hereto.
“Commitment”: with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.
“Committed Credit Exposure”: with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender that are Alternative Currency Loans.
“Commitment Fee”: as defined in Section 2.09(a).
“Commitment Fee Percentage” shall mean on any date, a percentage per annum equal to (i) until delivery of the first Compliance Certificate to the Administrative Agent after the Closing Date, 0.40% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Leverage Ratio	Commitment Fee Percentage
1	< 1.75:1.00	0.25%
2	> 1.75:1.00 and < 2.00:1.00	0.30%
3	> 2.00:1.00 and < 2.25:1.00	0.35%
4	> 2.25:1.00 and < 3.25:1.00	0.40%
5	> 3.25:1.00	0.50%

Any increase or decrease in the Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a

Compliance Certificate is delivered pursuant to Section 6.02(b); provided, that upon the request of the Majority Revolving Credit Facility Lenders, the highest Pricing Level in the above chart shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the applicable Pricing Level in the above chart otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Total Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Commitment Fee Percentage for any period (an “Applicable Period”) should have been higher than the Commitment Fee Percentage applied for such Applicable Period, then (i) the Company shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Revolving Credit Lenders owe any amounts to the Company); and (iii) the Company shall pay to the Administrative Agent promptly (and in no event later than five (5) Business Days after the date such corrected Compliance Certificate is delivered) any additional commitment fees owing as a result of such increased Commitment Fee Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such commitment fees as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no default interest shall be due in respect thereof pursuant to Section 2.16, at any time prior to the date that is five (5) Business Days following the date such corrected Compliance Certificate is delivered. The Company’s obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other amounts due hereunder.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.
“Company”: as defined in the preamble hereto.
“Company Notice”: as defined in Section 6.08(b).
“Competitive Bid”: an offer by a Lender to make a Competitive Loan pursuant to Section 2.06.
“Competitive Bid Accept/Reject Letter”: a notification made by a Borrower pursuant to Section 2.06(d) in the form of Exhibit A-4 hereto.
“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.06(b), (i) in the case of a Eurocurrency Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.
“Competitive Bid Request”: a request made pursuant to Section 2.06 in the form of Exhibit A-l hereto.

“Competitive Borrowing”: a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Revolving Credit Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in Section 2.06.
“Competitive Loan”: a loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.06. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.
“Competitive Margin”: as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from, in the case of Eurocurrency Competitive Loans denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Competitive Loans denominated in Euros, the EURIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B, or in such other form as is reasonably acceptable to the Administrative Agent.
“Consolidated Current Assets”: of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date.
“Consolidated Current Liabilities”: of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, but excluding, with respect to the Company, (a) the current portion of any Funded Debt of the Company and its Restricted Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.
“Consolidated EBITDA”: at any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the most recently completed consecutive four fiscal quarters plus (a) the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income or excise taxes payable by the Company and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) losses on sales of assets outside the ordinary course of business and losses from discontinued operations and (v) any other nonrecurring or noncash items for such period minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary income or gains, (ii) gains on sales of assets outside the ordinary course of business and gains from discontinued operations and (iii) any other nonrecurring or non-cash income; provided that Consolidated EBITDA shall be determined on a Pro Forma Basis.
“Consolidated Interest Charges”: for the most recently completed consecutive four fiscal quarters, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided that Consolidated Interest Charges shall be determined on a Pro Forma Basis.

“Consolidated Net Income”: for any period, the net income of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets”: of any Person at any date, all assets that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Converted Term Loan A Commitments”: with respect to each Lender, the commitment, if any, of such Lender to convert all or a portion of its Existing Revolving Credit Loans under the Existing Credit Agreement on the Closing Date pursuant to the Revolver Amendment Agreement as set forth in Annex A. The aggregate amount of the Converted Term Loan A Commitments on the Closing Date is set forth in Annex A.
“Converted Term Loan A Loan”: a Loan made by a Lender pursuant to its Converted Term Loan A Commitment.
“Corporate Rating”: (a) with respect to Moody’s, the public “Corporate Family Rating” of the Company and (b) with respect to S&P, the public “Corporate Rating” of the Company.
“Credit Agreement Refinancing Debt” means Indebtedness constituting a Permitted Refinancing incurred under this Agreement pursuant to a Refinancing Amendment, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Credit Commitments and/or existing Revolving Credit Loans (including any successive Credit Agreement Refinancing Debt) (“Refinanced Credit Agreement Debt”); provided that (a) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 7.02 to the extent of any excess, if applicable), such extending, refunding, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting in whole or in part of unused Revolving Credit Commitments or Other Revolving Credit Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium or make-whole payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection with such extension, exchange, modification, refinancing, refunding, renewal or replacement, (b) such Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (c) such Indebtedness shall not be guaranteed by any Restricted Subsidiaries other than the Restricted Subsidiaries that are Loan Parties and (d) such Indebtedness shall otherwise satisfy the requirements applicable thereto pursuant to Section 2.30.
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Lien on the Collateral securing the Obligations.
“Declined Proceeds”: as defined in Section 2.12(i).
“Default”: any of the events or conditions specified in Article 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” shall mean, at any time, a Lender (i) that has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan or make any other payment due hereunder (including in respect of its participations in Letters of Credit) (each, a “funding obligation”), unless with respect to the making of a Loan such Lender has notified the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified (and calculated, if applicable) in such writing), (ii) that has notified the Administrative Agent and the Company in writing, or has stated publicly, that it does not intend to comply with its funding obligation hereunder unless with respect to the making of a Loan such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified (and calculated, if applicable) in such writing or public statement), (iii) that has, for five or more Business Days after written request of the Administrative Agent or the Company, failed to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder; provided that a Lender shall cease to be a Defaulting Lender under this clause (iii) upon receipt by the Administrative Agent and the Company of such written confirmation, or (iv) as to which a Lender Insolvency Event has occurred and is continuing. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.27(b)) upon written notification of such determination by the Administrative Agent to the Company and the Lenders.
“Denomination Date”: at any time, in relation to any Alternative Currency Borrowing, the date that is two Business Days before the later of (a) the date such Borrowing is made and (b) the date of the most recent conversion or continuation of such Borrowing pursuant to Section 2.13.
“Designated Bilateral Letters of Credit”: each Existing Designated Bilateral Letters of Credit and, to the extent designated as such in a certificate delivered by the Company to the Administrative Agent and the Collateral Agent pursuant to Section 8.15 of the Guarantee and Collateral Agreement, obligations of the Company or any of its Restricted Subsidiaries under letters of credit (other than Letters of Credit), performance bond, surety bond, bank guarantee or other similar arrangements entered into by the Company or any of its Restricted Subsidiaries with a Designated Bilateral Letter of Credit Issuer.
“Designated Bilateral Letter of Credit Issuer”: with respect to any Designated Bilateral Letter of Credit, the issuer thereof.

“Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer.
“Designation Letter”: as defined in Section 2.25.
“Determination Date”: as defined in the definition of “Available Amount”.
“Determination Period”: as of any Determination Date, the immediately preceding fiscal year of the Company.
“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than, in each case, a Specified Distribution); and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: any Capital Stock of any Person, which by its terms (or by the terms of any security or Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures or requires such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person or any other Person or any warrants, rights or options to acquire such Capital Stock, in each case, while the Revolving Credit Commitments, Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Credit Commitments, Term Loans, Incremental Term Loans, Extended Term Loans and Other Term Loans remain outstanding or prior to the date that is 91 days following the Latest Maturity Date at the time of incurrence of such Disqualified Capital Stock; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable prior to such date shall be deemed to be Disqualified Capital Stock, other than Capital Stock that so matures or is mandatorily redeemable as a result of a change of control or asset sale (provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the Asset Sale and Change of Control provisions applicable to this Facility and any prepayment requirement triggered thereby may not become operative until compliance with the Asset Sale and Change of Control provisions applicable to this Facility); provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Institutions” means those Persons that are identified in writing by the Company to the Administrative Agent on or prior to October 27, 2015.
“Documentation Agents”: The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Royal Bank of Canada and ING Bank N.V., Dublin Branch, in their capacities as documentation agents of the Facilities hereunder.
“Dollar Equivalent”: with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

“Dutch Auction”: an auction conducted by the Company to purchase Term Loans as contemplated by Section 10.06(k) substantially in accordance with the procedures set forth in Exhibit J.
“Effective Yield”: as to any Loans, the effective all-in-yield on such Loans as determined in good faith by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to lenders making such Loans, but excluding any commitment, arrangement, underwriting, structuring or other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders.
“Eligible Assignee”: (a) in the case of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person approved by the Administrative Agent and the Company, to the extent such approval is required under Section 10.06(c) and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent, each Issuing Lender and the Company, to the extent such approval is required under Section 10.06(c); provided, further that notwithstanding the foregoing, “Eligible Assignee” shall not include (w) the Company or any of the Company’s Affiliates (it being understood and agreed that assignments to the Company may only be made pursuant to Section 10.06(k)), (x) any Defaulting Lender, (y) any natural person or (z) unless approved in writing by the Company, any Disqualified Institution.
“EMU Legislation”: the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, legally binding guidelines, codes, decrees, or other legally enforceable requirements or binding agreements (including, without limitation, common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety or exposure to or releases of any toxic, radioactive or otherwise hazardous substances or materials, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Liability”: any liability, loss, damage, cost, expense, fine, penalty, sanction or interest, fixed or contingent, known or unknown, resulting from or related to Environmental Laws or exposure to, or emission, leaking, disposal or the arranging for disposal or transport for disposal, or releases of, Materials of Environmental Concern.
“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.
“Equally and Ratably secure the 2018 Senior Notes”: as defined in Section 1.07.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event”: (a) the failure to satisfy the minimum funding standard with respect to a Single Employer Plan or Multiemployer Plan within the meaning of Section 412 of the Code or Section 302 of ERISA, (b) a determination that a Single Employer Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (c) a determination that a Multiemployer Plan is in

“endangered status” or “critical status” (as defined in Section 305(b) of ERISA) or (d) the filing pursuant to Section 302(c) of ERISA or Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan or Multiemployer Plan.
“EURIBO Rate”: with respect to any Eurocurrency Borrowing in Euros for any Interest Period, (i) the interest rate per annum for deposits in Euros which appears on Reuters Screen EURIBOR01 Page (or any successor page) as of 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period or, if such a rate does not appear on such rate page, (ii) an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in Euros approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender (or, if the Administrative Agent is not a Lender in respect of such Borrowing, then the Loan of the Lender in respect of such Borrowing with the greatest Loan amount), included in such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the European interbank market for Euros at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Euro”: the single currency of the European Union as constituted by the treaty on European Union.
“Eurocurrency Borrowing”: a Borrowing comprised of Eurocurrency Loans.
“Eurocurrency Competitive Borrowing”: a Competitive Borrowing comprised of Eurocurrency Competitive Loans.
“Eurocurrency Competitive Loan”: any Competitive Loan bearing interest at a rate determined by reference to, in the case of Eurocurrency Competitive Loan denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Competitive Loans denominated in Euros, the EURIBO Rate in accordance with the provisions of Article II.
“Eurocurrency Loan”: any Eurocurrency Competitive Loan or Eurocurrency Standby Loan.
“Eurocurrency Standby Borrowing”: a Standby Borrowing comprised of Eurocurrency Standby Loans.
“Eurocurrency Standby Loan”: any Standby Loan bearing interest at a rate determined by reference to, in the case of Eurocurrency Standby Loans denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Standby Loans denominated in Euros, the EURIBO Rate in accordance with the provisions of Article II.
“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: any of the events specified in Article 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Evidence of Flood Insurance”: as defined in Section 6.08(b).
“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary”: any (a) Foreign Subsidiary of the Company or any direct or indirect Subsidiary thereof, (b) Unrestricted Subsidiary, (c) captive insurance Subsidiary, (d) a not-for-profit Subsidiary, (e) Immaterial Subsidiary, (f) Subsidiary that is not permitted by law or regulation, or contract (with respect to Subsidiaries not permitted to provide guarantees by contract, provided that the applicable prohibition exists on the Closing Date or on the date of formation or acquisition of such Subsidiary, to the extent such restriction was not entered into in contemplation of such acquisition or formation), to provide such guarantee, or would require governmental (including regulatory) consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, (g) any Subsidiary if the provision of a guaranty under the Guarantee and Collateral Agreement would result in a material adverse tax consequence to the Company or one of its Subsidiaries (as reasonably determined by the Company in consultation with the Administrative Agent), (h) special purpose entities designated in writing to the Administrative Agent (and approved by the Administrative Agent), and (i) any Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more direct or indirect Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and any other assets incidental thereto (such Domestic Subsidiary, a “FSHCO”), or any direct or indirect Subsidiary of such Domestic Subsidiary.
“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantor Obligation (as defined in the Guarantee and Collateral Agreement) of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantor Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantor Obligation of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantor Obligation or security interest is or becomes illegal.
“Excluded Taxes”: as defined in Section 2.20(a).
“Existing Credit Agreement”: as defined in the recitals to this Agreement.
“Existing Designated Bilateral Letters of Credit” means each Designated Bilateral Letters of Credit entered into by the Company or any of its Restricted Subsidiaries that is outstanding on the Closing Date and set forth on Schedule 1.01(a).

“Existing Revolving Credit Loans”: revolving loans outstanding under the Existing Credit Agreement immediately prior to the Closing Date.
“Extended Revolving Credit Commitments” means one or more Classes of extended Revolving Credit Commitments that result from a Loan Extension Amendment.
“Extended Revolving Credit Loans” means the Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitment or otherwise extended pursuant to a Loan Extension Amendment.
“Extended Term Commitments” means one or more Classes of Extended Term Commitments hereunder that result from a Loan Extension Amendment.

“Extended Term Loans” means one or more classes of extended Term Loans that result from a Loan Extension Amendment.
“Facility”: each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).
“Fair Market Value”: with respect to any Investment, asset, property or transaction, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company).
“FATCA”: means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
“FCPA”: as defined in Section 4.21.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“First Supplemental Indenture”: as defined in Section 1.07.
“Financial Covenants”: the covenants set forth in Section 7.01.
“Fixed Rate”: with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.
“Fixed Rate Borrowing”: a Borrowing comprised of Fixed Rate Loans.
“Fixed Rate Loan”: any Competitive Loan bearing interest at a Fixed Rate.
“Flood Determination Form”: as defined in Section 6.08(b).
“Flood Documents”: as defined in Section 6.08(b).
“Flood Laws”: collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Subsidiary” any Subsidiary of the Company that is not a Domestic Subsidiary.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSHCO”: as defined in the definition of Excluded Subsidiary.
“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e), (h) and (j) (only to the extent of drawn and unreimbursed letters of credit)of the definition of “Indebtedness” in this Section 1.01.
“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Company and the Lenders.
“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of the date hereof by the Company and each other Loan Party from time to time party thereto in favor of the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit M, as the same may be amended, supplemented or otherwise modified from time to time.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Company or its Restricted Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Immaterial Subsidiary”: a Subsidiary that does not, as of the last day of the most recently completed four fiscal quarter period of Company for which financial statements have been (or are required to have been) delivered pursuant to Section 6.01, (a) have assets with a value in excess of 5% of Consolidated Total Assets of the Company and its Restricted Subsidiaries on a Pro Forma Basis and did not have assets, in the aggregate for all such Immaterial Subsidiaries and their respective Restricted Subsidiaries, exceeding 10% of Consolidated Total Assets the Company and its Restricted Subsidiaries on a Pro Forma Basis or (b) generate revenue in excess of 5% of consolidated revenues of the Company and its Restricted Subsidiaries on a Pro Forma Basis and does not generate revenue, in the aggregate for all such immaterial Subsidiaries and their respective Subsidiaries, exceeding 10% of consolidated revenue of the Company and its Restricted Subsidiaries on a Pro Forma Basis as of the last day of the most recently ended Test Period.
“Incremental Amendment”: as defined in Section 2.24.
“Incremental Cap Amount”: at any date of determination, an aggregate amount equal to the sum of
(a)    such maximum amount as would not, after giving effect thereto (and assuming any Incremental Revolving Credit Commitment is fully drawn without netting the cash proceeds from such incremental loans), cause the Senior Secured Net Leverage Ratio to exceed 2.00:1.00, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; plus
(b)    the aggregate amount of all voluntary prepayments of the Term Loans and Revolving Credit Loans (to the extent accompanied by a permanent commitment reduction in respect thereof) made following the Closing Date and prior to such date (to the extent not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness)); plus
(c)     $100,000,000;
provided that the amounts under clauses (b) and (c) above may be incurred without regard to the Senior Secured Net Leverage Ratio and unless the Company elects otherwise, each Incremental Facility will be deemed to be incurred first under clause (a), with the balance being incurred under clauses (b) and (c) as specified by the Company, and if an Incremental Facility is incurred in part under clause (a) and in part under clauses (b) and/or (c), the Company shall not be required to give pro forma effect to amounts incurred under clauses (b) and/or (c) when calculating availability under clause (a).
“Incremental Facilities”: collectively, the Incremental Term Loans and the Incremental Revolving Credit Commitments.
“Incremental Revolving Credit Commitment”: as defined in Section 2.24.
“Incremental Revolving Credit Commitment Lender”: as defined in Section 2.24.

“Incremental Revolving Credit Loans”: Loans made pursuant to Incremental Revolving Credit Commitments.
“Incremental Term Loan Commitments”: as defined in Section 2.24
“Incremental Term Loans”: as defined in Section 2.24.
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all obligations of the type described in clauses (a) - (e) above and (g) - (j) below of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such person of obligations of the type described in clauses (a) - (f) above and (h) - (j) below of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements valued as determined in accordance with GAAP, (j) all obligations of such person as an account party in respect of letters of credit and bankers’ acceptances (based on the maximum amount then available to be drawn thereunder) and (k) all obligations of such Person in respect of Disqualified Capital Stock, valued in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that Indebtedness shall not include trade accounts payable in the ordinary course of such Person’s business. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
“Indemnitee”: as defined in Section 10.05(b).
“Indenture Restricted Subsidiary”: a “Restricted Subsidiary” as defined in the 2008 Indenture.
“Initial Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Initial Revolving Credit Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Revolving Credit Commitments as of the Closing Date is $350,000,000.
“Initial Revolving Credit Loans”: collectively, Standby Loans and Competitive Loans.
“Initial Term Loans”: collectively, the Converted Term Loan A Loans and the New Term Loan A Loans.
“Initial Term Loan Commitments”: collectively, the Converted Term Loan A Commitments and the New Term Loan A Commitments. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $250,000,000.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: as defined in the Guarantee and Collateral Agreement.
“Interest Election Request”: a request by a Borrower to convert or continue a Term Borrowing or Standby Borrowing in accordance with Section 2.13.
“Interest Payment Date”: with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three months’ duration or a Fixed Rate Loan with an Interest Period of more than 90 days’ duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months’ duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, any date on which such Loan shall be prepaid.
“Interest Period”: (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if all the applicable Lenders agree, 12 months) thereafter, as the applicable Borrower may elect, (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding day which shall be the last Business Day of any March, June, September or December and (ii) the Termination Date and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Standby Borrowing or a Term Borrowing, as applicable, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate”: in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 A.M., London time, on the Quotation Day for such Interest Period.
“Investments”: means, as to any Person, any (a) purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) loan, advance, extension of credit (by way of guaranty of otherwise) or capital contribution to, guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) purchase or other acquisition (in one transaction or a series of transactions, including by way of merger) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.07:

(1)
“Investments” shall include the portion (proportionate to the Company or the applicable Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time shall be the original cost of such Investment (without adjustment for any increases or decreases in the value of such Investments), reduced by (except in the case of any Investments made under Section 7.07(o) which returns which are included in the definition of “Available Amount”) any dividends, distributions, return of capital, returns of principal, profits on sale, repayments, income and similar amounts received in cash by the Company or a Restricted Subsidiary in respect of such Investment.
“Issuing Lender”: each of Citibank, N.A. and Royal Bank of Canada, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, and any other Revolving Credit Lender from time to time designated by the Company as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent; provided that no Issuing Lender shall be required to issue Letters of Credit exceeding such amount as shall be agreed to in a separate writing by such Issuing Lender (such amount with respect to each Issuing Lender, such Issuing Lender’s “Fronting Cap”); it being agreed that the Fronting Cap as of the Closing Date with respect to (x) Citibank, N.A. is $12,500,000 and (y) Royal Bank of Canada is $20,000,000. An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joint Bookrunners and Joint Lead Arrangers”: Citigroup Global Markets Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, HSBC Bank USA, N.A., Credit Suisse Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association and Royal Bank of Canada, in their capacities as joint bookrunners and joint lead arrangers of the Facilities hereunder.
“Junior Debt”: collectively, (a) any Indebtedness incurred under Section 7.02(j), to the extent unsecured or secured on a junior basis to the Obligations, (b) Credit Agreement Refinancing Debt, to the extent unsecured or secured on a junior basis to the Obligations, (c) the 2018 Senior Notes, (d) Permitted Acquisition Indebtedness, to the extent unsecured or secured on a junior basis to the Obligations and (e) any Indebtedness that is subordinated in right of payment to the Obligations hereunder.
“L/C Commitment”: $50,000,000.

“L/C Disbursement”: a payment or disbursement made by any Issuing Lender pursuant to a Letter of Credit issued by such Issuing Lender.
“L/C Fee”: as defined in Section 3.03.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.05.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than each Issuing Lender that issued such Letter of Credit.
“Latest Maturity Date” means at any time, the latest maturity or expiration date applicable to any Loan or Commitment (or, if so specified, applicable to the specified Loans or Commitments or the Class thereof), including the latest maturity or expiration date of any Other Term Loan, Other Revolving Credit Loan, Other Term Commitment, Other Revolving Credit Commitment, Extended Term Loan, Extended Revolving Credit Loan, Extended Term Commitment, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitment, Incremental Term Loan Commitment, Incremental Revolving Credit Loan or Incremental Term Loan hereunder at such time.
“Lead Manager”: ING Bank N.V., Dublin Branch, in its capacity as lead manager of the Facilities hereunder.
“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has indicated its consent to or acquiescence in any such proceeding or appointment; provided, that, for the avoidance of doubt, a Lender Insolvency Event shall not have occurred with respect to a Lender solely (A) as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company or the exercise of control over a Lender or its Parent Company by a Governmental Authority or an instrumentality thereof or (B) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender or its Parent Company is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender or its Parent Company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its Parent Company (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender Presentation”: the Lender Presentation dated October 21, 2015 and furnished to the Administrative Agent in connection with this Agreement.
“Lenders”: as defined in the preamble hereto.
“Letters of Credit”: any letter of credit issued pursuant to Section 3 of this Agreement.

“LIBO Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan in Dollars or any Alternative Currency (other than Euros), the rate per annum determined by the Administrative Agent to be:
(a)    the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars or any Alternative Currency (other than Euros) for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Reuters Monitor Money Rates Service page (being currently the page designated as “LIBO”) (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars or any Alternative Currency (other than Euros) as may be designated by the Administrative Agent from time to time and as consented to by the Company) at or about 11:00 A.M. (London time) on the Quotation Day for such Interest Period or
(b)    if no such page (or other source) is available, the Interpolated Screen Rate;
provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any similar security arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, any other title retention agreement, any capital lease or any other financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” shall mean any Permitted Acquisition or other permitted Investment or acquisition the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan”: any Competitive Loan, Standby Loan or Term Loan.
“Loan Documents”: this Agreement, the Security Documents, the Applications, the Notes and the Designation Letters.
“Loan Extension Agreement”: as defined in Section 2.29.
“Loan Extension Amendment”: as defined in Section 2.29.
“Loan Extension Offer”: as defined in Section 2.29.
“Loan Parties”: each Borrower and each Subsidiary Guarantor.
“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments). The outstanding Term Loans and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Majority Facility Lenders at any time.

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.
“Material Adverse Effect”: a material adverse change in or an event or occurrence materially and adversely affecting (a) the business, assets, property, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents to which they are or will be a party or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Agents and the Lenders hereunder or thereunder.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances, wastes or materials defined as hazardous or toxic under any Environmental Law or that are regulated pursuant to or could give rise to liability under any Environmental Law.
“Minimum Extension Condition”: as defined in Section 2.29.
“Minimum Liquidity Test”: at any time, the sum of (a) cash and Cash Equivalents of the Company and its Restricted Subsidiaries, at such time, (other than (i) cash and Cash Equivalents that would appear as “restricted” in favor of any Person other than the Collateral Agent (in its capacity as such) on a consolidated balance sheet of the Company prepared in accordance with GAAP and (ii) cash and Cash Equivalents subject to Liens permitted under Section 7.03(d) or 7.03(t)) plus (b) unused Revolving Credit Commitments shall not be less than $100,000,000.
“Moody’s”: Moody’s Investors Service, Inc, or any successor thereto.
“Mortgaged Properties”: the real properties of the Loan Parties specified on Schedule 6.12, and the real properties which become subject to a Mortgage pursuant to Section 6.08(b) as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.
“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in such form or forms as are reasonably satisfactory to the Collateral Agent. It is understood and agreed that the Mortgages encumbering any Restricted Collateral shall be subject to equivalent limitations to the amount of obligations secured thereby as are set forth in Section 2.10(b) of the Guarantee and Collateral Agreement.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and any other cash proceeds subsequently received in respect of noncash consideration initially received, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, broker’s fees and commissions, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any such Indebtedness assumed by the purchaser of such asset and other than any Lien pursuant to a Security Document, but including premium or make-whole payments applicable thereto), other customary fees and expenses actually incurred in connection therewith and amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or Recovery Event or (y) any other liabilities retained by the Company or any Subsidiary thereof associated with the properties sold in such Asset Sale or subject to such Recovery Event (provided that, in each case, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and net of taxes paid or reasonably estimated to be payable as a result thereof, including any taxes payable, reasonably estimated to be payable, or reserved against as a result of the repatriation (or deemed repatriation under Section 956 of the Code) of any proceeds to the Borrower (after taking into account any available tax credits or deductions and any tax sharing arrangements), and, in the case of any non-wholly owned Restricted Subsidiaries, net of the pro rata portion of Net Cash Proceeds attributable to minority interests and not available for the account of the Company and its wholly-owned Subsidiaries and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“Net Equity Proceeds”: with respect to each capital contribution to any Person or sale or issuance by any Person of its Capital Stock, the cash proceeds (including cash and Cash Equivalents) received by such Person therefrom net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary discounts and commissions and reasonable legal, advisory and other fees and expenses associated therewith).
“New Term Loan A Commitments”: with respect to each Lender, the commitment, if any, of such Lender to make a New Term Loan A in Dollars on the Closing Date pursuant to the Revolver Amendment Agreement as set forth in Annex A. The aggregate amount of the Lenders New Term Loan A Commitments on the Closing Date is set forth in Annex A.
“New Term Loan A Lender”: a Lender with a New Term Loan A Loan.
“New Term Loan A Loan”: a Loan made by a New Term Loan A Lender pursuant to its New Term Loan A Commitment.
“NFIP”: as defined in Section 6.08(b).
“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Excluded Taxes”: as defined in Section 2.20(a).
“Non-U.S. Lender”: as defined in Section 2.20(d).
“Note”: any promissory note evidencing any Loan.
“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Collateral Agent or to any Lender, any Qualified Counterparty, any Cash

Management Bank or any Designated Bilateral Letter of Credit Issuer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letter of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Loan Parties pursuant to any Loan Document) or otherwise; provided, that (i) obligations of any Borrower or any Subsidiary Guarantor under any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letters of Credit shall be secured and guaranteed only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements, Specified Cash Management Agreements or any Designated Bilateral Letters of Credit. Notwithstanding the foregoing, (x) the Obligations and the “Obligations” as defined in the Guarantee and Collateral Agreement shall in no event include any Excluded Swap Obligations and (y) the aggregate principal amount of all obligations in respect of Designated Bilateral Letters of Credit that shall constitute an “Obligation” or “Obligations” as defined in the Guarantee and Collateral Agreement shall not exceed $350,000,000.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except such Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 10.19) that are imposed as a result of a present or former connection between the Administrative Agent or Lender and the Governmental Authority imposing such Tax (other than any such connection arising solely from such Agent’s or Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).
“Other Term Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender, and/or any person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant”: as defined in Section 10.06(b).
“Participant Register”: as defined in Section 10.06(b).

“Payment Amount”: as defined in Section 3.05.
“Payment Date”: the last Business Day of each March, June, September and December.
“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Company and the Lenders.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Perfection Certificate”: the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.
“Permitted Acquisition”: an acquisition or any series of related acquisitions by the Company or any of its Restricted Subsidiaries (including any merger where the Company or any of its Restricted Subsidiaries is the surviving entity) of (a) all or substantially all of the assets of a Person or a majority of the outstanding voting Capital Stock or economic interests of a Person that, upon consummation of such acquisition, will be a Subsidiary of the Company or merged with or into the Company or a Subsidiary of the Company or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Permitted Acquisition Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in pursuant to Section 7.14, so long as (i) no Event of Default shall then exist or would exist after giving effect thereto, (ii) the Company shall demonstrate to the reasonable satisfaction of the Administrative Agent that, both at the time of the proposed acquisition and after giving effect to the acquisition on a Pro Forma Basis as of the last day of the most recently ended Test Period, the Company is in compliance with the Financial Covenants, (iii) the Company shall be in compliance with the Minimum Liquidity Test at the time and immediately after giving effect to such acquisition, as certified by the Company to the Administrative Agent (and supported with such evidence as may be reasonably satisfactory to the Administrative Agent) and (iv) after giving effect thereto, the Company and its Restricted Subsidiaries shall comply with Section 6.08 to the extent applicable.
“Permitted Acquisition Indebtedness”: collectively, Permitted Assumed Acquisition Indebtedness and Permitted Incurred Acquisition Indebtedness.
“Permitted Acquisition Target”: as defined in the definition of Permitted Acquisition.
“Permitted Assumed Acquisition Indebtedness”: Indebtedness of a Permitted Acquisition Target that is not incurred by such Permitted Acquisition Target, the Company or any Subsidiary in contemplation of (or in connection with) the applicable Permitted Acquisition.
“Permitted Equity Issuance”: any sale or issuance of any Qualified Capital Stock of the Company to any Person other than a Subsidiary of the Company, or capital contribution of cash or Cash Equivalents to the Company from any Person other than a Subsidiary of the Company in respect of any Qualified Capital Stock.
“Permitted Incurred Acquisition Indebtedness”: Indebtedness incurred to finance a Permitted Acquisition (excluding any obligations under agreements providing for earn outs, deferred purchase price, indemnification, adjustment of purchase price or similar obligations until such time as such obligations are past due for 10 days), or from guaranty obligations or letters of credit, surety bonds or performance bonds securing the performance of the Company or any Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions.

“Permitted Refinancing”: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness; provided that:
(i)    the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest and premium or make-whole payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection therewith);
(ii)    other than in respect of Permitted Refinancing of Indebtedness incurred under Section 7.02(c), such Indebtedness has a final maturity date no earlier than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;
(iii)    such Indebtedness shall not have any obligors other than the obligors on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded; and
(iv)    if such Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such new, extension, refinancing, renewal, replacement, defeasance or refunding Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledged Stock”: as defined in Guarantee and Collateral Agreement.
“Prime Rate”: the rate of interest per annum determined from time to time by the Administrative Agent as its generally applicable prime rate in effect at its principal office in New York City and notified to the Company. The prime rate is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.
“Pro Forma Basis”: for purposes of calculating the Senior Secured Net Leverage Ratio, Total Leverage Ratio, the Total Net Leverage Ratio and the Consolidated EBITDA to Consolidated Interest Charges ratio:
(a)    any Permitted Acquisition or Disposition of any Restricted Subsidiary, line of business, business unit or division that has been made by the Company or any of its Restricted Subsidiaries, and incurrences or repayments of Indebtedness in connection with such Permitted Acquisition or Disposition, during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable reference period;

(b)    any Person that is a Restricted Subsidiary of the Company on the date of determination will be deemed to have been a Restricted Subsidiary of the Company at all times during such reference period;
(c)    any Person that is not a Restricted Subsidiary of the Company on the date of determination will be deemed not to have been a Restricted Subsidiary of the Company at any time during such reference period; and
For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Company and, except as set forth in the next sentence, in a manner consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as set forth in a certificate of a Responsible Officer of the Company (with supporting calculations) and reasonably acceptable to the Administrative Agent. In addition to any adjustments consistent with Regulation S-X, such certificate may set forth additional pro forma adjustments arising out of factually supportable and identifiable synergies and/or cost savings initiatives attributable to such Permitted Acquisition or Disposition (net of any additional costs associated with such Permitted Acquisition or Disposition) and expected in good faith to be realized within 12 months following such Permitted Acquisition or Disposition, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead (taking into account, for purposes of determining such calculation, any historical financial statements of the business or entities acquired or disposed of, assuming such Permitted Acquisition or Disposition, and all other Permitted Acquisitions or Dispositions that have been consummated since the beginning of such period, and any Indebtedness or other liabilities repaid or incurred in connection therewith had been consummated and incurred or repaid at the beginning of such period); provided, that the aggregate amount of adjustments made pursuant to this sentence shall at no time exceed 15% of Consolidated EBITDA after giving pro forma effect thereto. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
Notwithstanding the foregoing or anything to the contrary herein, when calculating the Senior Secured Net Leverage Ratio, Total Leverage Ratio, the Total Net Leverage Ratio and the Consolidated EBITDA to Consolidated Interest Charges ratio for purposes of (i) the definition of “Applicable Margin”, (ii) the definition of “Commitment Fee Percentage”, (iii) Section 7.01(a) and (iv) Section 7.01(b), the events described in this definition that occurred subsequent to the end of the applicable reference period shall not be given pro forma effect.
“Projections”: as defined in Section 6.02(c).
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Protesting Lender”: shall have the meaning assigned to such term in Section 2.25.
“Qualified Capital Stock”: any Capital Stock of the Company that is not Disqualified Capital Stock.

“Qualified Counterparty”: (i) with respect to any Specified Hedge Agreement entered into after the Closing Date, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender, the Administrative Agent or the Collateral Agent or (ii) with respect to any Specified Hedge Agreement entered into prior to the Closing Date, any counterparty thereto that was, as of the Closing Date, a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent.
“Quarterly Financial Statements” means the unaudited condensed consolidated balance sheet of the Company and related unaudited condensed consolidated statements of operations and cash flows of Company for each fiscal quarter ended after the latest Annual Financial Statements and at least forty-five (45) days before the Closing Date.
“Quotation Day”: with respect to any Eurocurrency Borrowing and any Interest Period, the day that is two Business Days prior to the first day of such Interest Period.
“RC Conversion”: as defined in the recitals to this Agreement.
“Recordable Intellectual Property”: as defined in the Guarantee and Collateral Agreement.
“Recovery Event”: any settlement of or payment in respect of, or any series of related settlements of or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Restricted Subsidiaries in excess of $25,000,000.
“Refinanced Credit Agreement Debt” has the meaning given to such term in the definition of “Credit Agreement Refinancing Debt”.
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.30.
“Register”: as defined in Section 10.06(e).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.05 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12(b) as a result of the exercise of reinvestment rights by the Company.
“Reinvestment Event”: any Asset Sale or Recovery Event.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business.
“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event, provided that such date shall be extended by an additional 180 days if the applicable Reinvestment Deferred Amount shall have been committed to be reinvested prior to the date occurring one year after the applicable Reinvestment Event so long as such Reinvestment Deferred Amount shall have been actually invested by the end of such 180 day period and (b) the date on which the Company shall have determined not to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.
“Rejection Notice”: as defined in Section 2.12(i).
“Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and similar extensions of credit and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender or such investment advisor.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.
“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The outstanding Term Loans and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person (the “Organizational Documents”), and any law, treaty, rule or regulation, policy, order, judgment or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, vice president of corporate finance, general counsel or chief legal officer of the Company, but in any event, with respect to financial matters, the chief financial officer, treasurer or vice president of corporate finance of the Company.
“Restricted Collateral”: collectively, (a) Principal Property (as defined in the 2008 Indenture) and (b) Capital Stock or Indebtedness of an Indenture Restricted Subsidiary.

“Restricted Payments”: as defined in Section 7.06.
“Restricted Subsidiary” shall mean the Company and any other Subsidiary of the Company other than an Unrestricted Subsidiary.
“Revolver Amendment Agreement”: the amendment and restatement agreement dated the date hereof among the Loan Parties, the lenders party thereto and the Administrative Agent.
“Revolving Credit Commitment” means, the Initial Revolving Credit Commitment, any Incremental Revolving Credit Commitments pursuant to an Incremental Amendment under Section 2.24, Extended Revolving Credit Commitments pursuant to a Loan Extension Amendment under Section 2.29 and/or Other Revolving Credit Commitments, if any, issued after the Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.30, as the context may require.
“Revolving Credit Commitment Period”: the period from and including the Closing Date to the earlier of (x) the Revolving Credit Termination Date and (y) the termination of the Revolving Credit Commitments in accordance with the terms hereof.
“Revolving Credit Facility”: at any time, the facility governing the Initial Revolving Credit Commitments, each facility governing a Class of Extended Revolving Credit Commitments, each Incremental Facility comprising a Class of Incremental Revolving Credit Commitments and/or each facility governing a Class of Other Revolving Credit Commitments, as applicable.
“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or a Revolving Credit Loan at such time and shall include an Additional Lender, as applicable.
“Revolving Credit Loan”: (a) the Initial Revolving Credit Loans, (b) an Incremental Revolving Credit Loan, (c) an Extended Revolving Credit Loan and/or (c) Other Revolving Credit Loan, as the context requires.
“Revolving Credit Note”: as defined in Section 2.08(e).
“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).
“Revolving Credit Termination Date”: June 2, 2019; provided, that if the 2018 Senior Note Trigger Event shall have occurred, the Revolving Credit Termination Date shall be the date that is the Trigger Date; provided further that in either case, if such day is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.
“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.
“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons described in the foregoing clauses (a) or (b).
“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Secured Parties”: as defined in the Guarantee and Collateral Agreement.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if applicable), intellectual property security agreements and all other guarantee agreements, instruments and other documents delivered to the Collateral Agent guaranteeing the obligations and liabilities of the Loan Parties under the Loan Documents or granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
“Senior Secured Net Leverage Ratio”: the Total Net Leverage Ratio but excluding from the numerator all Indebtedness of the Company and its Restricted Subsidiaries described in the definition of “Total Net Debt” that is not secured by a Lien on any assets or properties of the Company or any of its Restricted Subsidiaries.
“Significant Subsidiary”: any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“SPC”: as defined in Section 10.06(i).
“Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Loan Party or any Restricted Subsidiary and any Cash Management Bank.
“Specified Class”: as defined in Section 2.29.
“Specified Disposition”: a Disposition of all or substantially all of the Company’s “Metals & Minerals” business segment (for the avoidance of doubt, excluding any Specified Distribution).
“Specified Distribution”: a distribution by the Company or any of its Subsidiaries to the shareholders of the Company of all or any portion of the Capital Stock of any Person that owns or operates, directly or indirectly, any material portion of the Company’s “Metals and Minerals” business segment.
Specified Hedge Agreement”: any Hedge Agreement entered into by any Loan Party or any Restricted Subsidiary and any Qualified Counterparty.
“Spot Exchange Rate” shall mean, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by Citibank, N.A., as Administrative Agent, for such Alternative Currency, and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by Citibank, N.A., as Administrative Agent, for Dollars. For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing, and, upon the Company’s request, the Administrative Agent shall inform the Company of such Spot Exchange Rate.
“Standby Borrowing”: a borrowing consisting of simultaneous Standby Loans from each of the Revolving Credit Lenders.
“Standby Borrowing Request”: a request made pursuant to Section 2.07 in the form of Exhibit A-5 hereto.
“Standby Loan”: a revolving loan made by a Lender pursuant to Section 2.07. Each Standby Loan shall be a Eurocurrency Loan or a Base Rate Loan.
“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” shall mean lawful money of the United Kingdom.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantor”: each Domestic Subsidiary of the Company that is a party to the Guarantee and Collateral Agreement from time to time; provided, for the avoidance of doubt, that “Subsidiary Guarantor” shall not include any Excluded Subsidiary.
“Supermajority Lenders”: at any time, the holders of more than 66.66% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The outstanding Term Loans and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Supermajority Lenders at any time.
“Swap Obligation”: with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Syndication Agents”: Goldman Sachs Bank USA, J.P. Morgan Securities LLC, HSBC Bank USA, N.A., Credit Suisse Securities (USA) LLC, in their capacities as Syndication Agents of the Facilities hereunder.
“Tax”: as defined in Section 2.20(a).
“Term Borrowing”: a borrowing consisting of simultaneous Term Loans by each of the Term Loan Lenders.
“Term Loan”: an Initial Term Loan, an Incremental Term Loan, an Extended Term Loan and/or an Other Term Loan, as applicable.
“Term Loan Borrowing Request”: a request made pursuant to Section 2.02 in the form of Exhibit A-6 hereto.
“Term Loan Commitment”: the Initial Term Loan Commitment, any Incremental Term Loan Commitment pursuant to an Incremental Amendment under Section 2.24, any Extended Term Commitment pursuant to a Loan Extension Amendment under Section 2.29 and/or Other Term Commitment, if any, issued after the Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.30, as the context may require.
“Term Loan Facility”: the facility governing the Initial Term Loans, each Incremental Facility comprising a Class of Incremental Term Loans and Incremental Term Loan Commitments, each facility governing a Class of Extended Term Loans and Extended Term Commitments and/or each facility governing a Class of Other Term Loans and Other Term Commitments, as the context requires.

“Term Loan Lender”: each Lender that has a Term Loan Commitment or is a holder of a Term Loan and shall include any Additional Lender, as applicable.
“Term Loan Maturity Date”: June 2, 2019; provided, that if the 2018 Senior Note Trigger Event shall have occurred, the Term Loan Maturity Date shall be the date that is the Trigger Date; provided further that in any case, if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.
“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).
“Term Note”: as defined in Section 2.08(e).
“Termination Date” : the Term Loan Maturity Date or Revolving Credit Termination Date, as applicable.
“Termination Letter”: as defined in Section 2.25.
“Test Period”: for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such date of determination (taken as one accounting period) for which financial statements have been (or are required to be) delivered under Section 6.01(a) or Section 6.01(b); provided, that with respect to any determination made prior to the date on which financial statements for the fiscal quarter ending September 30, 2015 are delivered pursuant to Section 6.01(b), “Test Period” shall mean the four consecutive fiscal quarters of the Company ended June 30, 2015.
“Threshold Amount”: $25,000,000.
“Total Debt” shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries at such time (other than Indebtedness described in clause (f) (with respect to such clause (f), to the extent arising in connection with an obligation described in clauses (i) or (j) of such definition), (g), (i) and (j) (provided that Indebtedness described in clause (j) of such definition shall be included in Total Debt to the extent of drawn and unreimbursed letters of credit)of the definition of the term “Indebtedness”) determined on a consolidated basis (without duplication) in accordance with GAAP, provided that for purposes of calculating the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio for the Financial Covenants and for incurrence purposes under Article 7, Indebtedness described in clause (i) shall be included in the calculation of Total Debt to the extent that at the relevant date of determination, an Early Termination Date (as defined in the applicable Hedge Agreement) resulting from (x) any event of default under such Hedge Agreement as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (y) any Termination Event (as so defined) under such Hedge Agreement as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined), has occurred and is continuing, and in either event as a consequence thereof, a positive amount is due and owing by the Company or such Restricted Subsidiary to the relevant Qualified Counterparty under such Hedge Agreement.

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Total Debt on such date, to (b) Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b).
“Total Net Debt” shall mean, as of any date of determination, (a) Total Debt minus (b) the lesser of (i) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries (other than any cash and Cash Equivalents that would appear as “restricted” in favor of any Person other than the Collateral Agent (in its capacity as such) on a consolidated balance sheet of the Company prepared in accordance with GAAP) as of such date and (ii) $75,000,000.
“Total Net Leverage Ratio” shall mean, with respect to any date of determination, (a) Total Net Debt on such date, to (b) Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b).
“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
“Transferee”: as defined in Section 10.15.
“Trigger Date”: the date that is 91 days prior to May 15, 2018; provided that if such day is not a Business Day, the Trigger Date shall be the immediately preceding Business Day.
“Type”: when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowings are denominated. For purposes hereof, “rate” shall include the LIBO Rate, the EURIBO Rate, the Base Rate and the Fixed Rate, and “currency” shall include Dollars and any Alternative Currency permitted hereunder.
“Uniform Customs”: as defined in Section 10.11.
“Unrestricted Subsidiary” shall mean any Subsidiary of the Company designated by the board of directors (or similar governing body) of the Company as an Unrestricted Subsidiary pursuant to Section 6.11 subsequent to the date hereof. The Company may designate any Subsidiary of the Company other than an Approved Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary of Company (other than any Subsidiary of the Subsidiary to be so designated); provided that each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.
“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

Section 1.02.    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(a)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Company and its Restricted Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP and (ii) references to fiscal year or fiscal quarter are, unless otherwise indicated, references to the fiscal year or fiscal quarter of the Company (the Company’s fiscal year ends December 31).
(b)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    (i) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, real property, leasehold interests and contract rights, (iv) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person, (v) references to organizational documents, agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time and (vi) references to any law, statute, guideline, code, rule, regulation or any legal or administrative interpretation thereof shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute, guideline, code, rule, regulation or any legal or administrative interpretation thereof.
(e)    When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (unless otherwise set forth herein) or performance shall extend to the immediately succeeding Business Day.
(f)    All calculations of financial ratios set forth in Section 7.01 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
Section 1.03.    Accounting Changes. If any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in generally accepted accounting principles set forth in the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
Section 1.04.    Redenomination Of Certain Alternative Currencies.
(a)    Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Company may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
Section 1.05.    Limited Condition Acquisitions.
In connection with a Limited Condition Transaction:
(a)    at the Company’s option, in the case of the incurrence of any indebtedness or liens or the making of any investments, restricted payments, restricted debt payment, asset sales or fundamental changes or the designation of any restricted subsidiaries or Unrestricted Subsidiaries, the relevant ratios and baskets shall be determined, and any default or event of default blocker shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Transaction is entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Company has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of any debt or liens, or the making of any investments, restricted payments, restricted debt payments, asset sales, fundamental changes or the designation of a Restricted Subsidiary or Unrestricted Subsidiary used in connection with such Limited Condition Transaction on or following such date and prior to the earlier of the date on which such acquisition is consummated or the definitive agreement for such acquisition is terminated, any such ratio shall be calculated on a pro forma basis assuming such acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have been consummated; and
(b)    calculations of Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any consolidated net income of or attributable to the target company or assets associated with such Limited Condition Transaction for usages other than in connection with the applicable transaction pertaining to such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.
Section 1.06.    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application (or related document) related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07.    Certain Limitations pursuant to 2008 Indenture.
(a)    As used in this Agreement, the terms listed in this Section 1.07 shall have the respective meanings set forth in this Section 1.07. Terms used in this Section 1.07 (and terms defined elsewhere in this Agreement or in any other Loan Document by reference to the 2008 Indenture) shall have the meaning ascribed to such terms in the 2008 Indenture (as in effect on the date hereof) and shall be interpreted in accordance with the interpretative provisions applicable to the 2008 Indenture (as in effect on the date hereof).
“2008 Indenture”: that certain indenture, dated as of May 15, 2008 by and between the Company and The Bank of New York, as trustee (together with its successors and assigns in such capacity, the “2018 Senior Note Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 15, 2008 (the “First Supplemental Indenture”), by and between the Company and the 2018 Senior Note Trustee.
“2018 Senior Notes”: the Notes issued on May 15, 2008 under the 2008 Indenture.
“CNTA Basket”: the last full paragraph of Section 1.1(q)(ii) (Limitations on Liens) of the First Supplemental Indenture (for the avoidance of doubt, which paragraph permits, without triggering an obligation to Equally and Ratably secure the 2018 Senior Notes, the creation, issuance, incurrence, assumption or guarantee of CNTA Covered Indebtedness in an aggregate amount not to exceed the CNTA Limit).
“CNTA Basket Available for Obligations”: at any time of determination, the amount equal to (i) the CNTA Limit, minus (ii) the aggregate amount of all CNTA Covered Indebtedness (but excluding any such CNTA Covered Indebtedness the incurrence of which is not permitted under this Agreement and excluding the aggregate amount of all outstanding Obligations), minus (iii) $1.00.
“CNTA Covered Indebtedness”: at any time of determination, (a) outstanding Secured Debt (as defined in the 2008 Indenture) of the Company and its Restricted Subsidiaries which would otherwise be subject to the restrictions of Section 1.1(q)(ii) (Limitations on Liens) of the First Supplemental Indenture (not including Secured Debt permitted to be secured under subparagraphs (A) through (J), inclusive, of such Section 1.1(q)(ii) (Limitations on Liens) of the First Supplemental Indenture and (b) the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with subparagraph (B) of Section 1.1(q)(iii) (Limitations on Sale and Leaseback Transactions) of the First Supplemental Indenture), in each case at such time to the extent the incurrence, issuance, assumption or guarantee thereof (including the Liens securing the same) is permitted under the 2008 Indenture in reliance on the CNTA Basket, without triggering an obligation to Equally and Ratably securing the 2018 Senior Notes.
“CNTA Limit”: at any time of determination, 10% of Consolidated Net Tangible Assets (as defined in the 2008 Indenture) at such time, provided, that if the 2008 Indenture is amended to permit a greater (but not lesser) amount of CNTA Covered Indebtedness without triggering an obligation to Equally and Ratably secure the 2018 Senior Notes, the CNTA Limit shall be such greater amount.
“CNTA Limit Effective Period”: any period during which (i) any 2018 Senior Notes are outstanding and (ii) the Company has not Equally and Ratably secured the 2018 Senior Notes with the Obligations.
“Equally and Ratably secure the 2018 Senior Notes”: with respect to Secured Debt, that the Company and its Restricted Subsidiaries make effective provision whereby the 2018 Senior Notes then outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest or guaranty securing such Secured Debt equally and ratably with (or, at the Company’s option, prior to) any and all obligations and indebtedness thereby secured, so long as such Secured Debt remains outstanding.
“First Supplemental Indenture”: as defined in the definition of “2008 Indenture.”
(b)    During the CNTA Limit Effective Period, notwithstanding anything to the contrary in this Agreement, the Security Documents or any other Loan Documents, the aggregate amount of all Obligations outstanding at any time that (i) are Secured Debt (including any Obligation (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary) that is by its terms secured by (A) a Security Interest in any Principal Property, or (B) a Security Interest in any shares of stock or indebtedness of an Indenture Restricted Subsidiary, or (C) in the case of any such indebtedness of the Company, a guaranty by any Indenture Restricted Subsidiary) and (ii) are only permitted to be created, incurred, assumed or guaranteed as Secured Debt under the 2008 Indenture (without Equally and Ratably securing the 2018 Senior Notes) in reliance on the CNTA Basket, shall at all relevant times not exceed (and shall be and hereby are automatically limited to) an amount equal to the CNTA Basket Availabile for Obligations.
(c)    This Section 1.07 (i) does not limit the amount of the Obligations and (ii) does not limit the amount of the Obligations secured by any collateral or supported by any guarantees except in the case of this clause (ii) to the extent expressly specified in clause (b) above of this Section 1.07. This Section 1.07 is intended to permit the Company and its Restricted Subsidiaries to create, incur, assume and guarantee the Obligations while also complying with Section 1.1(q)(ii) (Limitations of Liens) of the First Supplemental Indenture and shall be interpreted accordingly.

Article 2
Amount and Terms of Commitments
Section 2.01.    Term Loan Commitments. Subject to the terms and conditions set forth herein and in the Revolver Amendment Agreement, (a) each Lender agrees, severally and not jointly, to convert a portion of its Existing Revolving Credit Loans into, and agrees that the Indebtedness converted by such converted Existing Revolving Credit Loans will remain outstanding as, a Converted Term Loan A Loan on the Closing Date in a principal amount in Dollars equal to such Lender’s Converted Term Loan A

Commitment and (b) each New Term Loan A Lender agrees, severally and not jointly, to make a New Term Loan A in Dollars to the Company on the Closing Date in a principal amount equal to its New Term Loan A Commitment. The Converted Term Loan A Loans and the New Term Loan A Loans shall constitute a single Class of Term Loans hereunder. Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.02 and 2.13. Term Loans prepaid or repaid may not be reborrowed.
Section 2.02.    Procedure for Term Loan Borrowing. The Company shall deliver to the Administrative Agent a Term Loan Borrowing Request (which Borrowing Request must be received by the Administrative Agent prior to 12:00 p.m., New York City time, one Business Day prior to the anticipated Closing Date (which shall be a Business Day)) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. Upon receipt of such Borrowing Request the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 11:00 a.m., New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender, provided that the Converted Term Loan A Loans shall be deemed funded via the conversion described in clause (a) of Section 2.01. The aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders will promptly thereafter be made available to the Company by the Administrative Agent in like funds as received by the Administrative Agent.
Section 2.03.    Repayment of Term Loans. The Company shall pay to the Administrative Agent, for the account of the Term Loan Lenders, (a) on each Payment Date occurring during the period commencing on January 1, 2016 through and including December 31, 2016, a principal amount of Term Loans equal to 1.25% of the aggregate principal amount of Term Loans made on the Closing Date and (b) on each Payment Date occurring thereafter, a principal amount of Term Loans equal to 2.50% of the aggregate principal amount of Term Loans made on the Closing Date (including, for the avoidance of doubt, the Converted Term Loan A Loans and the New Term Loan A Loans), in each case as such amount may be reduced pursuant to Sections 2.11(b) and 2.12(g). To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date. All repayments made pursuant to this Section 2.03 shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.21.
Section 2.04.    Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make Standby Loans to the Borrowers from time to time during the Revolving Credit Commitment Period, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which will not result in such Revolving Credit Lender’s Committed Credit Exposure, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, exceeding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, subject, however, to the conditions that (i) at no time shall (A) the sum of (I) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders, plus (II) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all Revolving Credit Lenders, plus (III) the L/C Obligations of all Revolving Credit Lenders exceed (B) the Total Revolving Credit Commitments and (ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal such Lender’s Revolving Credit Percentage of the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.07. During the Revolving Credit Commitment Period any Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Standby Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Standby Loans may from time to time be Eurocurrency Loans or Base

Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.05 and Section 2.13. Notwithstanding any provision to the contrary herein, the sum of (x) the aggregate Revolving Credit Loans made to Approved Borrowers that are Foreign Subsidiaries and (y) the aggregate L/C Obligations of all Revolving Lenders in respect of Letters of Credit issued for the account of Approved Borrowers that are Foreign Subsidiaries shall not exceed $25,000,000 in the aggregate at anytime outstanding.
(b)    The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.
Section 2.05.    Revolving Credit Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Revolving Credit Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Revolving Credit Lender to make any Standby Loan shall not in itself relieve any other Revolving Credit Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any Standby Loan required to be made by such other Revolving Credit Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.06. The Competitive Loans and Standby Loans comprising any Borrowing shall be in (i) an aggregate principal amount which is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple or (ii) an aggregate principal amount (when added to the L/C Obligations then outstanding) equal to the remaining balance of the available applicable Revolving Credit Commitments.
(b)    Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurocurrency Standby Loans or Base Rate Loans, as the Borrowers may request pursuant to Section 2.06 or 2.07, as applicable. Each Revolving Credit Lender may at its option make any Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that none of the Borrowers shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Standby Loans of any Revolving Credit Lender being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Revolving Credit Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds (in the case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency not later than 11:00 a.m., New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall by 12:00 (noon), New York City time, in the case of fundings to an account in New York City, or 12:00 (noon), local time, in the case of fundings to an account in another jurisdiction, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request, which account must be in the country of the currency of the Loan (it being understood that the funding may be for the credit of an account outside such country) or in a country that is a member of the European Union, in the case of Borrowings denominated in Euros, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Revolving Credit Lenders. Competitive Loans shall be made by the Revolving Credit Lender or Revolving Credit Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.06 in the amounts so accepted and Standby Loans shall be made by the Revolving Credit Lenders pro rata in accordance with Section 2.18. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the time of any Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s portion of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then to the extent that such Revolving Credit Lender shall not have made such portion available to the Administrative Agent, such Revolving Credit Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Revolving Credit Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Revolving Credit Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Revolving Credit Lender’s Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.
(d)    Notwithstanding any other provision of this Agreement, none of the Borrowers shall be entitled to request, or to elect to convert or continue, any Borrowing of Revolving Credit Loans if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.
Section 2.06.    Competitive Bid Procedure.
(a)    In order to request Competitive Bids, a Borrower shall hand deliver, telecopy or send in *pdf format via electronic mail to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-l hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No Base Rate Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-l hereto may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (A) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) the aggregate principal amount of such Borrowing, (D) the currency of such Borrowing and (E) the Interest Period with respect thereto (which may not end after the Revolving Credit Termination Date). If no election as to the currency of Borrowing is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Revolving Credit Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

(b)    Each Revolving Credit Lender may, in its sole discretion, make one or more Competitive Bids to a Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Revolving Credit Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurocurrency Competitive Borrowing not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 hereto may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the applicable Borrower, and the Administrative Agent shall notify the Revolving Credit Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount (which (x) shall be in a minimum principal amount of the Borrowing Minimum and in an integral multiple of the Borrowing Multiple, (y) shall be expressed in Dollars or, in the case of an Alternative Currency Borrowing, in both the Alternative Currency and the Assigned Dollar Value thereof and (z) may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Revolving Credit Lender is willing to make to the applicable Borrower, (B) the Competitive Bid Rate or Rates at which the Revolving Credit Lender is prepared to make the Competitive Loan or Loans and (C) the Interest Period and the last day thereof. If any Revolving Credit Lender shall elect not to make a Competitive Bid, such Revolving Credit Lender shall so notify the Administrative Agent by telecopier (I) in the case of Eurocurrency Competitive Loans, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Revolving Credit Lender to give such notice shall not cause such Revolving Credit Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Revolving Credit Lender pursuant to this paragraph (b) shall be irrevocable.
(c)    The Administrative Agent shall promptly notify the applicable Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Revolving Credit Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the applicable Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.06.
(d)    The applicable Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier or in *pdf format sent via electronic mail in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurocurrency Competitive Borrowing, not later than 11:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the applicable Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if such Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in (x) a minimum principal amount of the Borrowing Minimum and an integral multiple of the Borrowing Multiple or (y) an aggregate principal amount equal to the remaining balance of the available applicable Revolving Credit Commitments; provided further, however, that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of 1,000,000 units (or, in the case of Sterling, 500,000 units) of the applicable currency or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of 1,000,000 units (or, in the case of Sterling, 500,000 units) of the applicable currency in a manner which shall be in the discretion of the applicable Borrower. A notice given by the applicable Borrower pursuant to this paragraph (d) shall be irrevocable.
(e)    The Administrative Agent shall promptly notify each bidding Revolving Credit Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.
(f)    A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.
(g)    If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Credit Lender, it shall submit such bid directly to the applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.
(h)    All notices required by this Section 2.06 shall be given in accordance with Section 10.02.
Section 2.07.    Standby Borrowing Procedure.
In order to request a Standby Borrowing, a Borrower shall hand deliver, telecopy or send in *pdf format via electronic mail to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 hereto, to be received by the Administrative Agent (a) in the case of a Eurocurrency Standby Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the aggregate principal amount of the Borrowing (which shall be in a minimum principal amount of the Borrowing Minimum and in an integral multiple of the Borrowing Multiple), (iv) the currency of such Borrowing (which, in the case of a Base Rate Borrowing, shall be Dollars) and (v) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto. If no election as to the currency of Borrowing is specified in any Standby Borrowing Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, if the Dollar Equivalent of a Standby Borrowing would exceed the remaining available Total Revolving Credit Commitments, then such Standby Borrowing shall be reduced to the Alternative Currency Equivalent of available Total Revolving Credit Commitments. The Administrative Agent shall promptly advise the Revolving Credit Lenders of any notice given pursuant to this Section 2.07 (and the contents thereof), of each Lender’s portion of the requested Borrowing and, in the case of an Alternative Currency Borrowing, of the Dollar Equivalent of the Alternative Currency amount specified in the applicable Standby Borrowing Request and the Spot Exchange Rate utilized to determine such Dollar Equivalent.
Section 2.08.    Repayment of Loans; Evidence of Debt. (a) (i) The Borrowers hereby unconditionally, and jointly and severally, promise to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (ii) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8), provided that each Revolving Credit Loan that is a Competitive Loan shall be repaid on the last day of the Interest Period applicable to such Competitive Loan and (iii) the principal amount of each Term Loan of such Term Loan Lender made to such Borrower in installments according to the amortization schedule set forth in Section 2.03 (or on such earlier date on which the Term Loans become due and payable pursuant to Article 8). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender made to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to Section 2.08(c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
(e)    Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of such Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively (a “Term Note” or “Revolving Credit Note”, respectively), with appropriate insertions as to date and principal amount.

Section 2.09.    Fees. (a) The Company agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Revolving Credit Termination Date and any other date on which the Revolving Credit Loans of such Lender shall be repaid (or on the date of termination of such Lender’s Revolving Credit Commitment if such Lender has no Standby Loans outstanding after such date), a commitment fee (a “Commitment Fee”) equal to the Commitment Fee Percentage of the daily average amount of the unused Revolving Credit Commitment of such Lender (whether or not the conditions set forth in Section 5.03 shall have been satisfied), during the preceding quarter (or shorter period commencing with the date hereof or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Revolving Credit Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender is terminated. Anything herein to the contrary notwithstanding, during such period that a Revolving Credit Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Commitment Fees accruing during such period (without prejudice to the rights of the Revolving Credit Lenders other than Defaulting Lenders in respect of such fees).
(b)    The Company agrees to pay to the Administrative Agent for the account of each New Term Loan A Lender on the Closing Date an upfront fee (which may be structured as original issue discount) equal to 0.75% of the New Term Loan A Loans funded by such New Term Loan A Lender on such date.
(c)    [Reserved].
(d)    The Company agrees to pay to the Agents, for their own respective accounts, the fees in the amounts and on the dates agreed to in writing by the Company and the Agents.
(e)    All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.
Section 2.10.    Termination or Reduction of Commitments.
(a)    The Initial Term Loan Commitment of each Term Loan Lender shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of the Initial Term Loans on such date). Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.
(b)    Upon at least three Business Days’ prior irrevocable written (provided that a such notice may state that it is conditioned upon the effectiveness of other credit facilities, incurrence of other Indebtedness or consummation of another transaction (such as a Change of Control), in which case such notice may be revoked by the Company if such condition is not satisfied prior to the stated effective date of the termination or reduction set forth in such notice) or telecopy notice to the Administrative Agent, the Company (on behalf of all the Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Total Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Revolving Credit Commitments to an amount less than the sum of (x) the aggregate outstanding principal amount (or Assigned Dollar Value, in the case of Revolving Credit Loans denominated in Alternative Currencies) of the Competitive Loans and Standby Loans and (y) the L/C Obligations outstanding at such time. Notwithstanding the foregoing, as long as no Default or

Event of Default is continuing, the Company may terminate the unused amount of the Revolving Credit Commitment of a Defaulting Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (which will promptly notify the Revolving Credit Lenders thereof), it being understood that such termination will not be deemed to be a waiver or release of any claim any of the Borrowers or the Administrative Agent may have against such Defaulting Lender.
(c)    Subject to the last sentence of Section 2.10(b) and to Section 2.25, reduction in the Total Revolving Credit Commitments hereunder shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments. Subject to the last sentence of Section 2.09(a), the Company shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but not including the date of such termination or reduction.
(d)    A Revolving Credit Commitment terminated or reduced under this Section 2.10 may not be reinstated.
(e)    On the fifth Business Day following the receipt of the Net Cash Proceeds of any Specified Disposition (or, if earlier, the date on which any prepayment of the Term Loans is made with respect to such Specified Disposition pursuant to Section 2.12(b)), the Total Revolving Credit Commitments shall be automatically and permanently reduced (without further action on the part of any Person) to the extent necessary to cause the Total Net Leverage Ratio, on a Pro Forma Basis recomputed as of the end of the most recently ended Test Period (and assuming for such purposes that the Total Revolving Credit Commitments were fully used and, for the avoidance of doubt, after giving effect to any prepayment of the Term Loans made in connection with such Specified Disposition pursuant to Section 2.12(b) and any other prepayment, redemption, repurchase, defeasance or discharge of any Indebtedness made in connection with such Specified Disposition), to be not greater than 3.00:1.00. The amount of any required mandatory termination of Total Revolving Credit Commitments pursuant to this Section 2.10(e) shall be determined in good faith by the Company and set forth in a certificate signed by a Responsible Officer (which certificate shall set forth in reasonable detail the calculation of the amount of such mandatory reduction of the Total Revolving Credit Commitments) delivered to the Administrative Agent not later than the fifth Business Day following the receipt of the Net Cash Proceeds of the applicable Specified Disposition (or, if earlier, the date on which any prepayment of the Term Loans is made in connection with such Specified Disposition pursuant to Section 2.12(b)), and the Administrative Agent shall give the Lenders prompt written notice of the amount of any such required mandatory reduction of the Total Revolving Credit Commitments. The provisions of Section 2.10(c) shall apply to any such mandatory reduction of the Total Revolving Credit Commitments.
(f)    On the fifth Business Day following the consummation of any Specified Distribution (or, if earlier, the date on which any prepayment of the Term Loans is made with respect to such Specified Distribution pursuant to Section 2.12(c)), the Total Revolving Credit Commitments shall be automatically and permanently reduced (without further action on the part of any Person) to the extent necessary to cause the Total Net Leverage Ratio, on a Pro Forma Basis recomputed as of the end of the most recently ended Test Period (and assuming for such purposes that the Total Revolving Credit Commitments were fully used and, for the avoidance of doubt, after giving effect to any prepayment of the Term Loans made substantially simultaneously in connection with such Specified Distribution pursuant to Section 2.12(c) and any other prepayment, redemption, repurchase, defeasance or discharge of any Indebtedness made in connection with such Specified Distribution), to be not greater than 3.00:1.00. The amount of any required mandatory termination of Total Revolving Credit Commitments pursuant to this Section 2.10(f) shall be determined in good faith by the Company and set forth in a certificate signed by a Responsible

Officer (which certificate shall set forth in reasonable detail the calculation of the amount of such mandatory reduction of the Total Revolving Credit Commitments) delivered to the Administrative Agent not later than the fifth Business Day following the occurrence of the Specified Distribution (or, if earlier, the date on which any prepayment of the Term Loans is made in connection with such Specified Distribution pursuant to Section 2.12(c)), and the Administrative Agent shall give the Lenders prompt written notice of the amount of any such required mandatory reduction of the Total Revolving Credit Commitments. The provisions of Section 2.10(c) shall apply to any such mandatory reduction of the Total Revolving Credit Commitments.
Section 2.11.    Optional Prepayments. (a) The Borrowers may at any time and from time to time prepay the Loans (other than Competitive Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent, (i) no later than 11:00 a.m., New York City time, three Business Days prior thereto in the case of Eurocurrency Loans and (ii) no later than 11:00 a.m., New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurocurrency Loans or Base Rate Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21, provided, further, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, incurrence of other Indebtedness or consummation of another transaction (such as a Change of Control), in which case such notice may be revoked by the Company if such condition is not satisfied prior to the stated effective date of the termination or reduction set forth in such notice. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked as contemplated above), together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans of any Class shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, the Borrowers shall not have the right to prepay any Competitive Loans.
(b)    Each prepayment of Term Loans pursuant to this Section 2.11 shall be applied to the remaining scheduled installments of the Term Loans as directed by the Borrower and in the absence of such direction, to the remaining scheduled installments of the Term Loans in direct order of maturity.
Section 2.12.    Mandatory Prepayments. (a) If any Indebtedness shall be incurred by the Company or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.02), then not later than the next Business Day following such incurrence, the Term Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such incurrence.
(b)    If on any date following the Closing Date the Company or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless the Company intends to acquire or repair assets useful in the business of, or otherwise reinvest in, the Company and its Restricted Subsidiaries with all or any portion of the relevant Net Cash Proceeds, not later than the fifth Business Day following the receipt by the Company or such Subsidiary of such Net Cash Proceeds, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided that (i) any such prepayment shall only be required with the aggregate amount of Net Cash Proceeds from any Asset Sale or Recovery Event received in any fiscal year of the Company in excess of $20,000,000, (ii) notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount (or, in the case of a Reinvestment Prepayment Date described in clause (b) of the definition thereof with respect to only a portion of the relevant Reinvestment Deferred Amount, an amount equal to such portion) with respect to the relevant Reinvestment Event and (iii) the aggregate amount of Net Cash Proceeds that the Company may apply to the acquisition or repair of assets useful in the business of, or otherwise reinvest in, the Company and its Restricted Subsidiaries, in lieu of prepaying the Term Loans following the Closing Date shall not exceed $100,000,000, provided however that Net Cash Proceeds from any Specified Disposition shall not be subject to any reinvestment rights and shall instead be applied in its entirety to prepay the Term Loans.
(c)    Not later than five Business Days following a Specified Distribution, the Company shall prepay in full all outstanding Term Loans.
(d)    In the event of any termination of all the Revolving Credit Commitments, each Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Loans and replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect to) all outstanding Letters of Credit issued by such Issuing Lender. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the sum of (i) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders plus (ii) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all the Revolving Credit Lenders plus (iii) the L/C Obligations then outstanding shall at any time exceed the Total Revolving Credit Commitment, then (A) on the last day of any Interest Period for any Eurocurrency Standby Borrowing and (B) on any other date in the event any Base Rate Borrowing shall be outstanding, the Borrowers shall prepay Standby Loans in an amount equal to the lesser of (x) the amount necessary to eliminate such excess and (y) the amount of the applicable Borrowings referred to in subclauses (i) and (ii) above and, after the Revolving Credit Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Lender with respect to) Letters of Credit issued by such Issuing Lender in an amount sufficient to eliminate such excess; provided, that in the case of any mandatory reduction of the Total Revolving Credit Commitments pursuant to Section 2.10(e), such prepayments of Revolving Credit Loans and replacement or cancellation of (or such making of other arrangements with respect to) Letters of Credit shall be completed simultaneous with the effectiveness of such mandatory reduction of the Revolving Credit Commitments. If, on any date, the sum of (1) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders and (2) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all the Revolving Credit Lenders shall exceed 105% of the Total Revolving Credit Commitments (less the L/C Commitment), then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Standby Borrowings in an aggregate principal amount sufficient to eliminate such excess. On the date of any termination or reduction of the Revolving Credit Commitments pursuant to this clause (d), the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the Revolving Extensions of Credit will not exceed the Total Revolving Credit Commitments after giving effect to such termination or reduction
(e)    Notwithstanding any other provisions of this Section 2.12, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale (other than a Specified Disposition) by a Foreign Subsidiary are prohibited or delayed by applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary duties of directors and managers of Foreign Subsidiaries) from being repatriated to the United States or passed on to or used for the benefit of the Company, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.12 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as applicable local law delays or will not permit repatriation thereof to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts in compliance with applicable law to effect such repatriation), and once such repatriation to the United States of any of such affected Net Cash Proceeds is permitted under applicable local law, such repatriation to the United States will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans to the extent otherwise required under this Section 2.12 and (B) to the extent that the Company has determined in good faith that repatriation to the United States of any of or all the Net Cash Proceeds of any Disposition (other than a Specified Disposition) by a Foreign Subsidiary or passing on to or use thereof for the benefit of the Company would cause significant adverse tax consequences to the Company or any of its Restricted Subsidiaries, such Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date 180 days from the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments to the extent otherwise required under Section 2.12(b), the Company applies an amount equal to such Net Cash Proceeds to such prepayments as if such Net Cash Proceeds had been received by or was attributable to the Company rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or deemed repatriated under Section 956 of the Code) to the United States (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary). For the avoidance of doubt, but without limiting the Company’s obligations under this Section 2.12, in no circumstance shall this Section 2.12 require any Foreign Subsidiary to make any dividend of or otherwise repatriate for the benefit of the Company any portion of any Net Cash Proceeds received by such Foreign Subsidiary.
(f)    All prepayments made pursuant to this Section 2.12 shall be subject to Section 2.21, but shall otherwise be without premium or penalty, and shall be accompanied by accrued interest on the principal amount to be repaid to but excluding the date of payment.
(g)    Each prepayment of Term Loans pursuant to this Section 2.12 shall be applied to the remaining scheduled installments of the Term Loans as directed by the Company and in the absence of such direction, to the remaining scheduled installments of the Term Loans in direct order of maturity.
(h)    The Company shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.
(i)    With respect to any mandatory prepayments of the Term Loans under this Section 2.12 (other than Section 2.12(a), 2.12(b)(only with respect to a Specified Disposition) and 2.12(c)), each Term Loan Lender may reject all or a portion of its Term Loan Percentage, or other applicable share provided for under this Agreement, of such mandatory prepayment of Term Loans (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Loan Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Subject to the terms of this Agreement, any Declined Proceeds remaining shall be retained by the Company.

Section 2.13.    Conversion and Continuation Options. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Standby Borrowing and/or Eurocurrency Term Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The Borrower may elect from time to time to convert its Borrowings to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Standby Borrowing and/or Eurocurrency Term Borrowing , as applicable, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone, telecopy or in *pdf format sent via electronic mail by (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the effective date of such election and/or conversion and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the effective date of such election and/or conversion. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery, telecopy or in *pdf format sent via electronic mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit A-7 hereto. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing (it being understood that the Term Loans shall always be denominated in Dollars) or (ii) elect an Interest Period for Eurocurrency Loans that would end after the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.05 (to the extent applicable) and paragraph (e) of this Section:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be converted to a Base Rate Borrowing and (ii) in the case of any other Eurocurrency Borrowing, continue as a Eurocurrency Borrowing in the same currency and with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders, so notifies the Company in writing, then, so long as an Event of Default is continuing (i) no outstanding Term Borrowing and/or Standby Borrowing that is denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.14.    Minimum Amounts and Maximum Number of Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) with respect each Facility after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche for such Facility shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) (i) no more than 5 Eurocurrency Tranches with respect to the Term Loan Facility shall be outstanding at any one time and (ii) no more than 10 Eurocurrency Tranches (which for the avoidance of doubt shall include all Dollar denominated and Alternative Currency denominated Eurocurrency Tranches) with respect to the Revolving Credit Facility shall be outstanding at any one time.
Section 2.15.    Interest Rates and Payment Dates. (a) Subject to the provisions of Section 2.16, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days), at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan in Dollars or any Alternative Currency (other than Euros), the Adjusted LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect, (ii) in the case of each Eurocurrency Standby Loan in Euros, the Adjusted EURIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect, (iii) in the case of each Eurocurrency Competitive Loan denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Competitive Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.06, (iv) in the case of each Eurocurrency Competitive Loan denominated in Euros, the EURIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Competitive Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant toSection 2.06 and (v) in the case of each Eurocurrency Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect.
(b)    Subject to the provisions of Section 2.16, (i) each Base Rate Borrowing of Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate) at a rate per annum equal to the Base Rate plus the Applicable Margin from time to time in effect with respect to Term Loans that are Base Rate Loans and (ii) each Base Rate Borrowing of Revolving Credit Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate plus the Applicable Margin from time to time in effect with respect to Revolving Credit Loans that are Base Rate Loans.
(c)    Subject to the provisions of Section 2.16, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.06.
(d)    With respect to each Facility, the Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of an Adjusted LIBO Rate and/or Adjusted EURIBO Rate, as applicable. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Statutory Reserves Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate
(e)    Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan provided that interest accruing pursuant to Section 2.16 shall be payable from time to time on demand. In the event of any conversion of any Eurocurrency Standby Loan and/or Eurocurrency Term Loan, as applicable, prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The applicable LIBO Rate, EURIBO Rate or Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent of the respective Facility, and such determination shall be conclusive absent manifest error.
(f)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.
Section 2.16.    Default Interest. (a) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.16 plus 2% or (ii) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).
(b)    If all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (to the extent legally permitted) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

Section 2.17.    Inability To Determine Interest Rate.
(a)    In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type, the Administrative Agent shall have determined that Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the LIBO Rate or EURIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the Lenders and, until the Administrative Agent shall have advised the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.06 shall be of no force or effect and shall be denied by the Administrative Agent, (ii) any request by a Borrower for a Eurocurrency Term Borrowing, Eurocurrency Standby Borrowing of the affected Type or in the affected currency shall be deemed to be a request for a Base Rate Borrowing denominated in Dollars and (iii) any Interest Election Request that requests the conversion of any Standby Borrowing and/or Term Borrowing to, or continuation of any Standby Borrowing or Term Borrowing, as applicable, as, a Eurocurrency Borrowing shall be ineffective, and unless repaid such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, as a Base Rate Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Margin.
(b)    In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type the Administrative Agent shall have been advised by the Majority Facility Lenders in respect of the relevant Facility that the rates at which Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurocurrency Loans during such Interest Period, the Administrative Agent, may in consultation with the affected Lenders, give written or telecopy notice of such determination to the Company, the applicable Borrower and the applicable Lenders and until the Administrative Agent shall have advised the Company, the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.06 may be denied by the Administrative Agent, (ii) any request by a Borrower for a Eurocurrency Standby Borrowing of the affected Type or in the affected currency may deemed to be a request for a Base Rate Borrowing denominated in Dollars, (iii) any request by a Borrower for a Eurocurrency Term Borrowing of the affected Type may deemed to be a request for a Base Rate Borrowing and (iv) any Interest Election Request that requests the conversion of any Term Borrowing and/or Standby Borrowing to, or continuation of any Term Borrowing and/or Standby Borrowing, as applicable, a Eurocurrency Borrowing may be deemed ineffective, and unless repaid such Borrowing may be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, as a Base Rate Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the applicable Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, as notified to the Company no later than one Business Day prior to the last day of such applicable Interest Period, plus the Applicable Margin.

(c)    Each determination by the Administrative Agent under this Section 2.17 shall be conclusive absent manifest error.
Section 2.18.    Pro Rata Treatment and Payments. (a) Each Borrowing of Term Loans by the Company from the Term Loan Lenders hereunder, shall be made pro rata according to the respective Term Loan Percentages of the Term Loan Lenders. Each payment of interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Term Loan Lenders pro rata according to the respective amounts then due and owing to the applicable Term Loan Lenders.
(b)    Each payment on account of principal of the Term Loans outstanding under the Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Amounts paid or prepaid in respect of Term Loans may not be reborrowed. For the avoidance of doubt, Section 2.18(a) and (b) do not prohibit non pro rata payments of differing Classes of Term Loans to the extent otherwise permitted hereunder.
(c)    Except as required under Section 2.22 or as provided in Section 2.25, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing into, or continuation of, a Standby Borrowing of any Type, shall be allocated pro rata among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Revolving Credit Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Revolving Credit Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining (i) the aggregate available Revolving Credit Commitments of the Revolving Credit Lenders at any time and (ii) the available Revolving Credit Commitment of each Revolving Credit Lender, each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Credit Commitments of the Revolving Credit Lenders (including those Revolving Credit Lenders which shall not have made Revolving Credit Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Revolving Credit Commitments; provided, however, that for purposes of determining payments of Commitment Fees under Section 2.09, each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Credit Commitments of only the Revolving Credit Lenders that have made Competitive Loans comprising such Competitive Borrowing (it being understood that the Revolving Credit Commitment of Revolving Credit Lenders which shall not have made Revolving Credit Loans as part of such Competitive Borrowing shall not be deemed utilized as a result of such Competitive Borrowing). Each Revolving Credit Lender agrees that in computing such Revolving Credit Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Revolving Credit Lender’s Revolving Credit Percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.
(d)    Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to each Issuing Lender that issued such Letter of Credit.

(e)    The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made first, to Base Rate Loans under such Facility and second, to Eurocurrency Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.
(f)    All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by any Borrower after 1:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(g)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.
(h)    Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by any Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.
(i)    This Section 2.18 shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express provisions of this Agreement, including differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders and payments made in connection with an assignment permitted under Section 10.06. This Section 2.18 shall be subject to the provisions of Section 2.22 and Section 2.24.
(j)    Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.
Section 2.19.    Requirements of Law. (a) If any Change in Law:
(i)    shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for (a) Non-Excluded Taxes, (b) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (c) net income Taxes, branch profit Taxes and franchise Taxes imposed as a result of a present or former connection between such Lender or Issuing Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s or such Issuing Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender that is not otherwise included in the determination of the Adjusted LIBO Rate or the Adjusted EURIBO Rate hereunder or any Issuing Lender; or
(iii)    shall impose on any Lender, any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement, Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, Fixed Rate Loans or of maintaining its obligation to make any such Loan or issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or issue Letters of Credit), or to reduce any amount received or receivable hereunder in respect thereof (whether principal, interest or any other amount), then, in any such case, the Company shall promptly pay such Lender or Issuing Lender, as the case may be, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender, as the case may be, for such increased cost or reduced amount receivable; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Company of such Lender’s or Issuing Lender’s, as the case may be, intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect; provided further that such Lender’s (or Issuing Lender’s) general policy is to make such claims against all similarly situated borrowers. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)    If any Lender or any Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital adequacy or liquidity has or shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by any Issuing Lender to a level below that which such Lender, such Issuing Lender or such holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Issuing Lender’s or such holding company’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, after submission by such Lender or such Issuing Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or holding company, as the case may be, for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender or any Issuing Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Absent manifest error, the Company shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate delivered by it within 15 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.20.    Taxes. (a) All payments made by or on account of any obligation of any Loan Party under this Agreement and each other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (together, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction), (ii) any Taxes attributable to such Agent’s or Lender’s failure or inability to comply with the requirements of paragraph (e), (f) or (h) of this Section, (iii) any United States withholding Taxes imposed on amounts payable to such Agent or such Lender at the time such Agent or Lender becomes a party to this Agreement, except (x) to the extent that such Agent’s or Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a) and (y) in the case of any assignment occurring pursuant to Section 10.19 and (iv) any U.S. federal withholding Tax imposed under FATCA (any Taxes described in clauses (i)- (iv), “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed on or with respect to any amounts payable to the Agent or any Lender by or on account of any Loan Party under any Loan Document (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes including those imposed or asserted on or attributable to amounts payable pursuant to this paragraph (a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)    In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof, a copy of the return reporting such payment, or other evidence of such payment. The Borrowers shall indemnify each Agent and each Lender for (i) the full amount of any Non-Excluded Taxes or Other Taxes paid by such Agent or Lender and (ii) any reasonable out-of-pocket expenses arising therefrom or with respect thereto, provided such Agent or Lender, as the case may be, provides the Company with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Administrative Agent, as promptly as possible after demand therefor, for (i) any Non-Excluded Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(e)    Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) whichever of the following is applicable: (i) two accurate, complete and executed copies of Internal Revenue Service Form W-8ECI (or successor forms), (ii) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 and (y) two accurate, complete and executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form), (iv) to the extent that a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), two accurate, complete and executed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Non-U.S. Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a certificate substantially in the form of Exhibit G-3 or Exhibit G-4, Internal Revenue Service Form W-9 and/or other documents from each beneficial owner, as applicable, that would be required under this Section 2.20(e) if such beneficial owner were a Lender; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit G-2 (in lieu of a certificate substantially in the form of Exhibit G-3 or Exhibit G-4) on behalf of each such direct and indirect partner(s), and (v) if it is legally entitled to do so, two accurate and complete original signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming complete exemption from, or reduction in, U.S. federal withholding tax on any payments to such Lender under this Agreement and any other Loan Document. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer legally able to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The Administrative Agent shall deliver to the Company two copies of (i) if the Administrative Agent is a “United States person” as defined in Section 7701(a)(3) of the Code, Internal Revenue Service Form W-9, or (ii) if the Administrative Agent is not a “United States person” as defined in Section 7701(a)(30) of the Code, a duly executed U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY evidencing its agreement with the Borrowers to be treated as a United States person with respect to payments under this Agreement and the Loan Documents. If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lenders’ obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the Closing Date. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(f)    A Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent),upon the reasonable request of the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense and would not materially prejudice the commercial or legal position of such Lender.
(g)    If a Lender determines, in its sole discretion, that it has received a refund of Taxes as to which it has been indemnified by any Borrower, or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 180 days from the date of its determination pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that each Borrower, upon request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus applicable interest imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will such Lender or the Administrative Agent be required to pay any amount to such Borrower pursuant to this paragraph the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns to the Company or any other person.
(h)    Each Lender that is a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two accurate, complete and executed copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service.
Section 2.21.    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than for lost profits) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Fixed Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment or conversion of Eurocurrency Loans or Fixed Rate Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 10.19(b). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.22.    Illegality. (a) Notwithstanding any other provision herein, (x) if any Change in Law shall make it unlawful for any Lender to make or maintain (A) any Eurocurrency Loan or Alternative Currency Loan or (B) any Loan to an Approved Borrower that is a Foreign Subsidiary, in each case as contemplated by this Agreement, as notified in writing by such Lender to the Administrative Agent and the Company or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in such Alternative Currency or to any Borrower, then, in each case, by written notice to the Company and to the Administrative Agent, such Lender may:
(i)    declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request by a Borrower for a Eurocurrency Standby Borrowing, Eurocurrency Term Borrowing or Alternative Currency Borrowing (in the affected currency or currencies or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for a Base Rate Loan or a Loan denominated in Dollars, as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn), provided further that if such Lender is a Revolving Credit Lender, such Lender shall not submit a Competitive Bid in response to a request for such Alternative Currency Loans or Eurocurrency Competitive Loans;
(ii)    require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, made by it be converted to Base Rate Loans denominated in Dollars in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower) shall be automatically converted to Base Rate Loans denominated in Dollars as of the effective date of such notice as provided in paragraph (b) below; and
(iii)    in the case of any Loan made to an Approved Borrower that is a Foreign Subsidiary, require that (A) such Loan be prepaid on the last day of the Interest Period for such Loan occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) such Borrower take all reasonable actions requested by such Lender to mitigate or avoid such illegality (it being agreed that if a Loan to such requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn).
In the event any Lender shall exercise its rights under (i) or ý(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the Base Rate Loans or Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Loans denominated in Dollars, as the case may be. In the event any Alternative Currency Loan is converted into a Loan denominated in Dollars pursuant to this Section, (A) the principal amount of such Loan shall be deemed to be an amount equal to the Assigned Dollar Value of such Alternative Currency Loan determined based upon the applicable Spot Exchange Rate as of the Denomination Date for the Borrowing which includes such Alternative Currency Loan and (B) the applicable Borrower shall indemnify the Lender of such converted Alternative Currency Loan against any loss it sustains as a result of such conversion.
(b)    For purposes of this Section 2.22, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.
Section 2.23.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.22 or requiring payment of additional amounts pursuant to Section 2.20 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20 or 2.22.
Section 2.24.    Incremental Credit Extensions. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the applicable Lenders), request (x) one or more increases in any existing tranche of Term Loans or one or more additional tranches of term loan commitments (the “Incremental Term Loan Commitments” and the loans made thereunder, the “Incremental Term Loans” ) or (y) one or more increases in the amount of the Revolving Credit Commitments and/or additional tranches of Revolving Credit Commitments (each such increase or additional tranche, an “Incremental Revolving Credit Commitment” and the Revolving Credit Loans made pursuant thereto, the “Incremental Revolving Credit Loans”), provided that (i) both at the time of any such request and after giving effect to the effectiveness of any Incremental Amendment referred to below (including, in the case of any Incremental Term Loan, after giving effect thereto), no Event of Default (or in connection with any Limited Condition Transaction no Event of Default under Section 8(a) or Section 8(f)) shall have occurred and be continuing, (ii) the aggregate principal amount of Incremental Term Loans and Incremental Revolving Credit Commitments that shall be incurred or that shall become effective shall not exceed the Incremental Cap Amount, (iii) the representations and warranties in Article 4 shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the effective date of such Incremental Term Loan or Incremental Revolving Credit Commitment (or, at the option of the Company, in the case of Incremental Term Loans or Incremental Revolving Credit Commitments incurred to finance a Limited Condition Transaction, on the date on which the definitive agreement for such acquisition or investment is entered into) (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date); (iv) each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $50,000,000 and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 provided that, in each case, such amount may be less than such amount if (x) such amount represents all remaining availability under the limit set forth in clause (ii) above or (y) if otherwise agreed to by the Administrative Agent, (v) if an Incremental Revolving Credit Commitment is requested, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating in reasonable detail that after giving effect to the incurrence of such Incremental Revolving Credit Commitment (assuming a full drawing thereof) and the use of proceeds thereof on a Pro Forma Basis the Company would be in compliance with the Financial Covenants recomputed as of the end of the most recently ended Test Period; (vi) the Borrower shall deliver to the Administrative Agent (a) a certificate of each Loan Party dated as of the date of such increase signed by an authorized officer of such Loan Party certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such increase and (b) customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each lender under the Incremental Term Loans or Incremental Revolving Credit Commitment, as applicable, on the date thereof, dated as of the effective date of such increase and (vii) there shall be not more than two separate tranches of Revolving Credit Commitments and Incremental Revolving Credit Commitments in effect at any time.
(b)    (i) The Incremental Term Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans; (ii) the Incremental Term Loans shall not mature earlier than the Latest Maturity Date applicable to any Term Loan then outstanding; (iii) the Incremental Term Loans shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the existing Term Loans; (iv) the Incremental Term Loans shall be treated on a pro rata or less than pro rata basis in any mandatory and voluntary prepayments of the existing Term Loans; (v) if the Effective Yield for the Incremental Term Loans as of the date of incurrence of such Incremental Term Loans exceeds the sum of the Effective Yield then applicable to the Initial Term Loans and 0.50% (the amount of such excess being referred to herein as the “Term Loan Yield Differential”), then the Applicable Margin then in effect for such Initial Term Loans shall automatically be increased by the Term Loan Yield Differential, effective upon the making of the Incremental Term Loans, provided that any differential in Effective Yield on account of a differential in interest rate floors shall be required only to the extent an increase in the interest rate floor applicable to such Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to such Initial Term Loans shall be increased to the extent of such differential between interest rate floors; (vi) except as otherwise specified in this Section 2.24, the terms and conditions applicable to Incremental Term Loans shall be on substantially the same terms and conditions (taken as a whole) as the existing Term Loans, other than (x) maturity date, pricing, (including interest rate floors, interest rate margin, original issue discount, upfront fees and call protection) and amortization, (y) immaterial terms and (z) terms and conditions that are either only applicable after the Latest Maturity Date of any existing Term Loans or, to the extent such terms are more favorable to the lenders providing such Incremental Term Loans than those applicable to the existing Term Loans, are added for the benefit of the Lenders of the existing Term Loans pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent and (vii) any Incremental Term Loans shall have amortization equal to or in excess of 5.00% per annum.
(c)    Incremental Revolving Credit Commitments consisting of an additional tranche of revolving loans and commitments shall be on the same terms and conditions as the Initial Revolving Credit Commitments (other than (x) maturity date and pricing, (including interest rate floors, interest rate margin, original issue discount, upfront fees and call protection), (y) immaterial terms and (z) terms and conditions that are either only applicable after the Latest Maturity Date of any existing Revolving Credit Loans or, to the extent such terms are more favorable to the lenders providing such Incremental Revolving Credit Commitments than those applicable to the existing Revolving Credit Commitments, are added for the benefit of the Lenders of the existing Revolving Credit Loans pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent); provided that no Incremental Revolving Credit Commitment shall have a final maturity date earlier than the then existing Latest Maturity Date with respect to Revolving Credit Commitments.
(d)    Each notice from the Company pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender or by any Additional Lender, provided that the Administrative Agent and, with respect to Incremental Revolving Credit Commitments, each Issuing Lender shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments if such consent would be required under Section 10.06 for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.
(e)    The Incremental Term Loan Commitments and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment or the provision of a new Incremental Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”)

to this Agreement and, as appropriate, the other Loan Documents, executed (in the case of such amendment to this Agreement) by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.
(f)    Any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 2.24(a), of the payment of any fees payable in connection therewith and such other conditions as the parties thereto shall agree. The Borrowers may use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it affirmatively agrees in its sole discretion.
(g)    To the extent that the Incremental Revolving Credit Commitments requested pursuant to this Section 2.24 consist of increases in the existing Revolving Credit Commitments, (i) each Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each a “Incremental Revolving Credit Commitment Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender with a Revolving Credit Commitment (including each such Incremental Revolving Credit Commitment Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders with Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment and (ii) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.21. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)    Notwithstanding anything to the contrary in this Agreement, this Section 2.24 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the Borrower and the Administrative Agent may amend Section 2.18 solely to the extent necessary to give effect to the permitted terms and conditions of any Incremental Amendment.
Section 2.25.    Approved Borrowers.
(a)    The Company may, at any time or from time to time, upon not less than 10 Business Days’ notice to the Administrative Agent and subject to the consent of the Majority Revolving Credit Facility Lenders, designate one or more wholly owned Restricted Subsidiaries as Borrowers hereunder in respect of the Revolving Credit Facility by furnishing to the Administrative Agent a letter (a “Designation Letter”) substantially in the form of Exhibit H hereto, duly completed and executed by the Company and such Restricted Subsidiary. As soon as practicable upon receipt of any such Designation Letter, the Administrative Agent shall send a copy thereof to each Revolving Credit Lender. Any Restricted

Subsidiary so designated shall become an Approved Borrower if consented to by the Majority Revolving Credit Facility Lenders. There may be no more than ten Approved Borrowers at any one time. So long as all principal and interest on all Loans of any Approved Borrower have been paid in full, the Company may terminate an Approved Borrower’s status as an Approved Borrower by furnishing to the Administrative Agent a letter (a “Termination Letter”), substantially in the form of Exhibit K hereto, duly completed and executed by the Company and such Approved Borrower. Any Termination Letter furnished in accordance with this Section 2.25 shall be effective upon receipt by the Administrative Agent. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Approved Borrower shall not affect any obligation of such Approved Borrower theretofore incurred. Each Restricted Subsidiary set forth in Schedule 2.25 hereto shall be deemed an Approved Borrower until delivery of a Termination Letter with respect to such Subsidiary. Notwithstanding any other provision herein, no Revolving Credit Lender shall be required to make any Revolving Credit Loan to an Approved Borrower if (i) any applicable law or regulation shall make it unlawful for any such Lender to make or maintain any such Loan, (ii) such Lender lacks any required license or other governmental or regulatory authorization in the applicable jurisdiction or (iii) doing so, would cause administrative or operational issues for such Lender or would result in such Lender incurring additional costs and expenses (including taxes)(such Revolving Credit Lender, a “Protesting Lender”).
(b)    As soon as practicable after receiving notice from the Company or the Administrative Agent of the Company’s intent to designate a Restricted Subsidiary as a Borrower, and in any event no later than five Business Days after the delivery of such notice, if such Restricted Subsidiary is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that is a Protesting Lender shall so notify the Company and the Administrative Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Restricted Subsidiary shall have the right to borrow hereunder, either (A) notify the Administrative Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated, transferred and assigned pursuant to Section 2.25(b), or (B) cancel its request to designate such Restricted Subsidiary as an “Approved Borrower” hereunder.
Section 2.26.    Cash Collateral. At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender the Company shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.27(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount satisfactory to each Issuing Lender (but in no event greater than the applicable Fronting Exposure).
(a)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 2.26 or Section 2.27 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein or in any other Loan Document.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26 and shall promptly be returned to the Person providing such Cash Collateral following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.27, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 2.27.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Collateral Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent or the Collateral Agent from a Defaulting Lender pursuant to Section 10.07(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the

Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Percentages under the applicable Facility without giving effect to Section 2.27(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.27(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.26.
(C)    With respect to any Commitment Fee or L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company or the relevant Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.27(a)(iv), (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.03 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Extensions of Credit of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in Section 2.27(a)(iv) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.26.

(b)    Defaulting Lender Cure. If the Company, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.27(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.28.    Additional Costs.
(a)    If and so long as any Revolving Credit Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority or regulation (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate) in respect of any of such Lender’s Eurocurrency Loans in any Alternative Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
(b)    Any additional interest owed pursuant to paragraph (a) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
(c)    If the cost to any Revolving Credit Lender of making or maintaining any Revolving Credit Loan to any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error. This Section 2.28(c)Section 2.28(c) shall not apply with respect to Taxes.

Section 2.29.    Extension of Loans.
(a)    The Company may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Extension Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Extension Offer, a “Specified Class”) to make one or more amendments (a “Loan Extension Amendment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company; provided that (i) any such offer shall be made by the Company to all Lenders with Loans of the Specified Class with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans and Commitments), (ii) no Default or Event of Default shall have occurred and be continuing at the time of any such offer, (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company and (iv) in the case of any Loan Extension Amendment relating to the Revolving Credit Commitments, each Issuing Lender shall have approved such Loan Extension Amendment. Such notice shall set forth (x) the terms and conditions of the requested Loan Extension Amendment and (y) the date on which such Loan Extension Amendment is requested to become effective (which shall not be less than five Business Days after the date of such notice, unless otherwise reasonably agreed to by the Administrative Agent). Loan Extension Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Extension Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such Lender’s acceptance has been made. No Lender shall be deemed to have accepted any Loan Extension Offer unless it shall have affirmatively done so, it being further understood that no Lender shall have any obligation to accept any Loan Extension Offer.
(b)    A Loan Extension Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Extension Agreement”) executed and delivered by the Borrowers, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Extension Agreement. Each Loan Extension Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers, to give effect to the provisions of this Section 2.29, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of Loans and/or Commitments hereunder; provided that (i) no Loan Extension Agreement may provide for any Specified Class to be secured by any Collateral or other assets of any Loan Party that does not also secure the Obligations and (ii) any such Extended Term Loans or Extended Revolving Credit Loans (or Extended Revolving Credit Commitments) may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with the other Loans and Commitments hereunder; provided, further, that in the case of any Loan Extension Offer relating to Revolving Credit Commitments or Revolving Credit Loans, except as otherwise agreed to by each Issuing Lender, (x) the allocation of the participation exposure with respect to any then existing or subsequently issued Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Credit Commitments in a manner substantially consistent with Section 2.30(b) and otherwise satisfactory to each Issuing Lender; provided, that if so provided in the relevant Loan Extension Agreement and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the maturity date applicable to the remaining Revolving Credit Commitments shall at the time of the maturity date thereof, be reallocated to Lenders holding Extended Revolving Credit Loans or Extended Revolving Credit Commitments (but only to the extent of any unused capacity under such Excluded Revolving Credit

Commitments) and (y) the maturity date for any Revolving Credit Loan may not be extended without the prior written consent of each Issuing Lender.
(c)    A Loan Extension Agreement may (i) permit all or any of the scheduled amortization payments of principal of Loans of any Specified Class to be delayed to later dates than the scheduled amortization payments of principal of the existing Loans, to the extent provided in the applicable Loan Extension Agreement, provided however, that at no time shall there be Classes of Loans hereunder (including Loans modified pursuant to this Section 2.29 and any refinancing loans under Section 2.30) which have more than five (5) different maturity dates; (ii) permit the Effective Yield with respect to such Specified Class of Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) to be different than the Effective Yield for existing Loans, in each case, to the extent provided in the applicable Loan Extension Agreement; (iii) provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Loan Extension Agreement (immediately prior to the establishment of such Specified Class of Loans); and (iv)provide for any Specified Class of Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no such Loans may be optionally prepaid (or commitments in respect thereof permanently reduced) prior to the date on which all Loans and/or Commitments with an earlier final stated maturity (including existing Loans and Commitments from which they were modified pursuant to a Loan Extension Agreement) are repaid in full, unless such optional prepayment or commitment reduction is accompanied by a pro rata optional prepayment of such earlier maturing Loans and/or Commitments.
(d)    Subject to Section 2.29(b), the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Extension Agreement that a minimum amount (to be determined and specified in the relevant Loan Extension Offer in the Borrower’s sole discretion, subject to waiver by the Borrower) of Loans of any or all applicable Classes be extended.
(e)    Notwithstanding anything to the contrary in this Agreement, this Section 2.29 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the Borrower and the Administrative Agent may amend Section 2.18 solely to the extent necessary to implement any Loan Extension Amendment.
Section 2.30.    Refinancing Amendments.
(a)    At any time after the Closing Date, the Borrowers may obtain, from any Lender or Additional Lender, Credit Agreement Refinancing Debt in respect of (x) all or any portion of the Term Loans then outstanding under this Agreement and/or (y) all or any portion of the Revolving Credit Loans then outstanding under this Agreement or any existing Class of Revolving Credit Commitments, in the form of Other Term Loans or Other Term Commitments and/or Other Revolving Credit Loans or Other Revolving Credit Commitments, respectively, as the case may be, in each case pursuant to a Refinancing Amendment (except with respect to Credit Agreement Refinancing Debt in the form of notes); provided that such Credit Agreement Refinancing Debt:
(i)    may be (x) secured and rank pari passu in right of payment with the other Loans and Commitments hereunder, (y) secured on a junior basis with the other Loans and Commitment hereunder, in each case of (x) and (y), subject to entry into a Customary Intercreditor Agreement or (z) unsecured;
(ii)    will have such pricing, premiums and optional prepayment and redemption terms as may be agreed by the Borrower and the Lenders thereof;

(iii)    will not, (A) have scheduled repayment, amortization, mandatory prepayment provisions (except in the case of other Revolving Credit Commitments, for customary mandatory prepayment provisions in the event that usage exceeds commitments) or sinking fund obligations (other than “AHYDO” catch-up payments and those related to customary asset sale, casualty events and change of control provisions) that could result in prepayment of such Indebtedness prior to the Latest Maturity Date then in effect and (B) in the case of Credit Agreement Refinancing Debt in the form of Other Revolving Credit Commitments, have scheduled or mandatory commitment reductions prior to the Latest Maturity Date with respect to the Revolving Credit Commitments being so refinanced;
(iv)    subject to clause (ii) above, the parenthetical at the end of this clause (iv) and the proviso immediately following clause (vi) below, will have terms and conditions that are either substantially identical to, or, taken as a whole, less favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Debt than, the Refinanced Credit Agreement Debt (other than immaterial terms and terms and conditions to the extent that such terms are more favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Debt than those applicable to the Refinanced Credit Agreement Debt that are added for the benefit of the Lenders pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent);
(v)    (A) the proceeds of such Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Loans being so refinanced plus accrued interest and premium, make-whole or penalty payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection with such Credit Agreement Refinancing Debt and (B) with respect to any Credit Agreement Refinancing Debt comprising Other Revolving Credit Commitments, the commitments of the Revolving Credit Facility being so refinanced shall be automatically and permanently terminated immediately upon effectiveness of such Other Revolving Credit Commitments; and
(vi)    to the extent that such Other Term Loans and Other Revolving Credit Commitments are secured by liens on the Collateral and rank pari passu in right of payment with the other Loans and Commitments hereunder, such Other Term Loans and Other Revolving Credit Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with the other Loans and Commitments hereunder;
provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the lenders or holders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained. To the extent effected pursuant to a Refinancing Amendment, the effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 5.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).
(b)    Each Class of Credit Agreement Refinancing Debt incurred under this Section 2.30 shall be in an aggregate principal amount that is either (i) sufficient to refinance the entire outstanding amount of the applicable Class of Loans and/or Commitments being refinanced pursuant to this Section 2.30 or (ii)

not less than (x) $50,000,000 in the case of a refinancing of Term Loans and (y) $25,000,000 in the case of a refinancing of Revolving Credit Commitments or Other Revolving Credit Commitments. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments as of the Closing Date. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the maturity date applicable to the Revolving Credit Facility shall be reallocated from Lenders holding Initial Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(c)    Notwithstanding anything to the contrary in this Section 2.30 or otherwise, (i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (ii) in respect of Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments, (iii) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (iv) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.
(d)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Commitments, Other Revolving Credit Loans and/or Other Revolving Credit Commitments).
(e)    Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any intercreditor agreement (or to effect a replacement of any intercreditor agreement or put in place a Customary Intercreditor Agreement, as applicable) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.30.
(f)    Notwithstanding anything to the contrary in this Agreement, this Section 2.30 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the Borrower and the

Administrative Agent may amend Section 2.18 solely to the extent necessary to give effect to the permitted terms and conditions of any Refinancing Amendment.

Article 3
Letters of Credit
Section 3.01.    L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.04(a), agrees to issue letters of credit for the account of the Borrowers on any Business Day, during the period from and including the Closing Date to the earlier of (v) the date that is 30 days prior to the Revolving Credit Termination Date and (w) the termination of the Revolving Credit Commitments in accordance with the terms hereof, in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, immediately after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, (iii) the Revolving Extensions of Credit of any Lender would exceed such Lender’s Revolving Credit Commitment or (iv) the L/C Obligations in respect of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Fronting Cap. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Unless otherwise agreed by the applicable Issuing Lender, Letters of Credit issued shall only be standby Letters of Credit.
(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
Section 3.02.    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Company. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof).
Section 3.03.    Fees and Other Charges. (a) The Company will pay a fee (an “L/C Fee”) on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each March 31, June 30, September 30 and December 31 after the issuance date. In addition, the Company shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 0.125% per annum or such other amount as may be separately agreed to between the Company and the relevant Issuing Lender. Such fronting fee shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 after the issuance date.
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.04.    L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and each L/C Disbursement made by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if such Issuing Lender makes any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) in Dollars, an amount equal to such L/C Participant’s Revolving Credit Percentage of such L/C Disbursement, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, abatement, withholding, reduction, defense or other right that such L/C Participant may have against each Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.04(a) in respect of any unreimbursed portion of any L/C Disbursement made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within one Business Day after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) in Dollars, an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.04(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three

Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after an Issuing Lender has made any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.04(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that if any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.
Section 3.05.    Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse each Issuing Lender, by the next Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of an L/C Disbursement made by such Issuing Lender, for the amount of (a) such L/C Disbursement and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such L/C Disbursement (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b)(ii) and (ii) thereafter, Section 2.16. If any Borrower fails to so reimburse such Issuing Lender, such Borrower shall be deemed to have requested a borrowing pursuant to Section 2.05 of Base Rate Loans in the amount of such L/C Disbursement, the making of any such borrowing to be subject to the conditions set forth in Section 5.03 (other than delivery of a borrowing notice); provided that if such conditions are not satisfied, the procedures specified in Section 3.04 for funding by L/C Participants shall apply. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans that are Standby Loans could be made, pursuant to Section 2.05, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.
Section 3.06.    Obligations Absolute. The Borrowers’ obligations under this Article 3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(a)    any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(b)    any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(c)    the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Lender, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(d)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(e)    payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(f)    any other act or omission to act or delay of any kind of the applicable Issuing Lender, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.
Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers under this Article 3 will not be excused by the gross negligence or willful misconduct of the applicable Issuing Lender. However, the foregoing shall not be construed to excuse the applicable Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Lender’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit issued by such Issuing Lender (i) such Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Lender.
Section 3.07.    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Company and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.
Section 3.08.    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.

Section 3.09.    Resignation. Any Issuing Lender may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Company, and may be removed at any time by the Company by notice to such Issuing Lender, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Lender hereunder by a Lender that shall agree to serve as a successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Lender. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees owing to the retiring Issuing Lender pursuant to Section 3.03(b). The acceptance of any appointment as an Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (1) such successor Lender shall have all the rights and obligations of such previous Issuing Lender under this Agreement and the other Loan Documents and (2) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or removal of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
Section 3.10.    Additional Issuing Lenders. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing lender. Any Lender designated as an issuing lender pursuant to this Section 3.10 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

Article 4
Representations and Warranties
To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company hereby represents and warrants to each Agent and each Lender that:
Section 4.01.    Financial Condition. Except as otherwise set forth therein, the Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year end audit adjustments and the absence of footnotes.
Section 4.02.    No Change. Since December 31, 2014 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 4.03.    Corporate Existence; Compliance with Law. Each of the Company and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under the law of such jurisdiction), except (i) with respect to the good standing of its Foreign Subsidiaries that do not constitute a material portion of the business of the Company and its Restricted Subsidiaries, taken as a whole, and (ii) other than with respect to any Borrower, where such failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction (to the extent such concepts are applicable under the law of such jurisdiction) where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.04.    Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder in accordance with the terms and conditions hereof. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.18 and filings required under the Exchange Act in respect of the transactions contemplated hereby and (iii) consents, authorizations, filings and notices the failure of which to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute (in each case, assuming due execution by the parties other than the Loan Parties party thereto), a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Capital Stock in Foreign Subsidiaries.
Section 4.05.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate or conflict with any Requirement of Law or any material Contractual Obligation of the Company or any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents), except (other than with respect to (i) violations or conflicts with Organizational Documents and (ii) creation or imposition of Liens) as could not reasonably be expected to have a Material Adverse Effect.

Section 4.06.    No Material Litigation. Except as disclosed on Schedule 4.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Restricted Subsidiaries or against any of their respective properties or revenues (a) as of the Closing Date, with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
Section 4.07.    No Default. Neither the Company nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 4.08.    Ownership of Property; Liens; Insurance. (a) Each of the Company and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other tangible Property, except, in each case, as could not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 7.03.
(b)    The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
Section 4.09.    Intellectual Property. Except as described on Schedule 4.09 and except as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Except as described on Schedule 4.09, no claim has been asserted in writing to the Company or any of its Restricted Subsidiaries and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, in each case, that could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 4.09, the use of Intellectual Property by the Company and its Restricted Subsidiaries does not infringe on the Intellectual Property rights of any Person in any manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 4.10.    Taxes. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Company and its Restricted Subsidiaries has filed or caused to be filed all Federal and state income tax returns and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Restricted Subsidiaries, as the case may be).
(b)    Except as disclosed to the Lenders in writing prior to the delivery of such Approved Borrower’s Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein (other than any net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction)), imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Approved Borrower pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter or this Agreement.
Section 4.11.    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates or is inconsistent with the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form U 1 referred to in Regulation U. None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock”.
Section 4.12.    Labor Matters. There are no strikes or other labor disputes against the Company or any of its Restricted Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Restricted Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.
Section 4.13.    ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event nor an ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any applicable Plan that is not a Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred other than pursuant to a standard termination under Title IV of ERISA, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Company and remains in force, during such five-year period, (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) is as reflected in the actuarial report of McKonly & Asbury prepared as of December 31, 2013 is accurate and such report fairly presents the funded status of such Single Employer Plan on the basis set forth therein, (d) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (e) no such Multiemployer Plan is in Reorganization or Insolvent.
Section 4.14.    Investment Company Act. No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.15.    Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Company as of the Closing Date. Schedule 4.15(a) sets forth as of the Closing Date the name and jurisdiction of formation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.
(b)    As of the Closing Date there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than warrants, options, restricted stock units, restricted stock, phantom stock units, stock appreciation rights or other similar securities or rights granted to current or former employees, officers, consultants or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as disclosed on Schedule 4.15(b).
Section 4.16.    Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their required Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that are reasonably expected to be required of any of them based on anticipated operational changes or proposed or existing Environmental Laws will be timely obtained and complied with, without material expense; and compliance with any Environmental Law or Environmental Permit that is or is reasonably expected to become applicable to any of them based on existing or proposed Environmental Laws will be timely attained and maintained, without material expense;
(b)    Materials of Environmental Concern are not present at, on, under, in, from or about any real property now or, to the knowledge of the Company or any of its Subsidiaries, formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company or any of its Subsidiaries, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to Environmental Liability of the Company or any of its Subsidiaries, (ii) interfere with the Company’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries;
(c)    There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened;
(d)    Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, in each case, (i) under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to exposure to, or releases of or the disposal or the arranging for disposal or transport for disposal, leaking or emission of, any Materials of Environmental Concern and (ii) that remains outstanding and/or imposes ongoing obligations;

(e)    Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to any Environmental Liability or to compliance with any Environmental Law, in each case that remains outstanding or imposes ongoing obligations; and
(f)    Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any Environmental Liability that remains outstanding or imposes ongoing obligations.
Section 4.17.    Accuracy of Information, Etc. No written statement or information contained in this Agreement, any other Loan Document, the Lender Presentation or any other document, certificate or statement (other than projections, pro forma financial information and information of a general economic or industry nature) furnished from time to time to the Administrative Agent or the Lenders or any of them pursuant to or in connection with this Agreement or any of the other Loan Documents, taken as a whole, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Lender Presentation, as of the Closing Date), as modified or supplemented by any other information so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole. The projections and pro forma financial information contained in the materials referenced above and all Projections delivered pursuant to Section 6.02(c) are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 4.18.    Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Subject to Section 4.02(b) of the Guarantee and Collateral Agreement, in the case of the Pledged Stock represented by certificates described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (other than Intellectual Property (as defined in the Guarantee and Collateral Agreement)), when financing statements in appropriate form are duly completed and filed in the offices specified on Schedule 4.18(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.03), in each case to the extent security interests in such Collateral may be perfected by delivery of such certificates representing Pledged Stock or such filings.
(b)    Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Company and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 4.18(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in the Recordable Intellectual Property in which a security interest may be perfected by making filings with the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 7.03.
(c)    Each Mortgage (when duly executed and delivered) shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Property described therein and proceeds thereof; and when such Mortgage is filed in the recording office designated by the Company, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Property described therein and the proceeds thereof, as security for the Obligations (as defined in such Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by such Mortgage or Section 7.03). Schedule 4.18(c) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Company or any of its Domestic Subsidiaries that has a value, in the reasonable opinion of the Company, in excess of $5,000,000.
Section 4.19.    Solvency. As of the Closing Date, the Loan Parties (taken as a whole) are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be, Solvent.
Section 4.20.    Sanctioned Persons. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries is a Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or owned 50% or more, directly or indirectly, by any Person or Persons included on any such list; nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory where such location, organization or residency would make it a target of Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with Sanctions.
Section 4.21.    Foreign Corrupt Practices Act. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries has, in the past three years, committed a violation of applicable Sanctions, applicable anti-money laundering laws, or the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption law, and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
Section 4.22.    Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes specified in Section 6.10. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Sanctions or any applicable anti-corruption laws.

Article 5
Conditions Precedent
Section 5.01.    Conditions to Effectiveness of this Agreement and the Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction of each of the Lenders, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)    The Administrative Agent shall have received in .pdf format (followed promptly by originals) and unless otherwise specified, properly executed by a Responsible Officer of the signing Loan Party and by each other party thereto, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement and the Guarantee and Collateral Agreement;
(ii)    counterparts of the Revolver Amendment Agreement duly executed by the Lenders under the Existing Credit Agreement, the Loan Parties and the agent under the Existing Credit Agreement;
(iii)    a Term Borrowing Request and a Standby Borrowing Request;
(iv)    certificates of good standing from the secretary of state of the state of organization of each Loan Party, customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the organizational documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(v)    customary legal opinions from (x) Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Loan Parties and (y) the general counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent;
(vi)    a certificate of a Responsible Officer certifying that the conditions in Sections 5.01(d) and (e) have been satisfied; and
a solvency certificate from a Responsible Officer of the Company (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit L.
(b)    [Reserved.]
(c)    The Collateral Agent shall have received:
(i)    a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Company;
(ii)    a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.05 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss-payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Collateral Agent;
(iii)    (x) the certificated securities pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificated security executed in blank by a Responsible Officer of the pledgor thereof and (y) subject to Section 6.12(c), each promissory note, if any, required to be pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement, endorsed in blank or accompanied by an executed transfer form in blank by the pledgor thereof;
(iv)    customary lien searches in the relevant jurisdictions (including UCC, tax and judgment lien searches and searches of the United States Patent and Trademark Office and the United States Copyright Office) as of a recent date; and
(v)    all UCC financing statements and short form intellectual property security agreements required to be filed or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described in the Security Documents (to the extent a Lien on such Collateral may be perfected by the filing of such financing statement or security agreement).
(d)    The representations and warranties set forth in Article 4 shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified by materiality shall be true and correct in all respects.
(e)    At the time of and immediately after giving effect to the initial Borrowing on the Closing Date, no Default or Event of Default shall have occurred and be continuing.
(f)    The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information in respect of the Borrowers and the Subsidiary Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested in writing by it at least ten (10) Business Days prior to the Closing Date.
(g)    All fees and other amounts due and payable to the administrative agent or the lenders under the Existing Credit Agreement on or prior to the Closing Date shall have been paid.
(h)    All fees and expenses (in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrowers)) required to be paid hereunder on the Closing Date shall have been paid, or shall be paid substantially concurrently with the initial Borrowing on the Closing Date.
Section 5.02.    First Borrowing By Each Approved Borrower. On the date of any Approved Borrower’s initial Borrowing hereunder, the obligations of the Revolving Credit Lenders to make Loans to such Approved Borrower are subject to the satisfaction (or waiver in accordance with Section 10.01) of each of the conditions set forth in Section 5.03 and the following further conditions:
(a)    The Administrative Agent shall have received a favorable written opinion of the general counsel of such Approved Borrower dated as of a recent date and addressed to the Lenders, to the effect set forth in Exhibit E hereto, subject to necessary changes to reflect local law.
(b)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or such other analogous documents), including all amendments thereto, of such Approved Borrower, certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Administrative Agent, and a certificate as to the good standing (or other analogous certification to the extent available) of such Approved Borrower as of a recent date, from such Secretary of State (or other appropriate Governmental Authority) or such other evidence reasonably acceptable to the Administrative Agent; (ii) a certificate of the Secretary or Assistant Secretary of such Approved Borrower dated the date on which such Loans are to be made and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of such Approved Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolution of such Approved Borrower described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Approved Borrower authorizing the execution, delivery and performance of the Designation Letter delivered by such Approved Borrower and the borrowings hereunder by such Approved Borrower, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other analogous documents) of such Approved Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably acceptable to the Administrative Agent) furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Approved Borrower executing the Designation Letter delivered by such Approved Borrower or any other document delivered in connection herewith or therewith; (iii) a certificate of another officer of such Approved Borrower as to the incumbency and signature of the Secretary or such Assistant Secretary of such Approved Borrower executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or counsel for the Administrative Agent, may reasonably request.
(c)    The Administrative Agent shall have received (with sufficient copies for each Lender) a Designation Letter, duly executed by such Approved Borrower and the Company and acknowledged by the Administrative Agent.
(d)    The Administrative Agent shall have received certificates of each of the Company and the applicable Approved Borrower, dated such date and signed, in the case of the Company, by a Responsible Officer of the Company, and in the case of any Borrower other than the Company, a Responsible Officer of such Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of Section 5.03.
(e)    To the extent required, the Company and/or such Approved Borrower shall have executed and delivered one or more Revolving Notes to each Lender that has requested delivery of the same pursuant to Section 2.08(e).
(f)    The Administrative Agent shall have received such other documents or information as the Administrative Agent may reasonably require, including any documents or information requested by any Lender through the Administrative Agent (such as documents or information in connection with any Lender’s “know your customer” requirements), so long as the Administrative Agent shall have requested such documents or information a reasonably period of time prior to such date.
(g)    Upon the satisfaction of the conditions precedent set forth in this Section 5.02, such Approved Borrower shall become a Borrower hereunder with the same force and effect as if originally named as a Borrower hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower as a party to this Agreement.
Section 5.03.    Conditions to each Extension of Credit. The agreement of each Lender to make any extension of credit (other than pursuant to Section 3.05 or a continuation or conversion of a Loan in accordance with the terms of this Agreement and except as otherwise expressly provided in Section 2.24)

requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date).
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)    Notice. The Administrative Agent shall have received a Borrowing Request requesting such extension of credit to the extent required hereunder.
Each borrowing (other than pursuant to Section 3.05 or a continuation or conversion of a Loan in accordance with the terms of this Agreement and except as otherwise expressly provided in Section 2.24) by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in paragraphs (a) and (b) of this Section 5.03 have been satisfied.

Article 6
Affirmative Covenants
The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than any Letter of Credit that has been Cash Collateralized or backstopped by a back-stop Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall and shall cause its Restricted Subsidiaries to:
Section 6.01.    Financial Statements. Furnish to the Administrative Agent (on behalf of and for distribution to the applicable Lenders):
(a)    promptly after available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing other than with respect to or resulting from (i) the maturity of any Indebtedness or (ii) any potential inability to satisfy any financial covenant (including the Financial Covenants) on a future date or for a future period; and
(b)    promptly after available, but in any event not later than 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company (commencing with the fiscal quarter ending March 31, 2016), the unaudited consolidated (i) balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, (ii) statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and (iii) statements of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in the case of clause (i) in comparative form the figures as of the end of the previous fiscal year and in the case of clauses (ii) and (iii) in comparative form the figures for the corresponding periods in the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein), subject, in the case of financial statements delivered pursuant to clause (b), to the absence of footnotes and to normal year end audit adjustments.
Section 6.02.    Certificates; Other Information. Furnish to the Administrative Agent (on behalf of and for distribution to the applicable Lenders):
(a)    [Reserved];
(b)    concurrently with the delivery of any financial statements pursuant to Section 6.01, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, except as specified in such certificate, no Default or Event of Default has occurred and is continuing, (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Company and its Restricted Subsidiaries with the Financial Covenants as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be and (y) to the extent not previously disclosed to the Collateral Agent, a listing of any Recordable Intellectual Property acquired by the Company or any Subsidiary Guarantor since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) (and concurrently with or promptly after delivery of such certificate, the Company shall deliver or cause to be delivered signed intellectual property security agreements with respect to any Recordable Intellectual Property listed thereon), (iii) to the extent that the Company has designated any Unrestricted Subsidiary, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (iv) a description of the Designated Bilateral Letters of Credit issued during the preceding fiscal quarter;
(c)    promptly after available, and in any event no later than 90 days after the end of each fiscal year of the Company, a reasonably detailed consolidated budget for the following fiscal year in form and substance reasonably satisfactory to the Administrative Agent (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on good faith estimates and assumptions believed by such Responsible Officer to be reasonable at the time made (it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount);
(d)    within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter of the Company, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous fiscal year;

(e)    within five days after the same are sent, copies of all financial statements and reports that the Company generally sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC;
(f)    promptly after the request by any Lender through the Administrative Agent, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(g)    to the extent required under Section 6.05, annual renewals of any flood insurance policy or force-placed flood insurance policy; and
(h)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to furnish such other information to the extent that the Company or such Restricted Subsidiary has determined in good faith that (x) it is prohibited from furnishing such other information by a Requirement of Law or a Contractual Obligation (it being understood and agreed that this Section 6.02(h) shall not be applied to augment the periodic reporting obligations of the Company under this Agreement), (y) constitutes non-financial trade secrets or non-financial proprietary information or (z) such information is subject to attorney-client or similar privilege or constitutes attorney work product.
As to any information contained in materials furnished pursuant to Section 6.02(e), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) or under paragraph (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) or (b) or under paragraph (d) above at the times specified therein. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet and gives written notice thereof to the Administrative Agent; or (ii) on which such documents are posted on a U.S. government website or on the Company’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
Section 6.03.    Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except (x) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Restricted Subsidiaries, as the case may be or (y) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.04.    Conduct of Business and Maintenance of Existence; Compliance. (i) Preserve, renew and keep in full force and effect its organizational existence in its jurisdiction of organization, except (other than with respect to the Company) where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case of clauses (i) and (ii), as otherwise permitted by Section 7.04 of this Agreement or Section 5.04 of the Guarantee and Collateral Agreement and except, in the case of clause (ii), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law (x) in the case of the USA PATRIOT Act and the FCPA, in all material respects and (y) otherwise, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.05.    Maintenance of Property; Insurance. (i) Keep all Property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted and except where failure to do so could individually or in the aggregate not reasonably be expected to have a Material Adverse Effect, (ii) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (iii) notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Closing Date, the Company shall deliver to the Collateral Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy required pursuant to any Loan Document, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Company shall cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Determination Form, Company Notice and Evidence of Flood Insurance, as applicable.
Section 6.06.    Inspection of Property; Books and Records; Discussions; Maintenance of Ratings. (a) (i) Keep proper books of records and account in which true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit the Administrative Agent or any representatives thereof and, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and representatives of the Administrative Agent or any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Restricted Subsidiaries with officers and employees of the Company and its Restricted Subsidiaries and with its independent certified public accountants; provided that unless an Event of Default shall have occurred and be continuing, (x) the Administrative Agent and its representatives shall not have the right to make visits or inspections on more than two occasions during any fiscal year and (y) no more than one visit by the Administrative Agent or its representatives in any fiscal year shall be at the expense of the Company. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall not be required to disclose any information to the extent that the Company or such Restricted Subsidiary has determined in good faith that (x) it is prohibited from furnishing such other information by a Requirement of Law or a Contractual Obligation (it being understood and agreed that this Section 6.06 shall not be applied to augment the periodic reporting obligations of the Company under this Agreement), (y) constitutes non-financial trade secrets or non-financial proprietary information or (z) such information is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)    Use commercially reasonable efforts to cause the Term Loan Facility to be continuously rated (but no specific rating) by S&P and Moody’s on a public basis, and use commercially reasonable efforts to maintain a public corporate rating (but no specific rating) from S&P and a public corporate family rating (but no specific rating) from Moody’s, in each case in respect of the Company.
Section 6.07.    Notices. Promptly give notice to the Administrative Agent (on behalf of and for distribution to the applicable Lenders) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries (and in the case of any such default or event of default other than by the Company or any of its Restricted Subsidiaries, which the Company has actual knowledge of) or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Restricted Subsidiaries and any Governmental Authority, that in the case of either (i) or (ii) of this clause (b) could reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding directly affecting the Company or any of its Restricted Subsidiaries (i) which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) which relates to any Loan Document; and
(d)    the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan on the assets of the Company or any withdrawal by the Company or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Multiemployer Plan, and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;
(e)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company or the relevant Restricted Subsidiary proposes to take with respect thereto.
Section 6.08.    Additional Collateral, Etc. (a) With respect to any Property acquired after the Closing Date by the Company or any Subsidiary Guarantor (other than (w) any interest in real property or any Property described in paragraph (b) of this Section 6.08, (x) any Property subject to a Lien permitted by Section 7.03(g) or (y) Property acquired by an Excluded Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement and such other documents (including intellectual property security agreements) as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property (to the extent such Property is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement) and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject, except in the case of the pledge of Capital Stock of any Subsidiary, to Liens permitted by Section 7.03) in such Property (to the extent required by the Guarantee and Collateral Agreement), including without limitation, the filing of Uniform Commercial Code financing statements and/or intellectual property security agreements as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Collateral Agent.
(b)    With respect to any fee simple interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by the Company or any Subsidiary Guarantor (or owned by any Person that becomes a Subsidiary Guarantor), within 60 days following the date of such acquisition of such real property or the date on which such Person becomes a Subsidiary Guarantor (or such longer period as the Collateral Agent shall reasonably agree), (i) execute and deliver a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, deliver to the Collateral Agent (A) a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject only to Liens permitted by Section 7.03), (B) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey by a duly registered and licensed land surveyor for which all necessary fees have been paid dated a date reasonably acceptable to the Collateral Agent, certified to the Collateral Agent and the title company in a manner reasonably satisfactory to the Collateral Agent, (C) to the extent required by Financial Institutions Reform, Recovery, and Enforcement Act of 1989, Pub.L. 101-73, 103 Stat. 183, enacted August 9, 1989, or any other applicable law, an appraisal, and (D) an opinion of local counsel reasonably satisfactory to the Collateral Agent. No later than three Business Days (or such later date as the Collateral Agent shall reasonably agree) prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.08(b), in order to comply with the Flood Laws, the Collateral Agent shall have received the following documents (collectively, the “Flood Documents”): (1) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (2) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Company (“Company Notice”) and (if applicable) notification to the Company that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Company’s receipt of the Company Notice (e.g., countersigned Company Notice, return receipt of certified U.S. Mail, or overnight delivery), and (4) if the Company Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Company’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”).
(c)    With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), by the Company or any of its Restricted Subsidiaries (other than by an Excluded Subsidiary), within 45 days following the date of such creation or acquisition (or such longer period as the Collateral Agent shall reasonably agree), (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any Subsidiary Guarantor (to the extent such Capital Stock is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (to the extent such Capital Stock is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary Guarantor, as the case may be and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject, except in the case of the pledge of any Capital Stock of any Subsidiary, to Liens permitted by Section 7.03) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary to the extent required by the Guarantee and Collateral Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements and intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law and if reasonably requested by the Collateral Agent, with respect to any Subsidiary other than an Immaterial Subsidiary, deliver to the Collateral Agent customary legal opinions relating to the matters described above.
Section 6.09.    Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Agent or such Lender may be required to obtain from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
Section 6.10.    Use of Proceeds. Use proceeds of the Term Loans solely to refinance all or a portion of the loans outstanding under the Existing Credit Agreement and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used to (x) fund working capital and for general corporate purposes of the Company and its subsidiaries (including capital expenditures and Permitted Acquisitions) and (y) pay fees and expenses in connection with the Transactions.
Section 6.11.    Designation of Subsidiaries. The board of directors of the Company may at any time designate any Restricted Subsidiary (other than an Approved Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) the Company shall be in compliance with the Financial Covenants on a Pro Forma Basis as of the last day of the most recently ended Test Period at the time of such designation and (c) at least ten days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering requirements, including the PATRIOT Act, with respect to such Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company and its Subsidiaries therein at the date of designation in an amount set forth in the definition of “Investment”. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.12.    Post Closing Matters. (a)    No later than 90 days subsequent to the Closing Date (or such later date as may be reasonably agreed to by the Administrative Agent), the Company and each Subsidiary Guarantor shall, with respect to the Mortgaged Properties listed under the heading “Real Properties Collateral” on Schedule 6.12, deliver to the Collateral Agent (a) an original executed counterpart of a Mortgage (and arrangements reasonably satisfactory to the Collateral Agent shall have been made for the recordation of each of the Mortgages in the appropriate filing or recording office), (b) a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject only to Liens permitted by Section 7.03), (c) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey by a duly registered and licensed land surveyor for which all necessary fees have been paid dated a date reasonably acceptable to the Collateral Agent, certified to the Collateral Agent and the title company in a manner reasonably satisfactory to the Collateral Agent, (d) to the extent required by Financial Institutions Reform, Recovery, and Enforcement Act of 1989, Pub.L. 101-73, 103 Stat. 183, enacted August 9, 1989, or any other applicable law, an appraisal, and (e) an opinion of local counsel reasonably satisfactory to the Collateral Agent. No later than three Business Days (or such later date as may be reasonably agreed to by the Administrative Agent) prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.12, in order to comply with the Flood Laws, the Collateral Agent shall have received the Flood Documents.
(b)    No later than 90 days subsequent to the Closing Date (or such later date as may be reasonably agreed to by the Administrative Agent), the Company shall execute and deliver, or cause to be executed and delivered, such instruments, certificates or documents, and take such actions, as the Collateral Agent may reasonably request in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in, all right, title of the Company in the aircraft collateral described in Schedule 6.12 under the heading “Civil Aircraft Airframe and Engines Collateral” and proceeds thereof, which Lien shall be prior to all other Liens on such aircraft collateral in existence on the date hereof except for Liens permitted by the Credit Agreement and in connection therewith, cause to be delivered to the Collateral Agent customary legal opinions relating to the matters described above.
(c)    No later than 5 days subsequent to the Closing Date (or such later date as may be reasonably agreed to by the Administrative Agent), the Company shall cause to be delivered to the Collateral Agent the promissory notes described in Schedule 6.12 under the heading “Floating Rate Loan Notes Collateral”, in each case, either endorsed in blank or accompanied by an executed transfer form in blank by the pledgor thereof.

Article 7
Negative Covenants
The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than any Letter of Credit that has been Cash Collateralized or backstopped by a back-stop Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
Section 7.01.    Financial Covenants.

(a)    (i) Prior to the consummation of a Specified Disposition or Specified Distribution, permit the Total Net Leverage Ratio on a Pro Forma Basis as at the last day of any Test Period to exceed (x) in the case of any Test Period ended on or before December 31, 2016, 4.00:1.00, (y) in the case of any Test Period ended after December 31, 2016 and on or before June 30, 2017, 3.75:1.00 and (z) in the case of any Test Period ending after June 30, 2017, 3.50:1.00 and (ii) subsequent to the consummation of a Specified Disposition or Specified Distribution, permit the Total Net Leverage Ratio on a Pro Forma Basis as at the last day of any Test Period ended following the consummation of such Specified Disposition or Specified Distribution to exceed 3.00:1.00; and
(b)    Permit the ratio of Consolidated EBITDA to Consolidated Interest Charges, on a Pro Forma Basis at any time on or after the date hereof to be less than 3.00:1.00.
Section 7.02.    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of any Loan Party pursuant to any Loan Document (including Indebtedness incurred pursuant to Section 2.24, Section 2.29 or Section 2.30);
(b)    Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or any other Restricted Subsidiary, in each case so long as any such Indebtedness owing by a Loan Party to a non-Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;
(c)    Indebtedness (including without limitation, Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently or within 270 days following the acquisition, construction, repair, replacement or improvement of the applicable asset; provided, further that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $50,000,000 at any time outstanding, and Permitted Refinancing thereof (including successive refinancings);
(d)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.02(d) and any Permitted Refinancing thereof (including successive refinancings);
(e)    Guarantee Obligations of the Company or any of its Restricted Subsidiaries in respect of Indebtedness permitted under this Section 7.02, provided, that no Guarantee Obligations of any Restricted Subsidiary of the 2018 Senior Notes or any Indebtedness permitted under Section 7.02(j) shall be permitted unless such Restricted Subsidiary is a Subsidiary Guarantor;
(f)    Indebtedness in respect of the 2018 Senior Notes and any Permitted Refinancing thereof (including successive refinancing);
(g)    Credit Agreement Refinancing Debt;
(h)    Indebtedness incurred to finance deferred insurance premiums in the ordinary course of business;
(i)    Indebtedness of any Restricted Subsidiary which is not a Subsidiary Guarantor; provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this clause shall not exceed $100,000,000;

(j)    Indebtedness of the Company or its Restricted Subsidiaries, so long as (i) such Indebtedness has no scheduled principal payments, prepayments or maturity, or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except customary ones, including “AHYDO” catch-up payments and in the context of asset sales, casualty events or a change of control), in each case prior to the Latest Maturity Date at the time of incurrence and (ii) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions and excluding terms and conditions applicable only after the Latest Maturity Date), when taken as a whole, are not materially more restrictive on the Company and the Restricted Subsidiaries than the terms and conditions applicable hereunder; provided that at the time of the incurrence of such Indebtedness (x) no Default or Event of Default exists or will exist after giving effect to incurrence of such Indebtedness or the use of proceeds thereof, and (y) the Company would at the time of incurrence thereof be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; provided further that Indebtedness (including Guarantee Obligations in respect thereof) incurred under this clause (j) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not, in the aggregate, exceed $25,000,000 at any time outstanding (it being understood that any Subsidiary Guarantor’s obligations in respect thereof shall, in addition, be subject to the limitations set forth in the proviso to Section 7.02(e)); and Permitted Refinancings thereof (including successive refinancings);
(k)    Permitted Acquisition Indebtedness; provided that at the time such Indebtedness is incurred and/or assumed, (x) no Default or Event of Default exists or will exist after giving effect to incurrence of such Indebtedness or the use of proceeds thereof and (y) the Company would be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; provided further however that Permitted Acquisition Indebtedness incurred by Restricted Subsidiaries which are not Subsidiary Guarantors shall not exceed $50,000,000 at any time outstanding; and any Permitted Refinancing of the foregoing (including successive refinancings);
(l)    Indebtedness under Hedge Agreements permitted under Section 7.15;
(m)    Indebtedness in respect of the Designated Bilateral Letters of Credit not exceeding an aggregate amount of $350,000,000 at any time outstanding;
(n)    Indebtedness in respect of cash management services, including treasury, depositary, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements (including commercial cards and working capital lines of credit), overdraft or similar facilities incurred in the ordinary course of business;
(o)    [Reserved];
(p)    Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (for the Company and all Restricted Subsidiaries) not to exceed $50,000,000 at any time outstanding;
(q)    Indebtedness arising under any letter of credit, performance, insurance, return-of money or surety bond or similar obligations or bank guarantees or similar arrangements, or Indebtedness arising under any indemnity agreement relating thereto, in each case entered into in the ordinary course of business;
(r)    Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(s)    Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;
(t)    Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales and Permitted Acquisitions permitted hereunder;
(u)    to the extent constituting Indebtedness, earnout obligations and other contingent consideration obligations incurred in connection with Permitted Acquisitions and Investments permitted under this Agreement;
(v)    Indebtedness incurred by the Company or any of its Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to purchase or redeem the Capital Stock of the Company or its Subsidiaries held by such current or former employee, director, manager, consultant, estate, spouse or former spouse, in each case to the extent permitted by Section 7.06(c);
(w)    Indebtedness of Foreign Subsidiaries in respect of discounting or factoring of receivables (and relating assets) pursuant to factoring arrangements entered into in the ordinary course of business; and
(x)    to the extent constituting Indebtedness, obligations under deferred compensation arrangements incurred in the ordinary course of business;
provided that notwithstanding anything to the contrary set forth in any exception to this Section 7.02, for so long as any of the 2018 Senior Notes shall be outstanding, the Company shall not permit any of the Indenture Restricted Subsidiaries to create, incur or suffer to exist any Guarantee Obligation in respect of any indebtedness of the Company (A) in reliance on the CNTA Basket (other than any such Guarantee Obligation created pursuant to the Loan Documents) or (B) that would otherwise require the 2018 Senior Notes to be equally and ratably secured with any indebtedness of the Company that is so guaranteed.
Section 7.03.    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)    Liens for taxes not overdue for a period longer than 30 days (or, if shorter, the grace period applicable thereto) or that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;
(b)    Liens of landlords arising by statute, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other Liens imposed by law, in each case created in the ordinary course of business for amounts not more than 90 days past due or that are being contested in good faith by appropriate proceedings;
(c)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)    pledges or deposits to secure the performance of or in connection with bids, contracts (other than for borrowed money), sales, leases (other than in respect of Capital Lease Obligations),

statutory obligations, surety, appeal and customs bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(e)    minor encroachments, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(f)    Liens in existence on the Closing Date listed on Schedule 7.03(f);
(g)    Liens securing Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to Section 7.02(c), provided that (i) such Liens shall be created within 270 days of the acquisition, construction, repair, replacement or improvement of the applicable assets, (ii) such Liens do not at any time encumber Property (except for additions and accessions to such Property) other than the Property financed by such Indebtedness and the proceeds and products thereof, provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets) other than the assets subject to such Capital Lease Obligations and the proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(h)    Liens securing Permitted Assumed Acquisition Indebtedness permitted pursuant to Section 7.02(k); provided that (w) the Senior Secured Net Leverage Ratio shall not exceed 2.00:1.00 on a Pro Forma Basis as of the last day of the most recently ended Test Period, (x) if such Liens are on Collateral, such Lien shall be subject to a Customary Intercreditor Agreement, (y) such Lien may not extend to any other Property of the Company or any Subsidiary other than Property of the applicable Permitted Acquisition Target and Subsidiaries thereof and (z) such Lien was not created in anticipation of or in connection with the Permitted Acquisition pursuant to which such Person became a Subsidiary of the Company;
(i)    Liens in respect of discounting or factoring of receivables (and relating assets) by Foreign Subsidiaries pursuant to factoring arrangements entered into in the ordinary course of business;
(j)    any Liens (i) created pursuant to the Security Documents or (ii) granted in favor of an Issuing Lender pursuant to arrangements designed to eliminate such Issuing Lender’s risk with respect to any Defaulting Lender’s or Defaulting Lenders’ participation in the Letters of Credit, as contemplated by Section 2.26;
(k)    any interest or title of a lessor under any operating lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
(l)    [Reserved];
(m)    Liens arising out of judgments or awards not constituting an Event of Default under paragraph (h) of Article 8;
(n)    Liens securing Indebtedness incurred to finance deferred insurance premiums permitted under paragraph (h) of Section 7.02, provided that such Liens shall be permitted only with respect to unearned premiums and dividends which may become payable under the relevant insurance policies and loss payments which reduce the unearned premiums under such insurance policies;

(o)    any Lien that is customary in the banking industry and constituting a right of set-off, revocation, refund or chargeback under a deposit agreement or under the Uniform Commercial Code of a bank or other financial institution where deposits are maintained by the Company or any Subsidiary;
(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(q)    Liens securing Indebtedness incurred pursuant to Section 7.02(i); provided no assets of the Company or any Subsidiary Guarantor are subject thereto;
(r)    Liens securing obligations not to exceed $50,000,000 at any one time;
(s)    any modifications, replacements, renewals, or extensions of any Lien permitted by paragraphs (f) or (h) above; provided, that (i) any such modification, replacement, renewal or extension Lien does not extend to any additional Property other than (A) after-acquired Property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.02;
(t)    Liens on cash collateral securing obligations under letters of credit, performance bonds, surety bonds, bank guarantees or other similar arrangements (other than Designated Bilateral Letters of Credit), not to exceed $50,000,000 at any time outstanding;
(u)    Liens in favor of any Loan Party;
(v)    leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(w)    Liens arising from precautionary UCC financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(x)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(y)    customary restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, in each case to the extent the entry into such agreements is otherwise permitted hereunder;
(z)    customary options, put and call arrangements, rights of first refusal and similar rights relating to the Capital Stock of any joint ventures, partnerships or similar investment vehicles;
(aa)    Liens on Collateral securing Credit Agreement Refinancing Debt;
provided that notwithstanding anything to the contrary set forth in any exception to this Section 7.03, for so long as any of the 2018 Senior Notes shall be outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien (A) in reliance on the CNTA Basket, other than (x) any such Lien created pursuant to the Security Documents or (y) any such Lien securing Credit Agreement Refinancing Debt, (B) on Restricted Collateral, other than (1) any such Lien created pursuant to the Security Documents, (2) any such Lien consisting of customary restrictions in any agreement to dispose of such property in a transaction permitted by Section 7.05 or (3) any such Lien permitted under Section 7.03(a), (b), (e), (j), (k) and (m) or (C) that would require the 2018 Senior Notes to be equally and ratably secured with the obligations secured by such Lien.
Section 7.04.    Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business (in one transaction or in a series of related transactions), except that:
(a)    (i) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or any other Loan Party (provided that the continuing or surviving entity is a Loan Party) and the Company shall comply with Section 6.08 in connection therewith promptly after the consummation of such transaction (provided that in the case of a merger or consolidation involving an Approved Borrower, the surviving entity shall be a pre-existing Approved Borrower) and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Restricted Subsidiary which is not a Subsidiary Guarantor;
(b)    the Company or any Restricted Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise; provided that the Company may not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)) to any Loan Party or, in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, to any other Restricted Subsidiary (and, in any such case, other than in the case of the Company, liquidate, wind up or dissolve in connection therewith);
(c)    any Permitted Acquisition may be structured as a merger with or into the Company (provided that the Company shall be the continuing or surviving corporation), with or into any other Loan Party (provided that the continuing or surviving corporation of any such merger shall be a Loan Party ), and the Company shall comply with Section 6.08 in connection therewith (provided that if any merging entity is an Approved Borrower the surviving entity of any such merger shall be a pre-existing Approved Borrower) or with or into any other Restricted Subsidiary;
(d)    any Disposition of a Subsidiary permitted by Section 7.05 may be made in the form of a merger, consolidation or amalgamation, or liquidation, winding up, dissolution or Disposition of all or substantially all of its Property or business (in one transaction or in a series of related transactions); and
(e)    any Specified Disposition permitted under Section 7.05 and Specified Distribution permitted by Section 7.06 shall, in each case, be permitted under this Section 7.04.

Section 7.05.    Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
(a)    the Disposition of property that the Company (or any Restricted Subsidiary of the Company) reasonably determines is no longer used or useful in its business, has become obsolete, damaged or surplus or is replaced in the ordinary course of business, including the lease or sublease of excess or unneeded real property not constituting a sale and leaseback;

(b)    the sale of inventory in the ordinary course of business;
(c)    Dispositions permitted by Section 7.04(b); provided that promptly after any such Disposition of any Property to the Company or a Subsidiary Guarantor, all actions reasonably required by the Collateral Agent shall be taken to insure the perfection and priority of the Liens created by the Security Documents on such Property;
(d)    the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Company or any Subsidiary Guarantor or in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, to any other Restricted Subsidiary;
(e)    Dispositions from (i) the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor; provided that promptly after any such Disposition, all actions reasonably requested by the Collateral Agent shall be taken to insure the continued perfection and priority of the Liens created by the Security Documents on such Property and assets, (ii) from a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary or (iii) from a Loan Party to a Restricted Subsidiary that is not a Loan Party;
(f)    discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof;
(g)    subject to the proviso below, unlimited Dispositions for Fair Market Value;
(h)    any Recovery Event;
(i)    Dispositions resulting from any taking or condemnation of any property of the Company or any of its Restricted Subsidiaries;
(j)    Sale and Lease-Back Transactions permitted under Section 7.10;
(k)    to the extent constituting Dispositions, Investments permitted under Section 7.07;
(l)    the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business; and
(m)    assignments and licenses of intellectual property of the Company and its Restricted Subsidiaries in the ordinary course of business;
provided, that in the case of a Specified Disposition, the Company would, immediately after giving effect to such Specified Disposition be in compliance with the Financial Covenants (as in effect after such Specified Disposition), determined on a Pro Forma Basis giving effect to such Specified Disposition as of the last day of the most recently ended Test Period (and assuming for such purposes the repayment of any Indebtedness repaid, tendered, repurchased, redeemed, defeased or discharged in connection with such Specified Disposition), provided, further, that, with respect to paragraph (g) above, no Default or Event of Default exists or will result therefrom and at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary in excess of $10,000,000 for any individual Disposition (or series of related Dispositions) shall be in the form of cash or Cash Equivalents, provided further that for purposes of this proviso, each of the following shall be deemed to be cash: (i) the amount of any liabilities (as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction (other than any such liabilities that are subordinated to the Obligations), (ii) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received) and (iii) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to clause (g) that is at that time outstanding, not to exceed $25,000,000, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
For the avoidance of doubt, any issuance or sale of Capital Stock of the Company shall not be subject to the restrictions set forth in this Section 7.05.
Section 7.06.    Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, termination or other acquisition of, any Capital Stock of the Company or any Restricted Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, in each case either directly or indirectly, whether in cash or property or in obligations of the Company or any Restricted Subsidiary (collectively, “Restricted Payments”), except that:
(a)    (i) any Restricted Subsidiary may make Restricted Payments to the Company or any Subsidiary Guarantor and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may make Restricted Payments to any other Restricted Subsidiary;
(b)    the Company may make Restricted Payments in the form of common stock of the Company;
(c)    the Company may purchase the Company’s common stock, common stock options, restricted stock, restricted stock units and similar securities from present or former officers, directors or employees of the Company or any Restricted Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments made pursuant to this paragraph (c) (net of any proceeds received by the Company in connection with resales of any common stock, common stock options, restricted stock, restricted stock units and similar securities) shall not exceed $15,000,000 during any fiscal year;
(d)    the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company upon or in connection with the exercise or vesting of warrants, options, restricted stock units or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered (or deemed surrendered) in connection with satisfying any income tax obligation incurred in connection with such exercise or vesting;
(e)    the Company may make cash payments (i) solely in lieu of the issuance of fractional shares in connection with the exercise of warrants, options, restricted stock units or other securities convertible into or exchangeable for Capital Stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 7.06 and (ii) to officers, directors, employees and consultants in respect of phantom stock, to the extent considered a Restricted Payment;
(f)    any non-wholly owned Restricted Subsidiary may, to the extent a Restricted Payment is made to the Company or another Restricted Subsidiary under this Section 7.06, make Restricted Payments to its other shareholders on a pro rata basis;

(g)    (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Company shall be in compliance with the Minimum Liquidity Test at the time of the proposed Restricted Payment and immediately after giving effect thereto, as certified by the Company to the Administrative Agent (and supported with such evidence as may be reasonably satisfactory to the Administrative Agent), the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company; provided that the aggregate amount of payments made pursuant to this Section 7.06(g) in any fiscal year shall not exceed the sum of (x) $25,000,000 and (y) the aggregate amount of cash paid to the Company for its account in such fiscal year upon the exercise or vesting of warrants, options, restricted stock units or similar rights by officers, directors or employees of the Company or its Restricted Subsidiaries in such fiscal year (it being agreed that if any portion of such permitted amount is not used in any fiscal year, then 50% of such unused portion may be used in any subsequent fiscal year and any such carried over amount shall be deemed used first in such subsequent fiscal year);
(h)    the Company may make additional cash Restricted Payments pursuant to this clause (h) in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Restricted Payment) so long as (A) no Default or Event of Default then exists or would result therefrom, and (B) the Company would at the time of and immediately after giving effect to such Restricted Payment be in compliance with the Financial Covenants, determined on a Pro Forma Basis giving effect to such Restricted Payment as of the last day of the most recently ended Test Period and (C) the Company shall be in compliance with the Minimum Liquidity Test at the time of the proposed Restricted Payment and immediately after giving effect thereto, as certified by the Company to the Administrative Agent (and supported with such evidence as may be reasonably satisfactory to the Administrative Agent);
(i)    the Company may make Restricted Payments in an amount not to exceed $17,000,000 in any fiscal year; and
(j)    the Company may make a Specified Distribution so long as (i) the Company would, immediately after giving effect to such Specified Distribution be in compliance with the Financial Covenants (as in effect after such Specified Distribution), determined on a Pro Forma Basis giving effect to such Specified Distribution as of the last day of the most recently ended Test Period (and assuming for such purposes the repayment, tender, repurchase, redemption, defeasance or discharge of any Indebtedness repaid, tendered, repurchased, redeemed, defeased or discharged substantially simultaneously with such Specified Distribution), (ii) no Default or Event of Default exists or will result therefrom and (iii) substantially simultaneously with such Specified Distribution, all outstanding Term Loans are repaid in full.
Section 7.07.    Limitation on Investments. Make or hold any Investments, except:
(a)    extensions of trade credit in the ordinary course of business;
(b)    Investments in cash and Cash Equivalents;
(c)    Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.02(e) or (i);
(d)    loans and advances to employees of the Company or any Restricted Subsidiaries of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and Restricted Subsidiaries of the Company not to exceed $5,000,000 at any time outstanding;
(e)    Hedge Agreements permitted under Section 7.15;
(f)    Investments in the Company’s business made by the Company or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;
(g)    [Reserved];
(h)    Permitted Acquisitions (including the formation of Restricted Subsidiaries in connection therewith);
(i)    Investments by the Company in any Restricted Subsidiary or by any Restricted Subsidiary in the Company or any other Restricted Subsidiary, so long as any Investments by the Company in any Indenture Restricted Subsidiary following the Closing Date shall be in the ordinary course of business and consistent with past practice;
(j)    any Investment made as a result of the receipt of non-cash consideration for a Disposition that was made pursuant to and in compliance with Section 7.05;
(k)    Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person;
(l)    Investments received in settlement of amounts due to the Company or any Restricted Subsidiary of the Company effected in the ordinary course of business;
(m)    Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of inventory in the ordinary course of business consistent with the past practice of the Company and its Restricted Subsidiaries;
(n)    Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000;
(o)    the Company and its Restricted Subsidiaries may make Investments in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Investment) so long as (A) no Default or Event of Default then exists or would result therefrom and (B) the Company would at the time of and immediately after giving effect to such Investment be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period;
(p)    Investments by the Company and its Restricted Subsidiaries in joint ventures in an aggregate amount at any time outstanding not to exceed $25,000,000;
(q)    Investments by the Company in Bullseye Partnership, L.P. (i) in an aggregate amount not exceeding $9,000,000 in any fiscal year and (ii) so long as no Default or Event of Default shall have occurred and be continuing, in an additional amount not to exceed $22,000,000 in any fiscal year (but, in the case of this clause (ii), only to the extent such Investments are being made for purposes consistent with the purposes for which such Investments are being made as of the Closing Date), it being agreed that if any portion of such permitted amount is not used in any fiscal year, then such unused portion may be used in any subsequent fiscal year;
(r)    Investments of a Restricted Subsidiary of the Company acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Company in a transaction after the Closing Date that is not prohibited hereunder, to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and
(s)    Investments in existence on the Closing Date and listed on Schedule 7.07.
Section 7.08.    Limitation on Optional Payments and Modifications of Debt Instruments, Etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Junior Debt or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (other than any Permitted Refinancing (including successive refinancings)) other than (I) voluntary payments, prepayments, repurchases, redemptions or defeasances of intercompany Indebtedness permitted under Section 7.02(b) or Section 7.02(d) and (II) voluntary payments, prepayments, repurchases, redemption or defeasance of such Indebtedness in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such payment, prepayment, repurchase, redemption or defeasance) so long as, in the case of this clause (a)(II), (i) no Default or Event of Default then exists or would result therefrom and (ii) the Company would at the time of and immediately after giving effect to such payment, prepayment, repurchase, redemption or defeasance be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; provided, that nothing herein shall restrict the Company or any of its Restricted Subsidiaries from making required payments of fees, customary “AHYDO” catch-up payments, and regularly scheduled payments of interest on any Junior Debt (provided that the payment of such fees and interest with respect to subordinated Indebtedness shall be subject to the subordination provisions governing such Indebtedness), (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change, to any of the terms of any Junior Debt which would reduce the maturity or require any scheduled principal payments or prepayments or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except customary ones, including customary “AHYDO” catch-up payments and in the context of asset sales, casualty events or a change of control) to be made on a date prior to the Latest Maturity Date then in effect or (c) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change, to any term or provision in the 2008 Indenture as such term or provision is referred to in the definition of “CNTA Basket”, “CNTA Covered Indebtedness” and “CNTA Limit”.
Section 7.09.    Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, other than (i) transactions between or among the Company and its Restricted Subsidiaries, (ii) any Restricted Payment that is permitted under Section 7.06, (iii) any transaction upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (iv) employment, consulting, severance and other service or benefit related arrangements between the Company, its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business, (v) the payment of ordinary course customary fees, expenses and indemnities to directors, officers, employees and consultants of the Company and its Restricted Subsidiaries, and (vi) any

transaction with an Affiliate that, as such, has been expressly approved by either a majority of the Company’s independent directors or a committee of the Company’s directors consisting solely of independent directors, in each case in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel.
Section 7.10.    Limitation on Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (such an arrangement, a “Sale and Lease-Back Transaction”), other than (i) Sale and Lease-Back Transactions entered into in connection with the financing of aircraft to be used in connection with the Company’s business capitalized on the books of the Company or treated as operating leases if the aggregate sale price of all such Sale and Lease-Back Transactions does not exceed $25,000,000 in aggregate amount at any time outstanding and (ii) Sale and Lease-Back Transactions capitalized on the books of the Company or treated as operating leases (other than a Sale and Lease-Back Transaction permitted by clause (i) above and other than in respect of any Principal Property (as defined in the 2008 Indenture)) if the aggregate sale price of all such Sale and Lease-Back Transactions under this clause (ii) does not exceed $25,000,000 in aggregate amount at any time outstanding.
Section 7.11.    Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 or change the Company’s method of determining fiscal quarters.
Section 7.12.    Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of its material Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement or other Security Document, other than (a) this Agreement and the other Loan Documents; (b) the 2008 Indenture, (c) documentation governing Credit Agreement Refinancing Debt or Indebtedness incurred under Section 7.02(j); (d) documentation governing Indebtedness incurred to refinance Indebtedness outstanding under the 2008 Indenture or Permitted Refinancings (including successive refinancings) thereof (to the extent such provisions are not more restrictive than customary market terms for Indebtedness of such type (and in any event not materially more restrictive than the restrictions contained in this Agreement), so long as the Company has determined that such restrictions will not materially impair its ability to make payments due hereunder), (e) any agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof (including successive refinancings)), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in the case of Permitted Assumed Acquisition Indebtedness, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive, taken as a whole, than that in the relevant refinanced agreement); (f) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business; (g) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company; (h) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Company (or the assets of a Restricted Subsidiary of the Company) pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary of the Company that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder; (i) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that such restrictions are applicable only with respect to the assets of Subsidiaries that are not Subsidiary Guarantors; (j) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements; (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and (l) any agreement set forth in the documentation governing Indebtedness outstanding on the Closing Date and set forth on Schedule 7.12 or any Permitted Refinancing thereof (including successive refinancings) so long as such provisions are not materially more restrictive on the Company and its Restricted Subsidiaries than those contained in the Indebtedness refinanced.
Section 7.13.    Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual contractual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Company or any Subsidiary Guarantor, (b) make Investments in the Company or any Subsidiary Guarantor or (c) transfer any of its assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided such Disposition is permitted hereunder; provided that this Section 7.13 shall not apply to (1) encumbrances or restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business and consistent with past practices; (2) encumbrances or restrictions in the 2008 Indenture; (3) encumbrances or restrictions in the documentation governing Credit Agreement Refinancing Debt or Indebtedness incurred under Section 7.01(j) (in the case of such Indebtedness under Section 7.02(j), to the extent such provisions are more restrictive than customary market terms for Indebtedness of such type (and in any event not materially more restrictive than the restrictions contained in this Agreement), so long as the Company has determined that such restrictions will not materially impair its ability to make payments due hereunder); (4) encumbrances or restrictions in agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof (including successive refinancings)), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in the case of Permitted Assumed Acquisition Indebtedness, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive than that in the relevant refinanced agreement); (5) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company; (6) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements; (7) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that such Indebtedness is only with respect to the assets of Subsidiaries that are not Subsidiary Guarantors and (8) any agreement set forth in the documentation governing Indebtedness outstanding on the Closing Date and set forth on Schedule 7.13 or any Permitted Refinancing thereof (including successive refinancings) so long as such provisions are not materially more restrictive on the Company and its Restricted Subsidiaries than those contained in the Indebtedness refinanced.

Section 7.14.    Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
Section 7.15.    Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.
Section 7.16.    Use Of Proceeds.
(a)    The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions to the extent that such funding or activities are prohibited by applicable Sanctions, or (ii) in any other manner that would result in a violation of applicable Sanctions by any party hereto.
(b)    The Company will not use the proceeds of the Loans, directly or, to the knowledge of the Company, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, or in violation of any other applicable anti-corruption laws.
Section 7.17.    Permitted Activities of Harsco Holdings, Inc. For so long as the 2018 Senior Notes are outstanding under the 2008 Indenture, (a) permit Harsco Holdings, Inc. to take any action or engage in any activities that would cause Harsco Holdings, Inc. to be an Indenture Restricted Subsidiary and (b) Harsco Holdings, Inc. shall not transfer any material Subsidiaries (or the Capital Stock or Indebtedness thereof) or assets to any Indenture Restricted Subsidiary.

Article 8
Events of Default
If any of the following events shall occur and be continuing:
(a)    (i) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or (ii) any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)    any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.04(a) (with respect to any Borrower only), Section 6.07(a) or Article 7; or

(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of the Company’s knowledge thereof and written notice thereof to the Company from the Administrative Agent; or
(e)    the Company or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation with respect to principal of any Indebtedness, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that (x) a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate the Threshold Amount and (y) clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documentation governing such Indebtedness; or
(f)    (i) any Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (iii) results in the entry of an order for relief or order or decree approving any such adjudication or appointment or (iv) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (v) there shall be commenced against any Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (vi) any Borrower or any of its Significant Subsidiaries shall take any material action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (vii) any Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the occurrence of an ERISA Event, whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed under Title IV of ERISA, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)    one or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving for the Company and its Restricted Subsidiaries taken as a whole a liability (not paid or covered by indemnity or insurance) equal to or greater than the Threshold Amount, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)    any of the Security Documents shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect, or any Loan Party or any controlled Affiliate of the Company shall so assert, or any Lien created or purported to be created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to Collateral with an aggregate Fair Market Value in excess of $5,000,000 (except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or from the failure of the Collateral Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage); or
(j)    any guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect or any Loan Party or any controlled Affiliate of the Company shall so assert; or
(k)    any Change of Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to any Borrower, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing or accrued under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit

Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts accrued or owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) with the consent of the Required Lenders, the Administrative Agent (or, in the case of the exercise of right and remedies with respect to the Collateral pursuant to the Security Documents, the Collateral Agent) may, or upon the request of the Required Lenders, the Administrative Agent (or, in the case of the exercise of right and remedies with respect to the Collateral pursuant to the Security Documents, the Collateral Agent) shall, exercise on behalf of itself, the Lenders and any Issuing Lender all other rights and remedies available to it, the Lenders and any Issuing Lender under the Loan Documents. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

Article 9
The Administrative Agent and the Collateral Agent
Section 9.01.    Appointment and Authority.
(a)    Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent for each of the Facilities and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    [Reserved].
(c)    Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the collateral agent for each of the Facilities and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(d)    Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) the Collateral Agent is hereby authorized to negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
(e)    The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Section 9.02.    Duties of Administrative Agent; Exculpatory Provisions.
No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Majority Facility Lenders or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. As among the Agents and the Lenders, no Agent shall be liable to any of the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability to the Lenders for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability to the Lenders for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable to the Lenders for any action taken or not taken in good faith by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.03.    Delegation of Duties.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.
Section 9.04.    Resignation of Agent
Subject to the appointment and acceptance of a successor Agent as provided below, the Administrative Agent or the Collateral Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation of such Agent, the Required Lenders shall have the right subject to the prior written approval of the Company (which approval shall not be unreasonably withheld, delayed or conditioned and shall not be required upon the occurrence and continuance of an Event of Default), to appoint a successor. If no successor Administrative Agent or the Collateral Agent shall have been so appointed by the Required Lenders, with, absent the occurrence and continuance of an Event of Default, the consent of the Company, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the applicable Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank capable of performing the duties of the Administrative Agent or Collateral Agent, as the case may be. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (subject to the prior written approval of the Company to the extent such approval would have been required under the second sentence of this paragraph) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Lender, in which case such resigning Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Section 9.05.    Non-Reliance on Agent and other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers and the Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers and the Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, neither the Joint Lead Arrangers, the Joint Bookrunners, the Co-Syndication Agents nor the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
If at any time any Lender serving as an Agent becomes a Defaulting Lender, or an Affiliate of a Defaulting Lender is serving as an Agent, and such Defaulting Lender fails to cure all defaults that caused it to become a Defaulting Lender, and cease being a Defaulting Lender or an Affiliate of a Defaulting Lender, within ten Business Days from the date it became a Defaulting Lender, then the Required Lenders may, but shall not be required to, direct such Agent to resign as Agent (including, without limitation, any functions and duties as Administrative Agent, Collateral Agent and/or as Issuing Lender, as the case may be), and upon the direction of the Required Lenders, as applicable, such Agent shall be required to so resign, in accordance with the sixth paragraph of this Article 9.

Article 10
Miscellaneous
Section 10.01.    Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent or the Collateral Agent, as the case may be, and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)    forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of the Total Leverage Ratio (or the defined terms used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii)    amend, modify or waive any provision of this Section 10.01 or reduce any percentage specified in the definition of Required Lenders or Supermajority Lenders, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of each Lender;
(iii)    amend, modify or waive Section 10.06(a) as it relates to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender, the Administrative Agent and each Issuing Lender;
(iv)    amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.02 or 5.03 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders (provided, that any such amendment, modification or waiver may be made with the consent of the Majority Revolving Credit Facility Lenders, and no other Lenders);
(v)    reduce the percentage specified in the definition of Majority Facility Lenders or Majority Revolving Credit Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;
(vi)    amend, modify or waive any provision of Article 9, or any other provision directly affecting the rights, duties or obligations of the Administrative Agent or the Collateral Agent, as the case may be, without the consent of such Agent directly affected thereby;
(vii)    amend, modify or waive the pro rata requirements of clauses (a), (b) or (c) of Section 2.18 or Section 10.07(a) without the consent of each Lender directly affected thereby;
(viii)    amend, modify or waive any provision of Article 3 or any other provision directly affecting the rights, duties or obligations of any Issuing Lender without the consent of each Issuing Lender directly affected thereby;
(ix)    impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.06 without the consent of each Lender;
(x)    change the provisions of any Loan Document in a manner that by its terms directly and adversely affects the rights of Lenders holding Loans of one Facility differently from the rights of Lenders holding Loans of any other Facility without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Facility;
(xi)    (A) amend or modify the definition of “Alternative Currency” or Section 2.25 or (B) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date, in each case, without the consent of each Revolving Credit Lender directly affected thereby;
(xii)    amend, modify or waive Section 2.10(e), Section 2.10(f), Section 2.12(b)(iii), Section 2.12(c), or Section 7.01(a)(ii), in each case, without the consent of the Supermajority Lenders; or

(xiii)    modify the protections afforded to an SPC pursuant to the provisions of Section 10.06(i) without the written consent of such SPC.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile or electronic transmission (e.g. .PDF or .TIF email file) shall be effective as delivery of a manually executed counterpart thereof.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary set forth herein, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Loan Parties and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time so long as, the applicable Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Facility Lenders stating that the Majority Facility Lenders object to such amendment.
For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Facility Lenders and Majority Revolving Credit Facility Lenders and (z) to permit any such additional credit facilities which are term facilities to share ratably with the Term Loans in the application of prepayments and to permit any such credit facilities which are revolving credit facilities to share ratably with the Revolving Credit Facility in the application of prepayments and commitment reductions; provided that no such consent of the Required Lenders shall be required to make any changes contemplated by Section 2.24, Section 2.29 and Section 2.30, as applicable.
In addition, each of the Lenders and the Issuing Bank (including in their capacities as potential Cash Management Banks, Qualified Counterparties, Designated Bilateral Letter of Credit Issuer and

potential Hedge Banks) irrevocably agree that (x) the Collateral Agent (and/or the Administrative Agent) may, without any further consent of any Lender, enter into or amend any Customary Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted and (z) any such Customary Intercreditor agreement referred to in clause (x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties and each Lender hereby agrees that it will take no actions contrary to the provisions of any such intercreditor agreement.
If the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision, and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof.
Notwithstanding anything herein to the contrary, the Company and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions Section 2.24, Section 2.25, Section 2.29 and Section 2.30.
Section 10.02.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of delivery by hand, overnight courier service or telecopy notice, when received, addressed (a) in the case of any Borrower, the Administrative Agent or the Collateral Agent, as follows, (b) in the case of the Lenders and the other Agents, as set forth in an Administrative Questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	Harsco Corporation 350 Poplar Church Road Camp Hill, Pennsylvania 17011 Attention: Michael Kolinsky Telecopy: 717-329-2422
And a further copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, New York, NY 10004 Attention: Daniel Bursky & Viktor Okasmaa Telecopy: 212-859-4000
The Administrative Agent and the Collateral Agent:	Citibank, N.A. Attention: Agency Group Facsimile: 646-274-5080 Telephone: 302-894-6010 Email: global.loans.support@citi.com
Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Company
; provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.
The Company hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Company, that it will, or will cause its Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 6 including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.13 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Article 3, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Company agrees, and agrees to cause its Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
The Company hereby acknowledges that (a) the Administrative Agent will make available to the applicable Lenders and each Issuing Lender materials and/or information provided by or on behalf of the

Company hereunder (collectively, the “Company Materials”) by posting the Company Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that for the avoidance of doubt, to the extent such Company Materials constitute Information, they shall be subject to the provisions of Section 10.15); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Company Materials shall be marked “PUBLIC”, unless the Company notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) financial statements and Compliance Certificates provided to the Administrative Agent pursuant to the Loan Documents and (3) notification of effective changes in the terms of the Facilities.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by it at its e-mail address set forth above shall constitute effective delivery of the Communications to it for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.03.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Issuing Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in any other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.
Section 10.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Lender and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Lenders, regardless of any investigation made by the Lenders or the Issuing Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.19, 2.20, 2.21 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender.
Section 10.05.    Payment of Expenses; Indemnity.
(a)    The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Agent in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender, each other Agent or any Lender in connection with the enforcement or preservation of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or preservation, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, each Issuing Lender, each other Agent and any Lender; provided that, in each case, such payment or reimbursement obligation shall be limited to a single law firm in any jurisdiction (absent an actual conflict of interest).
(b)    The Company agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Issuing Lender and each other Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (limited, in the case of counsel fees, charges and disbursements, to one counsel for all such Indemnitees, taken as a whole and one local counsel to such Indemnitees, taken as a whole, in each appropriate jurisdiction, and additional counsel in the case of actual conflict of interest where such Indemnitee informs the Company of such conflict and retains such counsel) to the extent incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the syndication of the Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or release of Materials of Environmental Concern at, in, under, on or from any Mortgaged Property (or facilities located thereon) or any other real property (or facilities located thereon) currently or formerly owned, leased, or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available with respect to any losses, claims, damages, liabilities or related expenses to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or (2) disputes arising solely among Indemnitees (other than any Agent or its Related Parties in its capacity as an Agent hereunder) and that do not involve any act or omission by the Company or its Subsidiaries or its controlled Affiliates or (B) arise from any settlement of any proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Company’s written consent, or if there is a judgment against an Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee in the manner set forth in this Section 10.05(b) (provided that the Company’s consent shall not be required to effect any settlement of any such proceeding if an Event of Default has occurred and is continuing at the time such settlement is to be effected; provided, further that, if at any time an Indemnitee shall have requested in accordance with this Agreement that the Company reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any proceeding, the Company shall be liable for any settlement of any proceeding effected without the Company’s written consent if (x) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (y) the Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement). All amounts due under this Section 10.05 shall be payable promptly after written demand upon the Company therefor together with a reasonably detailed invoice. Statements payable by the Company pursuant to this Section 10.05 shall be submitted to Assistant Treasurer (Fax No. 717-763-6409) (Telephone No. 717-763-6402) with a copy to the General Counsel (Fax No. 717-763-6402), at the address of the Company set forth in Section 10.02, or to such other Person or address as may be hereafter designated by the Company in a notice to the Administrative Agent. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.
(c)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Lender or any other Agent under paragraph (a) or (b) of this Section 10.05, each applicable Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the Aggregate Exposure in respect of the applicable Facility or Facilities at the time (in each case, determined as if no Lender were a Defaulting Lender).
(d)    To the extent permitted by applicable law, none of the parties hereto shall assert, and each party hereto and each Indemnitee hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not relieve the Company of its indemnification obligations set forth in Section 10.05(b) to the extent any Indemnitee is found so liable.
(e)    The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Issuing Lender or any other Agent.
Section 10.06.    Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, the Issuing Lenders, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents, each Issuing Lender and each Lender (provided that a Borrower may merge or consolidate with another Borrower in accordance with Section 7.04).
(b)    Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than the Company or any of its controlled Affiliates) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to enforce this agreement or to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders, all affected Lenders or all affected Lenders under a particular Facility pursuant to Section 10.01. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 as if such Participant were a Lender (subject to the requirements and limitations therein, including the requirements under Section 2.20(e), (f) or (h) (it being understood that the documentation required under Section 2.20(e), (f) or (h) shall be delivered to the transferor Lender)); provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers, the Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(c)    Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to one or more Eligible Assignees (an “Assignee”) all or any part of its rights and obligations under this Agreement, with the written consent of the Administrative Agent, the Company and, in the case of any assignment of Revolving Credit Commitments, each Issuing Lender (in each case which shall not be unreasonably withheld, delayed or conditioned and, in the case of the Company, shall be deemed given if such consent is not received or expressly declined in writing within ten Business Days after request (in accordance with Section 10.02) therefor) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D or any other form approved by the Administrative Agent (an “Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of the Company, the Administrative Agent or each Issuing Lender is required pursuant to the foregoing provisions, by the Company and such other Persons) and delivered to the Administrative Agent (A) via an electronic settlement system satisfactory to the Administrative Agent or (B) if previously agreed by the Administrative Agent, manually, for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate or Related Fund thereof) shall be in an aggregate principal amount (determined as of the date of the relevant Assignment and Acceptance or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) of less than (i) $1,000,000, in the case of Term Loans and (ii) $2,500,000, in the case of Revolving Credit Commitments (in each case, other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Company and the Administrative Agent (each such consent not to be unreasonably withheld or delayed). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.05 in respect of the period prior to such effective date). Notwithstanding any provision of this Section 10.06 to the contrary, (I) the consent of the Company shall not be required for any assignment (x) in the case of any assignment of Term Loans, to another Lender, an Affiliate of a Lender or a Related Fund of a Lender and, in the case of any assignment of Revolving Credit Commitments, to another Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or a Related Fund of a Revolving Credit Lender, (y) that occurs at any time when any Event of Default under Section 8(a) or Section 8(f) shall have occurred and be continuing or (z) during the primary syndication of the Term Loans and the Term Loan Commitments to Persons identified in writing to the Company as syndication targets prior to the Closing Date and (II) the consent of the Administrative Agent shall not be required for any assignment of Term Loans to another Lender, an Affiliate of a Lender or a Related Fund of a Lender. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.
(d)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above or otherwise agreed in writing between such assigning Lender and such assignee, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.01 or delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(e)    The Administrative Agent, acting for this purpose as agent of the Borrowers, shall maintain at one of its addresses in the City of New York a copy of each Assignment and Acceptance delivered to it and a register with respect to the applicable Facility (each, a “Register”) for the recordation of the names and addresses of the applicable Lenders and the Commitment of, and principal amount of the applicable Loans owing to, each applicable Lender from time to time. The entries in such Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in such Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on such Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon, if requested by the Assignee, one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Company marked “canceled”. Such Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.06(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and any applicable tax forms and other documentation required pursuant to Sections 2.20(e), (f) or (h), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register. Each Borrower, at its own expense, promptly upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.
(g)    Subject to Section 10.15, any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Lender by or on behalf of the Company, including notification of the inclusion of, if applicable, material non-public information regarding the Company and/or its Restricted Subsidiaries.
(h)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.06(i), any SPC may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) to any financial institutions (other than Disqualified Institutions) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis in accordance with Section 10.15 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Company or its Subsidiaries may be disclosed only with the Company’s consent which will not be unreasonably withheld, delayed or conditioned.
(j)    [Reserved]
(k)    So long as no Default has occurred or is continuing or would result therefrom, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Company on a non-pro rata basis through (and solely through) Dutch Auctions open to all Lenders, subject to the following limitations and other provisions:
(i)    the maximum principal amount (calculated on the face amount thereof) of all Term Loans that the Company may offer to purchase or take assignment of shall not exceed 25% of the aggregate principal amount of Term Loans made on the Closing Date;
(ii)    the Company will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Term Loan Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Term Loan Lenders and the Administrative Agent;
(iii)    borrowings shall not be made under the Revolving Credit Facility to directly or indirectly fund the purchase or assignment;

(iv)    any Term Loans purchased by the Company shall be automatically and permanently cancelled immediately upon acquisition by the Company;
(v)    notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any noncash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Company shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA;
(vi)    the cancellation of Term Loans in connection with a Dutch Auction shall not constitute a voluntary or mandatory prepayment for purposes of Section 2.11 or 2.12, but the face amount of Term Loans cancelled as provided for in clause (iv) above shall be applied on a pro rata basis to the remaining scheduled installments of principal due in respect of the Term Loans; and
(vii)    the Company shall represent and warrant as of the date of any such purchase and assignment that neither the Company nor any of its officers has any material non-public information with respect to the Company or any of its Restricted Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Company and its Restricted Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Loan Lender’s decision to assign Term Loans to the Company, in each case except to the extent that such Lender has entered into a customary “big boy” letter with the Company.
(l)    (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the Trade Date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (i) shall not be void, but the other provisions of this clause (i) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. Notwithstanding the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant is a Disqualified Institution nor (y) have any liability with respect to any assignment or participation of Loans to any Disqualified Institution.
Section 10.07.    Adjustments; Set Off. (a) Except (x) to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility (or provides for the application of funds arising from the existence of a Defaulting Lender) or (y) to the extent any payment is obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or L/C Disbursements to any assignee or participant (other than to the Company or any Subsidiary thereof, except pursuant to Section 10.06(k)), if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Article 8, or otherwise), in a proportion greater than its pro rata share of any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s obligations under this Agreement, such Benefitted Lender shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s obligations under this Agreement, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Lender’s obligations under this Agreement deemed to have been so purchased may exercise any and all rights of setoff as set forth in clause (b) below by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and each Issuing Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the occurrence and during the continuance of an Event of Default, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Lender or any branch or agency thereof to or for the credit or the account of any Borrower; provided that if any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.27 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Issuing Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender or such Issuing Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.08.    Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
(b)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.09.    Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, impair, invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.10.    Integration. This Agreement, the other Loan Documents, the engagement letter dated as of October 27, 2015 among the Company and the Arrangers party thereto, the fee letter dated the date hereof among the Company and the Arrangers party thereto and any fee letters executed by the Company and the Administrative Agent or the Collateral Agent referred to therein represent the entire agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth herein or in the other Loan Documents.
Section 10.11.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
Section 10.12.    Submission to Jurisdiction; Waivers.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in clause (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.13.    Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.
The obligation of any Borrower in respect of any sum due to any Lender hereunder in U.S. Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Lender may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due to such Lender with the judgment currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to such Lender, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Lender, such Lender agrees to repay such excess.
Section 10.14.    Acknowledgments. Each Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    no Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrowers and the Lenders.
Section 10.15.    Confidentiality. Each of the Agents, the Issuing Lenders and the Lenders agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Lender or any Lender from disclosing any such Information (a) to any Agent, any other Lender or any Affiliate of any thereof, (b) subject to Section 10.06(g) and except to any Disqualified Institution to the extent that a list thereof has been made available to the Lenders, to any Participant or Assignee (each, a “Transferee”) or prospective Transferee or to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary or any of their respective obligations, in each case, that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its officers, employees, directors, agents, attorneys, accountants and other professional advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 10.15, (h) to any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners or any similar organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) with the consent of the Company. For the purposes of this Section, “Information” shall mean all information received from or on behalf of any Loan Party and related to the Company or its Restricted Subsidiaries or any of their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to such disclosure. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
Section 10.16.    Release of Collateral and Guarantee Obligations.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the request of the Company in connection with (i) any Disposition of Property permitted by the Loan Documents (other than a Disposition to a Loan Party) or (ii) any merger, consolidation or amalgamation permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Designated Bilateral Letter of Credit Issuer or any Lender or any Affiliate of any Lender that is a party to any Specified Hedge Agreement or Specified Cash Management Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition (but not in any proceeds thereof) or any Capital Stock necessary to permit consummation of such merger, consolidation or amalgamation (provided, to the extent applicable, the Company shall comply with Section 6.08 in connection therewith), and to release any guarantee obligations under the Loan Documents of any Person being Disposed of in such Disposition or any entity that is not the surviving entity of any merger, consolidation or amalgamation, to the extent necessary to permit consummation of such Disposition, merger, consolidation or amalgamation in accordance with the Loan Documents.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letter of Credit, contingent indemnity obligations not then due and payable and contingent reimbursement obligations in respect of outstanding Letters of Credit) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (or all outstanding Letters of Credit have been cash collateralized, or in respect of which back-stop letters of credit have been provided, in each case in an amount equal to 103% of the aggregate outstanding face amount thereof and pursuant to arrangements otherwise reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender), upon the request of the Company, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, any Affiliate of any Lender that is party to any Specified Hedge Agreement, Specified Cash Management Agreement or Designated Bilateral Letter of Credit) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements, Specified Cash Management Agreements or Designated Bilateral Letters of Credit. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any

Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(c)    No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(d)    If as a result of any transaction not prohibited by this Agreement any Subsidiary Guarantor becomes an Excluded Subsidiary, then any guarantee obligations of such Subsidiary Guarantor under the Loan Documents shall be automatically released. In connection with any termination or release pursuant to this Section 10.16(d), the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.
Section 10.17.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
Section 10.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.
Section 10.19.    Replacement Lenders. (a) The Company shall be permitted to replace any Lender that is a Defaulting Lender; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (D) the replaced Lender shall be obligated to make such replacement in accordance with the other provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender; provided, further that, in connection with any such assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Percentage (and notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs).
(b)    The Company shall be permitted to replace any Lender (in the case of clause (ii) below, within 120 days of the applicable failure to consent referenced therein) (i) that requests reimbursement owing pursuant to Section 2.19 or 2.20 or (ii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.01 where such amendment, modification, supplement or waiver requires the consent of either (x) all or all affected Lenders, and the consent of the Required Lenders is obtained or (y) all affected Lenders under any Facility, and the consent of the Majority Facility Lenders under the relevant Facility is obtained, and such Lender fails to consent to such proposed action; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and shall have consented to the proposed amendment, (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.
Section 10.20.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 10.21.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.22.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or such participation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 10.22 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.23.    Joint and Several Liability. The Company and each Approved Borrower organized or incorporated under the laws of one of the States of the United States of America, the laws of the District of Columbia or the Federal laws of the United States of America shall be jointly and severally liable for all obligations of the Company and each Approved Borrower under this Agreement; and each Approved Borrower organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia shall be jointly and severally liable for all obligations of the Approved Borrowers organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia under this Agreement, which joint and several liability shall be more specifically set forth in each Designation Letter. Solely for purposes of the preceding sentence, any Approved Borrower organized under the laws of Mexico or Canada that is treated as a US domestic corporation pursuant to Section 1504(d) of the Code shall be treated as an Approved Borrower organized under the laws of the United States.
Section 10.24.    Specified Cash Management Agreements / Specified Hedge Agreements / Designated Bilateral Letters of Credit.
No Cash Management Bank, Qualified Counterparty or Designated Bilateral Letter of Credit Issuer that obtains the benefits of any Guarantee from a Loan Party or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of Section 10.16 to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Cash Management Agreements, Specified Hedge Agreements or Designated Bilateral Letters of Credit unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Cash Management Bank, Qualified Counterparty or Designated Bilateral Letter of Credit Issuer, as the case may be. By its acceptance of the benefits of any guarantee of such Obligations pursuant to any Loan Document or any Collateral by virtue of the provisions hereof or of any other Loan Document, each Cash Management Bank, each Qualified Counterparty and each Designated Bilateral Letter of Credit Issuer shall be deemed to agree to the foregoing.
Section 10.25.    No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ANNEX A
Initial Revolving Credit Commitments

Revolving Credit Lender	Initial Revolving Credit Commitments
Citibank, N.A.	$38,903,061.23
Goldman Sachs Bank USA	$38,903,061.22
Credit Suisse AG	$34,234,693.88
JPMorgan Chase Bank, N.A.	$34,234,693.88
HSBC Bank USA, N.A.	$32,683,673.47
Royal Bank of Canada	$45,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$28,010,204.08
U.S. Bank National Association	$28,010,204.08
Bank of America, N.A.	$28,010,204.08
PNC Bank, N.A.	$28,000,000.00
Fifth Third Bank	$14,010,204.08
Total:	$350,000,000.00

Initial Term Loan Commitments

Converted Term Loan A Commitments
Initial Term Loan Lender	Converted Term Loan A Commitments
Citibank, N.A.	$16,500,000.00
Credit Suisse AG	$16,500,000.00
JPMorgan Chase Bank, N.A.	$16,500,000.00
HSBC Bank USA, N.A.	$16,500,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$13,500,000.00
U.S. Bank National Association	$13,500,000.00
Bank of America, N.A	$10,500,000.00
ING Bank N.V., Dublin Branch	$27,000,000.00
PNC Bank, N.A.	$12,000,000.00
Fifth Third Bank	$7,500,000.00
Total	$150,000,000.00

New Term Loan A Commitments
Initial Term Loan Lender	New Term Loan A Commitments
Citibank, N.A.	$7,096,938.77
Goldman Sachs Bank USA	$23,596,938.78
Credit Suisse AG	$4,265,306.12
JPMorgan Chase Bank, N.A.	$4,265,306.12
HSBC Bank USA, N.A.	$5,816,326.53
The Bank of Tokyo-Mitsubishi UFJ, Ltd	$3,489,795.92
U.S. Bank National Association	$3,489,795.92
Bank of America, N.A	$6,489,795.92
ING Bank N.V., Dublin Branch	$18,000,000.00
Fifth Third Bank	$3,489,795.92
KeyBank National Association	$20,000,000.00
Total:	$100,000,000.00

Schedule 1.01(a)

Existing Designated Bilateral Letters of Credit

On file with Administrative Agent.

Schedule 2.25

Approved Borrowers

None.

Schedule 4.04

Consents, Authorizations, Filings and Notices

None.

Schedule 4.06

Material Litigation

None.

Schedule 4.09

Intellectual Property

None.

Schedule 4.15(a)

Subsidiaries

Subsidiary	Country of Incorporation	Percentage Owned by a Loan Party
Harsco Metals Argentina S.A.	Argentina	N/A
Harsco (Australia) Pty. Limited	Australia	N/A
Harsco Industrial Air-X-Changers Pty. Ltd.	Australia	N/A
Harsco Metals Australia Holding Investment Co. Pty. Ltd.	Australia	N/A
Harsco Metals Australia Pty. Ltd.	Australia	N/A
Harsco Rail Pty. Ltd.	Australia	N/A
Harsco Minerals Austria GmbH	Austria	N/A
AluServ Middle East W.L.L.	Bahrain	N/A
Harsco Belgium S.P.R.L.	Belgium	N/A
Harsco Brazil Investments SPRL	Belgium	N/A
Harsco Chile Investments SPRL	Belgium	N/A
Harsco Metals Belgium S.A.	Belgium	N/A
Harsco Metals Emirates Maatschap	Belgium	N/A
Harsco Rail Emirates Maatschap/Societe de Droit Commun	Belgium	N/A
Harsco (Bermuda) Limited	Bermuda	N/A
Harsco do Brasil Participacoes e Servicos Siderurgicos Ltda.	Brazil	N/A
Harsco Metals Limitada	Brazil	N/A
Harsco Minerais Limitada	Brazil	N/A
Harsco Rail LTDA	Brazil	100%
Heckett Comercio de Rejeitos Industriais, Importacao e Exportacao Ltda	Brazil	N/A
Harsco Canada Corporation Societe Harsco Canada	Canada	N/A
Harsco Canada General Partner Limited	Canada	N/A
Harsco Canada Limited Partnership	Canada	N/A
Harsco Nova Scotia Holding Corporation	Canada	N/A
Harsco Metals Chile S.A.	Chile	N/A
Harsco (Tangshan) Metallurgical Materials Technology Co. Ltd.	China	N/A
Harsco APAC Rail Machinery (Beijing) Co., Ltd.	China	N/A
Harsco Metals (Ningbo) Co. Ltd.	China	N/A
Harsco Metals Tangshan Co. Ltd.	China	N/A
Harsco Metals Zhejiang Co. Ltd.	China	N/A
Harsco Technology China Co., Ltd.	China	N/A
JiangSu Harsco Industrial Grating Company Limited	China	N/A
Shanxi TISCO-Harsco Technology Co., Ltd.	China	N/A
Czech Slag - Nová Hut s.r.o.	Czech Republic	N/A
Harsco Infrastructure CZ s.r.o	Czech Republic	N/A
Harsco Metals CZ s.r.o	Czech Republic	N/A
Harsco Metals Egypt L.L.C.	Egypt	N/A
Heckett Bahna Co. For Industrial Operations S.A.E.	Egypt	N/A
Heckett MultiServ Bahna S.A.E.	Egypt	N/A
MultiServ Oy	Finland	N/A

Harsco France S.A.S.	France	N/A
Harsco Metals And Minerals France S.A.S.	France	N/A
Harsco Minerals France S.A.S.	France	N/A
Harsco Metals Germany GmbH	Germany	100%
Harsco Minerals Deutschland GmbH	Germany	N/A
Harsco Rail Europe GmbH	Germany	N/A
Harsco (Gibraltar) Holding Limited	Gibraltar	N/A
Harsco Metals Guatemala S.A.	Guatemala	N/A
Harsco Metals Holland B.V.	Holland	N/A
Harsco Metals Transport B.V.	Holland	N/A
Harsco China Holding Company Limited	Hong Kong	N/A
Harsco Industrial Grating China Holding Company Limited	Hong Kong	N/A
Harsco Infrastructure Hong Kong Limited	Hong Kong	N/A
Harsco India Metals Private Limited	India	N/A
Harsco India Private Limited	India	N/A
Harsco India Services Private Limited	India	N/A
Harsco Track Machines and Services Private Limited	India	N/A
Harsco Metals Italia S.R.L.	Italy	N/A
Harsco Metals Nord Italia S.R.L.	Italy	N/A
Ilserv S.R.L.	Italy	N/A
Excell Africa Holdings LTD, SARL	Luxembourg	N/A
Excell Americas Holdings Ltd S.a.r.L.	Luxembourg	N/A
Harsco Americas Investments S.a.r.l.	Luxembourg	N/A
Harsco International Finance S.a.r.l.	Luxembourg	N/A
Harsco Luxembourg S.a.r.l	Luxembourg	N/A
Harsco Metals Luxembourg S.A.	Luxembourg	N/A
Harsco Metals Luxequip S.A.	Luxembourg	N/A
Harsco Metals Kemaman Sdn. Bhd.	Malaysia	N/A
Harsco Industrial IKG de Mexico, S.A. de C.V.	Mexico	N/A
Harsco Metals de Mexico S.A. de C.V.	Mexico	N/A
Irving, S.A. de C.V.	Mexico	N/A
GasServ (Netherlands) VII B.V.	Netherlands	N/A
Harsco (Mexico) Holdings B.V.	Netherlands	N/A
Harsco (Peru) Holdings B.V.	Netherlands	N/A
Harsco Asia China Investment B.V.	Netherlands	N/A
Harsco Asia Investment B.V.	Netherlands	N/A
Harsco Asia Pacific Investment B.V.	Netherlands	N/A
Harsco Europa B.V.	Netherlands	N/A
Harsco Finance B.V.	Netherlands	100%
Harsco Infrastructure B.V.	Netherlands	N/A
Harsco Infrastructure Construction Services B.V.	Netherlands	N/A
Harsco Infrastructure Industrial Services B.V.	Netherlands	N/A
Harsco Infrastructure Logistic Services B.V.	Netherlands	N/A
Harsco Infrastructure SSH B.V.	Netherlands	N/A
Harsco Investments Europe B.V.	Netherlands	N/A
Harsco Metals Oostelijk Staal International B.V.	Netherlands	N/A
Harsco Minerals Europe B.V.	Netherlands	N/A
Harsco Nederland Slag B.V.	Netherlands	N/A

Heckett MultiServ China B.V.	Netherlands	N/A
Heckett MultiServ Far East B.V.	Netherlands	N/A
Hunnebeck Nederland B.V.	Netherlands	N/A
Minerval Metallurgical Additives B.V.	Netherlands	N/A
Multiserv Finance B.V.	Netherlands	N/A
MultiServ International B.V.	Netherlands	N/A
SGB Industrial Services B.V.	Netherlands	N/A
Slag Reductie (Pacific) B.V.	Netherlands	N/A
Slag Reductie Nederland B.V.	Netherlands	N/A
Harsco Metals SteelServ Limited	New Zealand	N/A
Harsco Infrastructure Norge A.S.	Norway	N/A
Harsco Metals Norway A.S.	Norway	N/A
Harsco Minerals Arabia LLC (FZC)	Oman	0.005%
Harsco Steel Mill Trading Arabia LLC	Oman	10%
Harsco Metals Peru S.A.	Peru	0.1%
Harsco Metals Polska SP Z.O.O.	Poland	N/A
Harsco Infrastructure Portugal Ltda.	Portugal	N/A
Harsco Metals CTS Prestacao de Servicos Tecnicos e Aluguer de Equipamentos LDA Unipessoal	Portugal	N/A
Harsco Al Darwish United W.L.L.	Qatar	N/A
Harsco Metals Romania S.R.L.	Romania	N/A
Harsco Baroom Limited	Saudi Arabia	N/A
Heckett Multiserv Saudi Arabia Co., Ltd.	Saudi Arabia	N/A
Harsco (York Place) Limited	Scotland	N/A
Harsco Fairerways Limited Partnership	Scotland	99%
Harsco Fairestways Limited Partnership	Scotland	99%
Harsco Fairways Partnership	Scotland	N/A
Harsco Higherlands Limited Partnership	Scotland	N/A
Harsco Highestlands Limited Partnership	Scotland	N/A
Harsco Metals D.O.O. Smederevo	Serbia	N/A
Harsco Infrastructure Slovensko s.r.o.	Slovak Republic	N/A
Harsco Metals Slovensko s.r.o.	Slovak Republic	N/A
Harsco Minerali d.o.o.	Slovenia	N/A
Harsco Infrastructure South Africa (Pty.) Ltd.	South Africa	N/A
Harsco Metals Ilanga Pty. Ltd.	South Africa	N/A
Harsco Metals Reclamation SPV Pty. Ltd.	South Africa	N/A
Harsco Metals RSA (Proprietary.) Limited	South Africa	N/A
Harsco Metals South Africa (Pty.) Ltd.	South Africa	N/A
Harsco Metals SRH Mill Services (Pty.) Ltd.	South Africa	N/A
Harsco Metals SteelServ (Pty.) Ltd.	South Africa	N/A
Heckett Multiserv (FS) (Pty.) Ltd.	South Africa	N/A
Harsco Metals Gesmafesa S.A.	Spain	N/A
Harsco Metals Intermetal S.A.	Spain	N/A
Harsco Metals Lycrete S.A.	Spain	N/A
Harsco Metals Reclamet S.A.	Spain	N/A
Harsco Infrastructure Sverige A.B.	Sweden	N/A
Harsco Metals Sweden A.B.	Sweden	N/A
Montanus Industriforvaltning A.B.	Sweden	N/A
Multiserv (Sweden) AB	Sweden	N/A
Multiserv Technologies (Sweden) AB	Sweden	100%

Harsco Metals (Thailand) Company Limited	Thailand	N/A
Harsco Sun Demiryolu Ekipmanlari Uretim Ve Ticaret Limited Sirketi	Turkey	51%
Hunnebeck Middle East FZE	U.A.E.	N/A
Hunnebeck Middle East FZE	U.A.E.	N/A
Faber Prest Limited	U.K.	N/A
Fourninezero Ltd.	U.K.	N/A
Harsco (U.K.) Limited	U.K.	N/A
Harsco (UK) Group Ltd	U.K.	N/A
Harsco (UK) Holdings Ltd	U.K.	N/A
Harsco Global Sourcing Limited	U.K.	N/A
Harsco Infrastructure Group Ltd.	U.K.	N/A
Harsco Infrastructure Services Ltd.	U.K.	N/A
Harsco Investment Limited	U.K.	N/A
Harsco Leatherhead Limited	U.K.	N/A
Harsco Metals 373 Limited	U.K.	N/A
Harsco Metals 385 Limited	U.K.	N/A
Harsco Metals Group Limited	U.K.	N/A
Harsco Metals Holdings Limited	U.K.	N/A
Harsco Mole Valley Limited	U.K.	N/A
Harsco Rail Limited	U.K.	N/A
Harsco Surrey Limited	U.K.	N/A
Mastclimbers Limited	U.K.	N/A
MultiServ Investment Limited	U.K.	N/A
Multiserv Limited	U.K.	N/A
Multiserv Logistics Limited	U.K.	N/A
SGB Holdings Limited	U.K.	N/A
SGB Investments Ltd.	U.K.	N/A
Short Brothers (Plant) Ltd.	U.K.	N/A
Harsco Defense Holding LLC	U.S.A.	100%
Harsco Financial Holdings, Inc.	U.S.A.	100%
Harsco Holdings, Inc.	U.S.A.	100%
Harsco Infrastructure Holdings, Inc.	U.S.A.	N/A
Harsco Metals Holding LLC	U.S.A.	N/A
Harsco Metals Intermetal LLC	U.S.A.	N/A
Harsco Metals Investment LLC	U.S.A.	N/A
Harsco Metals Operations LLC	U.S.A.	N/A
Harsco Metals SRI LLC	U.S.A.	N/A
Harsco Metals VB LLC	U.S.A.	N/A
Harsco Minerals Technologies LLC	U.S.A.	100%
Harsco Minnesota Finance, Inc.	U.S.A.	100%
Harsco Minnesota LLC	U.S.A.	100%
Harsco Technologies LLC	U.S.A.	100%
Protran Technology Limited Liability Company	U.S.A.	100%
Harsco Metals Ukraine L.L.C.	Ukraine	N/A
Heckett Multiserv MV & MS, CA	Venezuela	N/A

Schedule 4.15(b)

Rights in Capital Stock

None.

Schedule 4.18(a)

UCC Filing Jurisdictions

Loan Party	UCC Filing Office
Harsco Corporation	Delaware Secretary of State
Protran Technology LLC	New Jersey Department of the Treasury
Harsco Defense Holding LLC	Delaware Secretary of State
Harsco Minnesota Finance, Inc.	Delaware Secretary of State
Harsco Minerals Technologies LLC	Delaware Secretary of State
Harsco Minnesota LLC	Minnesota Secretary of State
Harsco Technologies LLC	Minnesota Secretary of State
Harsco Financial Holdings, Inc.	Delaware Secretary of State

Schedule 4.18(c)

Real Property

357 & 359 North Pike Road, Sarver, PA
2401 Edmunds Road, West Columbia, SC
1514 S. Sheldon Road, Channelview, TX
350 Poplar Church Road, Camp Hill, PA
200 South Jackson Road, Ludington, MI
155 Burson Street, East Stroudsburg, PA

Schedule 6.12

Post-Closing Matters

Civil Aircraft Airframe and Engines Collateral

(a)       One Mystere-Falcon 50 aircraft bearing serial number 305 and related engines.
(b)       One Raytheon aircraft (model: Hawker 800XP) bearing serial number 258412 and related             engines.
Real Properties Collateral
(a) 357 & 359 North Pike Road, Sarver, PA
(b) 2401 Edmunds Road, West Columbia, SC
(c) 1514 S. Sheldon Road, Channelview, TX
(d) 350 Poplar Church Road, Camp Hill, PA
(e) 200 South Jackson Road, Ludington, MI
(f) 155 Burson Street, East Stroudsburg, PA

Floating Rate Loan Notes Collateral

(a) Floating Rate Loan Note, note no. 614

(b) Floating Rate Loan Note, note no. 616

(c) Floating Rate Loan Note, note no. 618

(d) Floating Rate Loan Note, note no. 620

Schedule 7.02(d)

Existing Indebtedness

1.	Indebtedness incurred by Harsco Corporation in favor of Wells Fargo with respect to CAT 740 DUMP TRUCK - Unit 505239, MATERIAL HANDLER - Unit 506041 and CRANE, HYDRAULIC - Unit 506127 .

2.
Indebtedness incurred by Harsco Corporation in favor of Caterpillar Financial with respect to 966H CAT FEL-Crusher - FE00692, CAT 930K FEL - Unit 191466, CAT 980H FEL - Unit 504742-IC and CAT 988H FEL - Unit 504872.

3.	Indebtedness incurred by Harsco Corporation in favor of First National Capital with respect to SSAB Lease buyback - Unit 506128 and Arkansas Steel - sale-leaseback of mobile equipment.

4.	Indebtedness incurred by Harsco Corporation in favor of CHG Meridian with respect to copier leases.

5.	Indebtedness incurred by Harsco Corporation in favor of Toshiba with respect to copier leases.

6.	Indebtedness incurred by MultiServ Group Ltd in favor of CIT Group with respect to computer equipment (201-0049503-021).

7.	Indebtedness incurred by MultiServ Group Ltd in favor of Caterpillar Financial Services (UK) Limited with respect to capital leases.

8.	Indebtedness incurred by Harsco Metals Sweden AB in favor of Handelsbanken Sweden with respect to machinery and equipment leases.

9.	Indebtedness incurred by Heckett MultiServ Saudi Arabia Co Ltd in favor of Aljazirah Co with respect to Vehicle Leasing Agreement - 6091.

10.	Indebtedness incurred by MultiServ Lycrete SA in favor of BBVA with respect to 0182-5497-0501-1576335 (guaranteed by Harsco Corporation) and 0182-5497-0501-1568047.

11.	Indebtedness incurred by MultiServ Lycrete SA in favor of CAT Financial with respect to contract 580-0010309.

12.	Indebtedness incurred by Harsco Metals Luxembourg SA in favor of SPRL Caterpillar Financial Services Belgium with respect to lease L-0601958.

13.	Indebtedness incurred by Harsco Belgium SPRL in favor of SPRL Caterpillar Financial Services Belgium with respect to lease L-0602112.

14.	Indebtedness incurred by Harsco Belgium SPRL in favor of Multiplier with respect to lease 912400004821.

15.	Indebtedness incurred by Harsco Metals Nord Italia SRL in favor of Caterpillar Finance with respect to FEL and excavator.

16.	Indebtedness incurred by Ilserv SRL in favor of Caterpillar Finance with respect to FEL and excavator.

17.	Indebtedness incurred by Harsco Metals Italia SRL in favor of Mediocredito with respect to lease.

18.	Indebtedness incurred by Harsco Metals and Minerals France SAS in favor of Volvo Finance with respect to capital lease.

19.	Indebtedness incurred by Harsco Metals and Minerals France SAS in favor of CAT Finance with respect to capital leases.

20.	Indebtedness incurred by Harsco Metals and Minerals France SAS in favor of Komatsu Finance with respect to capital lease.

21.	Indebtedness incurred by Harsco Metals and Minerals France SAS in favor of Sogelease with respect to capital leases.

22.
Indebtedness incurred by Harsco Canada Corporation in favor of Caterpillar Financial with respect to CAT 992D FEL - Unit 505499, CAT 770 Articulated Dump Truck - Unit 504873-IC, CAT 980 FEL - C07-60, CAT 966 FEL - C07-61, CAT 966 FEL - C07-62 and CAT 980 FEL - C07-63, all of which are guaranteed by Harsco Corporation.

23.	Indebtedness incurred by Harsco Metals Ltda in favor of CIT - Banco Commercial Investment Trust do Brasil S/A - Banco Múltiplo with respect to computer leases.

24.	Indebtedness incurred by Harsco Metals Ltda in favor of Banco Santander with respect to BDNES FINAME, contract number 6004122901.

25.	Indebtedness incurred by Harsco Metals Ltda in favor of Banco Itau with respect to BNDES FINAME, contract numbers 50003652000, 106550003651701, 106550003226901 and 106550003574501.

26.	Indebtedness incurred by Harsco Metals Ltda in favor of Banco Caterpillar with respect to BNDES FINAME, contract number FPS34811.

27.	Indebtedness incurred by Harsco Minerals Ltda in favor of CIT - Banco Commercial Investment Trust do Brasil S/A - Banco Múltiplo with respect to computer leases.

28.	Indebtedness incurred by Shangxi Tisco Harsco Technology Co Ltd in favor of HSBC Bank (China) Company Ltd with respect to loan agreement, 60% of which is guaranteed by Harsco Corporation.

29.	Indebtedness incurred by Shangxi Tisco Harsco Technology Co Ltd in favor of Taiyuan Iron & Steel (Group) Co., Ltd. with respect to Facility and Deposit Agreement.

30.
Indebtedness incurred by Harsco India Private Ltd in favor of HSBC Bank with respect to external commercial borrowings, rupee term loan, and buyer’s credit, all of which are guaranteed by Harsco Corporation.

31.	Indebtedness incurred by Harsco India Metals Private Ltd in favor of HSBC Bank with respect to rupee term loan, and guaranteed by Harsco Corporation.

32.
Indebtedness incurred by Jiangsu Harsco Industrial Grating Company Ltd. in favor of HSBC Bank (China) Co. Ltd, Wuxi branch with respect to bank facility and draft limited guaranty, and guaranteed by Harsco Corporation.

33.	Indebtedness incurred by Steelserv Ltd in favor of New Zealand Steel Limited with respect to loans.

34.	Indebtedness incurred by Harsco Corporation in respect of a guarantee of a loan facility incurred by Harsco Infrastructure German GmbH in favor of Commerzbank.

Schedule 7.03(f)

Existing Liens

1.
Liens incurred by Harsco Corporation in favor of Gelco Corporation d/b/a GE Fleet Services, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 4260158 3; 20050361577; 20050698358; 20051433896; 20051585471; 20052664390; 20063219755; 20063224896; 20063996378; 20131853804.

2.	Lien incurred by Harsco Corporation in favor of Cleveland Brothers Equipment Co., Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2009 0630779.

3.	Lien incurred by Harsco Corporation in favor of Dust Control Technology, Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2009 4189533.

4.	Lien incurred by Harsco Corporation in favor of NMHG Financial Services, Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2010 0992846.

5.
Lien incurred by Harsco Corporation in favor of Caterpillar Financial Services Corp., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2010 1757529; 2011 2322835; 2011 2323114; 2012 2081380; 2012 2979609.

6.
Liens incurred by Harsco Corporation in favor of United Rentals (North America), Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2010 2453342; 2010 2453375; 2010 2453391; 2010 2453409; 2010 2453425; 2010 3571829; 2010 3571837; 2010 3571852; 2010 3571860; 2010 3571886; 2011 2071549; 2011 2071648; 2011 2071671; 2011 2071689.

7.
Liens incurred by Harsco Corporation in favor of Toyota Motor Credit Corporation, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2010 4058180; 2011 3240093; 2011 3240101; 2011 4121631; 2011 4294461; 2011 4391697; 2012 4212298.

8.	Lien incurred by Harsco Corporation in favor of OCE Financial Services, Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2011 3772111.

9.
Liens incurred by Harsco Corporation in favor of CHG-Meridian U.S. Finance, Ltd., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2013 2525328; 2013 2525393; 2013 2525435; 2013 2527217; 2013 2527241; 2013 2527282; 2013 2529106; 2013 2529163; 2013 2534593; 2013 2535046; 2013 2535053; 2013 2535582; 2013 4145596; 2013 4145638; 2013 4145646; 2013 4145653; 2013 4145679; 2013 4901766.

10.
Liens incurred by Harsco Corporation in favor of General Electric Capital Corporation, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2013 2491786; 2013 1555631; 2013 3271203.

11.	Lien incurred by Harsco Corporation in favor of BankFinancial FSB, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2013 3060432.

12.	Lien incurred by Harsco Corporation in favor of Wells Fargo Bank, National Association, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2013 3599017.

13.	Lien incurred by Harsco Corporation in favor of Cole Taylor Equipment Finance, LLC, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2013 3663193.

14.	Lien incurred by Harsco Corporation in favor of RBS Asset Finance, Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2013 4653847.

15.
Liens incurred by Harsco Corporation in favor of First National Capital, LLC, and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing numbers: 2013 4880051; 2013 5079927.

16.	Lien incurred by Harsco Corporation in favor of MB Financial Bank, N.A., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2014 4833695.

17.	Lien incurred by Harsco Corporation in favor of Motion Industries, Inc., and reflected on a UCC-1 filing in the office of the Delaware Secretary of State, filing number: 2015 0414069.

Schedule 7.07

Existing Investments

1.	Investments in Bullseye Partnership, L.P.

2.	Investments in shares of Sun Life Financial Inc. (NYSE: SLF).

3.	Investments in shares of Principal Financial Group Inc. (NYSE: PFG).

4.	Investment in loans incurred by Harsco Infrastructure Ukraine LLC in favor of Harsco Investment Ltd.

5.	Investments in shares of P.T. Purna Baja Harsco.

6.	Investments in shares of Phooltas Harsco Rail Solutions Private Limited.

Schedule 7.12

Existing Limitations on Negative Pledge Clauses

None.

Schedule 7.13

Existing Limitations on Restrictions on Subsidiary Distributions

None.

EXHIBIT A-1

FORM OF COMPETITIVE BID REQUEST

Citibank, N.A.
as Administrative Agent for
the Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt
[Date]
Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.06(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A) Date of Competitive Borrowing (which is a Business Day)	_____________________________

(B) Principal Amount of Competitive Borrowing (1)	_____________________________

(C) Type of Borrowing (2)	_____________________________

(D) Interest Period and the last day thereof (3)	_____________________________

(E) Currency of Competitive Borrowing	_____________________________

(1) Shall be (a) not less than $5,000,000, in the case of Borrowings in Dollars, and 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency, in the case of Borrowings in any Alternative Currency, or greater than the Total Revolving Credit Commitments then available, and (b) in integrals of $1,000,000, in the case of Borrowings in Dollars, and 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency, in the case of Borrowings in any Alternative Currency. May be expressed in Dollars or, in the case of an Alternative Currency Borrowing, in the Alternative Currency.

(2) Eurocurrency Loan or Fixed Rate Loan.
(3) Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Credit Termination Date.

Exhibit A-1

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 5.03(a) and (b) of the Credit Agreement have been satisfied.

Very truly yours,

HARSCO CORPORATION

By:_____________________
Name: Title:

Exhibit A-2

EXHIBIT A-2

FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]

Attention:

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on [ ], 20[ ], pursuant to Section 2.06(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(4) Your Competitive Bid must comply with Section 2.06(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A) Date of Competitive Borrowing	_____________________________

(B) Principal amount of Competitive Borrowing (5)	_____________________________

(C) Spot Exchange Rate utilized	_____________________________

(D) Interest rate basis	_____________________________

(E) Interest Period and the last day thereof	_____________________________

(F) Currency of Competitive Borrowing	_____________________________
(4) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurocurrency Loans, not later than 11:00 a.m., New York City time, three Business Days before a proposed Eurocurrency Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.
(5) In the case of a Borrowing in Dollars, must be expressed in Dollars and, in the case of an Alternative Currency Borrowing, must be expressed in both the Alternative Currency and the Assigned Dollar Value thereof.

Very truly yours,

CITIBANK, N.A., as Administrative Agent

By:________________________________ Name: Title:

Exhibit A-2-1

EXHIBIT A-3

 FORM OF COMPETITIVE BID

Citibank, N.A.
as Administrative Agent for
the Lenders referred to below,
1615 Brett Rd.
OPS 3
New Castle, Delaware 19720
Attention: Thomas Schmitt
Citigroup Global Loans

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Lender], refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.06(b) of the Credit Agreement, in response to the Competitive Bid Request made by [Name of Borrower] (the “Borrower”) on [ ], 20[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A) Principal Amount (6)	_____________________________

(B) Competitive Bid Rate (7)	_____________________________

(C) Interest Period and last day thereof	_____________________________
(6) Shall be (a) not less than $5,000,000, in the case of Borrowings in Dollars, and 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency, in the case of Borrowings in any Alternative Currency, or greater than the Total Revolving Credit Commitments then available, and (b) in integrals of $1,000,000, in the case of Borrowings in Dollars, and 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency, in the case of Borrowings in any Alternative Currency. The Principal Amount must be expressed, in the case of Borrowings in Dollars, in Dollars, and in the case of Alternative Currency Borrowings, in both the Alternative Currency and the Assigned Dollar Value thereof. Multiple bids will be accepted by the Administrative Agent.

(7) I.e., LIBO Rate + or - [ ]%, in the case of Eurocurrency Loans in Dollars or any Alternative Currency (other than Euros), EURIBO Rate + or - [ ]%, in the case of Eurocurrency Loans in Euros or [ ]%, in the case of Fixed Rate Loans.

Exhibit A-3-1

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.06(d) of the Credit Agreement.

Very truly yours,
[NAME OF LENDER] By:____________________________ Name: Title:

Exhibit A-3-2

EXHIBIT A-4

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

[Date]

Citibank, N.A.
as Administrative Agent for
the Lenders referred to below
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

In accordance with Section 2.06(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request (attached hereto) dated [ ], 20[ ] and in accordance with Section 2.06(d) of the Credit Agreement, we have indicated on such summary of bids the principal amount, rates and Lenders of the bids we are accepting, and we are rejecting the bids not indicated thereon as being accepted.

The [insert principal amount] should be credited as follows to the following account number(s) on [date]:

_______________________________
_______________________________
_______________________________

Very truly yours,

HARSCO CORPORATION

By:____________________________ Name: Title:

Exhibit A-4-1

EXHIBIT A-5

FORM OF STANDBY BORROWING REQUEST

Citibank, N.A.
as Administrative Agent for the
Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.07 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Standby Borrowing (which is a Business Day)	_____________________________

(B) Principal Amount of Standby Borrowing (8)	_____________________________

(C) Type of Borrowing (9)	_____________________________

(D) Interest Period and the last day thereof (10)	_____________________________

(E) Currency of Loans	_____________________________

(F) Principal Amount/Account(s) to be credited	_____________________________
_____________________________
       (8) Shall be (a) not less than $5,000,000, in the case of Borrowings in Dollars, and 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency, in the case of Borrowings in any Alternative Currency, or greater than the Total Commitment then available, and (b) in integrals of $1,000,000, in the case of Borrowings in Dollars, and 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency, in the case of Borrowings in any Alternative Currency. May be expressed in Dollars or, in the case of an Alternative Currency Borrowing, in the applicable Alternative Currency.

(9) Eurocurrency Loan or Base Rate Loan.
(10) Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Credit Termination Date.

Exhibit A-5-1

Upon acceptance of any or all of the Revolving Credit Loans made by the Revolving Credit Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 5.03(a) and (b) of the Credit Agreement have been satisfied.

Very truly yours,

HARSCO CORPORATION

By:______________________________ Name: Title:

Exhibit A-5-2

EXHIBIT A-6

FORM OF TERM LOAN BORROWING REQUEST

Citibank, N.A.
as Administrative Agent for the
Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that it requests a Term Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Term Borrowing (which is a Business Day)	_____________________________

(B) Principal Amount of Term Borrowing in Dollars	_____________________________

(C) [Type] of Borrowing (11)	_____________________________

(D) Interest Period and the last day thereof (12)	_____________________________

      (11) Eurocurrency Loan or Base Rate Loan.

(12) Which shall be subject to the definition of “Interest Period” and end not later than the Term Loan Maturity Date.

Exhibit A-6-1

Upon acceptance of any or all of the Term Loans made by the Term Loan Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 5.03(a) and (b) of the Credit Agreement have been satisfied.

Very truly yours,

HARSCO CORPORATION

By:_____________________________ Name: Title:

Exhibit A-6-2

EXHIBIT A-7

FORM OF INTEREST ELECTION REQUEST

Citibank, N.A.
as Administrative Agent for the
Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes an Interest Election Request with respect to a [Term Loan]/[Revolving Credit Loan] (13) and the undersigned Borrower hereby requests the conversion or continuation of a Borrowing of [Term Loans]/[Revolving Credit Loans] (14) under the Credit Agreement, and in that connection the undersigned Borrower specifies the following information with respect to such Borrowing to be converted or continued as requested hereby:

1.	Class of Loans Subject to the Borrowing: [Term Loans]/[Revolving Credit Loans] (15)

2.	Borrowing to which this request applies (16):

3.	Principal amount of Borrowing to be converted/continued (17):

4.	Effective date of election (which is a Business Day):

5.	Interest rate basis of resulting Borrowing(s) (18):

6.	Interest Period of resulting Borrowing(s) (19):

(13) Delete as applicable.
(14) Delete as applicable
(15) Delete as applicable
(16) Specify existing Type and last day of current Interest Period.
(17) If different options are being elected with respect to different portions of the Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing. Each resulting Borrowing must be (a) not less than $5,000,000, in the case of Borrowings in Dollars, and 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency, in the case of Borrowings in any Alternative Currency, and (b) in integrals of $1,000,000, in the case of Borrowings in Dollars, and 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency, in the case of Borrowings in any Alternative Currency.

(18) Eurocurrency Borrowing or Base Rate Borrowing.

Exhibit A-7-1

(19) If the Borrowing is to be a Eurocurrency Borrowing. Must comply with the definition of “Interest Period” and end not later than the Revolving Credit Termination Date for Borrowings of Revolving Credit Loans or the Term Loan Maturity Date for Borrowings of Term Loans.

Very truly yours,

HARSCO CORPORATION

By:_________________________________ Name: Title:

Exhibit A-7-2

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered pursuant to Section 6.02 of the Second Amended and Restated Credit Agreement, dated as of December 2, 2015, (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders parties thereto, and CITIBANK N.A., as Administrative Agent and as Collateral Agent, and the other Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.
The undersigned hereby certifies as follows:
1.    I am the duly elected, qualified and acting [Responsible Officer] of the Company.
2.    I have reviewed and am familiar with the contents of this Certificate.
3.    I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].
4.    The financial covenant analyses and information set forth on Attachment 2 attached hereto showing compliance with the Financial Covenants and the Total Leverage Ratio are true and accurate as of the date of this Certificate.
5.    Since the Closing Date:
(a)    No Loan Party has changed its name, organizational form or its jurisdiction of organization other than (i) has been previously disclosed in writing to the Collateral Agent or (ii) is described in Attachment 3 hereto, in each case, in accordance with Section 5.04 of the Guarantee and Collateral Agreement; and
(b)    No Loan Party has acquired any Recordable Intellectual Property other than Recordable Intellectual Property that (i) has been previously disclosed in writing to the Collateral Agent or (ii) is described in Attachment 3 hereto.
6.     Since the Closing Date:
(a)    No Loan Party has acquired any Property of the type described in Section 6.08(a) of the Credit Agreement (to the extent such Property is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement) as to which the Collateral Agent does not have a perfected Lien pursuant to the Security Documents;
(b)    No Loan Party has acquired any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000;
(c)    No Loan Party has formed or acquired any directly owned Subsidiary (and no Excluded Subsidiary has ceased to be an Excluded Subsidiary); and

Exhibit B-1

(d)    [No Unrestricted Subsidiary has been designated]/[The Company has designated ______(name)_____ as an Unrestricted Subsidiary. Attached hereto as Annex A are consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of such Unrestricted Subsidiary from the consolidated financial statements attached hereto as Attachment 4];
except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Collateral Agent and in respect of which the Company has taken all actions required by Section 6.08 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Company is concurrently herewith taking all actions required by Section 6.08 of the Credit Agreement with respect thereto.
7.    The aggregate outstanding amount of Designated Bilateral Letters of Credit as of the last day of the accounting period covered by the Financial Statements is $[_____].
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

HARSCO CORPORATION
By:
Name:
Title:

Date:

Exhibit B-2

Attachment 1
to Compliance Certificate

Financial Statements

Attachment 2
to Compliance Certificate
Calculations of Financial Covenants and Total Leverage Ratio
The information described herein is as of ______, 20 ______, and pertains to the period from ______, 20 __ to _____________, 20__.
[Set forth calculations for Total Net Leverage Ratio, Total Leverage Ratio and Ratio of Consolidated EBITDA to Consolidated Interest Charges]

Attachment 3
to Compliance Certificate
Disclosure of Certain Changes (1)
(1) Note that if any Recordable Intellectual Property is disclosed, the Company shall deliver any required IP Security Agreements pursuant to Section 6.02 of the Credit Agreement concurrently with or promptly after the delivery of this Compliance Certificate.

Attachment 4
to Compliance Certificate

Adjustments to Consolidated Financial Statements

EXHIBIT C

[Reserved]

Exhibit C-1

EXHIBIT D
ASSIGNMENT AND ACCEPTANCE
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] (21)Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] (22) Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] (23) hereunder are several and not joint.] (24) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
(21) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
(22) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
(23) Select as appropriate.
(24) Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D-1

1.    Assignor[s]:        ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]
2.    Assignee[s]:        ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Related Fund] of [identify Lender]
Assignee is not a Defaulting Lender

3.	Borrower(s): Harsco Corporation (the “Company”)

4.	Administrative Agent: Citibank N.A. as the Administrative Agent under the Credit Agreement

5.
Credit Agreement: The Second Amended and Restated Agreement dated as of December 2, 2015 among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders party thereto, the Lenders parties thereto, Citibank N.A., as Administrative Agent and as Collateral Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s] (25)	Assignee[s] (26)	Facility Assigned (27)	Aggregate Amount of Commitment/ Loans for all Lenders (28)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans (29)	CUSIP Number
			$	$	%
			$	$	%

[7.	Trade Date:______________] (30)
(25) List each Assignor, as appropriate.
(26) List each Assignee, as appropriate.
(27) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
(28) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
(29) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(30) To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[Page break]

Exhibit D-1

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] (31) [NAME OF ASSIGNOR]
By:
Name:
Title:

[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE[S] (32) [NAME OF ASSIGNEE]
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:

Exhibit D-1

[Consented to and Accepted: (33)

CITIBANK N.A., as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

[Consented to: (34)

[CITIBANK, N.A., as Issuing Lender
By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA, as Issuing Lender
By:
Name:
Title:

[Consented to: (35)

HARSCO CORPORATION
By:
Name:
Title:
(31) Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
(32) Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
(33) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(34) To be added only if the consent of the Issuing Lenders is required by the terms of the Credit Agreement.
(35) To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Exhibit D-1

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(c) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 4.01 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including pursuant to Section 2.20 thereof), duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the

Exhibit D Annex 1-1

Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D Annex 1-2

EXHIBIT E

[Reserved]

Exhibit E

EXHIBIT F-1
FORM OF TERM NOTE
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT CHIEF FINANCIAL OFFICER OF HARSCO CORPORATION, AT 350 POPLAR CHURCH ROAD, CAMP HILL, PA 17011, WHO WILL PROVIDE YOU WITH THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE.
New York, New York
___________ __, 2015
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby unconditionally promises to pay to _________ (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.01 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.03 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of such Term Loan from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.
The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Term Loan.
This Note (a) is one of the Term Notes referred to in the Second Amended and Restated Credit Agreement dated as of [   ], 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders party thereto, the other Lenders parties thereto and Citibank N.A., as Administrative Agent and as Collateral Agent, and the other agents named therein, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Exhibit F-1-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.06 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

HARSCO CORPORATION
By:
Name:
Title:

Exhibit F-1-2

Schedule A
to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amounts of Base Rate Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of Base Rate Loans	Notation made by

Exhibit F-1-Schedule A

Schedule B
to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to Base Rate Loans	Interest Period and Eurocurrency Rate with Respect thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation made by

Exhibit F-1-Schedule B

EXHIBIT F-2
FORM OF REVOLVING CREDIT NOTE

REVOLVING NOTE

U.S. $[ ]	Dated: [ ]

FOR VALUE RECEIVED, the undersigned, HARSCO CORPORATION, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to [ ] (the “Lender”) for the account of its applicable lending office the aggregate principal amount of U.S. $[ ] (or, to the extent of any Revolving Credit Loans (as defined below) denominated in an Alternative Currency, the aggregate principal amount thereof in such currency) or, if less, the aggregate principal amount of the Revolving Credit Loans (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Revolving Credit Termination Date. The principal of each Revolving Credit Loan evidenced hereby shall be payable on the last day of the Interest Period relating thereto, as provided in the Credit Agreement referred to below.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates, and payable at such times, and in the currency or currencies, as are specified in the Credit Agreement.

Both principal and interest are payable to Citibank, N.A. (“Citibank”), as Administrative Agent, or any successor to Citibank in such capacity, for the account of the Lender at the Administrative Agent’s Payment Office as defined in the Credit Agreement (or at the office of such successor, if applicable), in same day funds. Each Revolving Credit Loan made by the Lender to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Credit Note.

This Revolving Credit Note is one of the promissory notes evidencing the Loans (as defined in the Credit Agreement) referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of [    ], 2015 (said agreement, as further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) among Harsco Corporation, the Approved Borrowers party thereto, Citibank, in its capacity as Administrative Agent, the Issuing Lenders party thereto and the lenders and other parties party thereto. The Credit Agreement, among other things, (i) provides for the making of loans (the “Revolving Credit Loans”) by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Revolving Credit Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

EXHIBIT F-2-1

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.06 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank]

EXHIBIT F-2-2

HARSCO CORPORATION

By:____________________________
Name:
Title:

[Signature Page to Revolving Credit Note]

EXHIBIT F-2-3

REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount and Type of Revolving Credit Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F-2-4

EXHIBIT G-1
FORM OF EXEMPTION CERTIFICATE
(For Non-US Lenders That Are Not Partnerships for US Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders parties thereto and CITIBANK N.A., as Administrative Agent and as Collateral Agent, and the other Agents named therein. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
___________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1.	The Non-U.S. Lender is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing the Loan(s)) or other Obligations in respect of which it is providing this certificate;

2.
The Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

a.	the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
the Non-U.S. Lender has not been treated as a bank: for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.	The Non-U.S. Lender is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code; and

4.	The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C), of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.IN

Exhibit G-1-1

WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

Exhibit G-1-2

EXHIBIT G-2
FORM OF EXEMPTION CERTIFICATE
(For Non-US Lenders That Are Partnerships for US Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders parties thereto, and CITIBANK N.A., as Administrative Agent and as Collateral Agent, and the other Agents named therein. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
___________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1.	The undersigned is the sole record owner of the Loan(s) (as well as any Note(s) evidencing the Loan(s)) or other Obligations in respect of which it is providing this certificate;

2.	The direct or indirect partners/members of the undersigned are the sole beneficial owners of such Loan(s) (as well any Note(s) evidencing the Loan(s)) or other Obligations;

3.
Neither the undersigned nor any of its direct or indirect partners/members is a bank (as such term is used in Section 881(c)(3)(A), of the Internal Revenue Code of 1986, as amended (the “Code”)). In this regard the undersigned further represents and warrants that:

a.	Neither the undersigned nor any of its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
Neither the undersigned nor any of its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4.	None of the direct or indirect partners/members of the undersigned is a “10-percent shareholder” of the Company (as such term is used in Section 871(h)(3)(B) of the Code); and

5.	None of the direct or indirect partners/members of the undersigned is a controlled foreign corporation related to the Company within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit G-2-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

Exhibit G-2-2

EXHIBIT G-3
FORM OF EXEMPTION CERTIFICATE
(For Non-US Participants That Are Not Partnerships for US Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders parties thereto and CITIBANK N.A., as Administrative Agent and as Collateral Agent, and the other Agents named therein. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
___________________ (the “Non-U.S. Participant”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Non-U.S. Participant hereby represents and warrants that:

1.	The Non-U.S. Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2.
The Non-U.S. Participant is not a bank for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Participant further represents and warrants that:

a.	the Non-U.S. Participant is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
the Non-U.S. Participant has not been treated as a bank: for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.	The Non-U.S. Participant is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code; and

4.	The Non-U.S. Participant is not a controlled foreign corporation related to the Company within the meaning of Section 881(c)(3)(C), of the Code.
The undersigned has furnished its transferor Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such transferor Lender, and (2) the undersigned shall have at all times furnished such transferor Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit G-3-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. PARTICIPANT]
By:
Name:
Title:

Date:

Exhibit G-3-2

EXHIBIT G-4
FORM OF EXEMPTION CERTIFICATE
(For Non-US Participant That Are Partnerships for US Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders parties thereto, and CITIBANK N.A., as Administrative Agent and as Collateral Agent, and the other Agents named therein. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
___________________ (the “Non-U.S. Participant”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Non-U.S. Participant hereby represents and warrants that:

1.	The undersigned is the sole record owner of the participation in respect of which it is providing this certificate;

2.	The direct or indirect partners/members of the undersigned are the sole beneficial owners of such participation;

3.
Neither the undersigned nor any of its direct or indirect partners/members is a bank (as such term is used in Section 881(c)(3)(A), of the Internal Revenue Code of 1986, as amended (the “Code”)). In this regard the undersigned further represents and warrants that:

a.	Neither the undersigned nor any of its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
Neither the undersigned nor any of its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4.	None of the direct or indirect partners/members of the undersigned is a “10-percent shareholder” of the Company (as such term is used in Section 871(h)(3)(B) of the Code); and

5.	None of the direct or indirect partners/members of the undersigned is a controlled foreign corporation related to the Company within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished its transferor Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such transferor Lender, and (2) the undersigned shall have at all times furnished such transferor Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit G-4-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. PARTICIPANT]
By:
Name:
Title:

Date:

Exhibit G-4-2

EXHIBIT H

FORM OF DESIGNATION LETTER

Citibank, N.A.
as Administrative Agent for
the Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

[Date]

Ladies and Gentlemen:

The undersigned, Harsco Corporation (the “Company”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby designates [Name of Approved Borrower] (the “Approved Borrower”), a wholly owned subsidiary of the Company and a corporation duly incorporated under the laws of [State/Country], as a Borrower in accordance with Section 2.25 of the Credit Agreement until such designation is terminated in accordance with such Section 2.25.

The Approved Borrower hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon its execution of this Designation Letter, it shall be a Borrower for purposes of the Credit Agreement and agrees to be bound by and to perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement. The Approved Borrower hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of borrowing under Article II of the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

The Company hereby represents and warrants to the Administrative Agent and each Lender that, before and immediately after giving effect to this Designation Letter, (i) the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof and (ii) no Default has occurred and is continuing on the date hereof.

The Approved Borrower hereby instructs its counsel to deliver the opinion required by Section 5.02(a) of the Credit Agreement.

Exhibit H-1

The Approved Borrower hereby agrees that this Designation Letter and the Credit Agreement, and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York. The Approved Borrower hereby irrevocably and unconditionally submits to the [exclusive] [nonexclusive] (36) jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Approved Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Approved Borrower further agrees that service of process in any such action or proceeding brought in New York may be made upon it by service upon the Company at the address specified in the Credit Agreement and the Approved Borrower hereby irrevocably appoints the Company as its authorized agent (“Process Agent”) to accept, on behalf of it and its property such service of process in New York, and the Company accepts such appointment.

[Insert for Approved Borrowers that are Domestic Subsidiaries or are treated as domestic corporations under Section 1504(d) of the Code:

The Company and the Approved Borrower shall be liable for all amounts due to the Administrative Agent and/or any Lender from the Company or any other Approved Borrower under the Credit Agreement, regardless of which of the Company or any Approved Borrower actually receives Loans or the amount of Loans received by the Company or any Approved Borrower or the manner in which the Administrative Agent and/or such Lender accounts for Loans on its books and records (without limiting the foregoing, the Company and the Approved Borrower shall be liable for Loans made to the Company and any other Approved Borrower). Each of the Company’s and the Approved Borrower’s obligations with respect to Loans made to it, and the obligations arising as a result of the joint and several liability under the Credit Agreement, with respect to Loans made to the Borrower or any Approved Borrower under the Credit Agreement, shall be separate and distinct obligations, but all such obligations shall be primary obligations of the Company or the Approved Borrower, as the case may be.]

[Insert for Approved Borrowers that are not Domestic Subsidiaries and are not treated as domestic corporations under Section 1504(d) of the Code:

The Company and the Approved Borrower hereby represent and warrant to the Administrative Agent and each Lender that the Approved Borrower is a “Non-U.S. Approved Borrower,” which for purposes of this Designation Letter means an Approved Borrower that (i) is not organized or incorporated under the laws of one of the States of the United States of America, the laws of the District of Columbia or the Federal laws of the United States of America and (ii) is not treated as a domestic corporation under Section 1504(d) of the Code.

The Company shall be liable for all amounts due to the Administrative Agent and/or any Lender from the Company, the Approved Borrower, or any other Approved Borrower under the Credit Agreement, regardless of which of the Company or any Approved Borrower actually receives Loans or the amount of Loans received by the Company or any Approved Borrower or the manner in which the Administrative Agent and/or such Lender accounts for Loans on its books and records (without limiting the foregoing, the Company shall be liable for Loans made to the Company, the Approved Borrower and any other Approved Borrower). Each of the Company’s obligations with respect to Loans made to it, and the Company’s obligations arising as a result of the joint and several liability under the Credit Agreement

Exhibit H-2

with respect to Loans made to the Approved Borrower or any other Approved Borrower under the Credit Agreement, shall be separate and distinct obligations, but all such obligations shall be primary obligations of the Company.

The Approved Borrower shall be liable for all amounts due to the Administrative Agent and/or any Lender from the Approved Borrower or any other Non-U.S. Approved Borrower under the Credit Agreement, regardless of which of the Non-U.S. Approved Borrowers actually receives Loans or the amount of Loans received by any Non-U.S. Approved Borrower or the manner in which the Administrative Agent and/or such Lender accounts for Loans on its books and records (without limiting the foregoing, the Approved Borrower shall be liable for Loans made to the Approved Borrower and any other Non-U.S. Approved Borrower). The Approved Borrower’s obligations with respect to Loans made to it, and the Approved Borrower’s obligations arising as a result of the joint and several liability under the Credit Agreement with respect to Loans made to any other Non-U.S. Approved Borrower under the Credit Agreement, shall be separate and distinct obligations, but all such obligations shall be primary obligations of the Approved Borrower.]
Each of the Company and the Approved Borrower agree that if the joint and several liability under the Credit Agreement, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability shall be valid and enforceable to the maximum extent that would not cause such joint and several liability to be unenforceable under applicable law, and such joint and several liability shall be deemed to have been automatically amended accordingly at all relevant times.

THE APPROVED BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
(36) Each Approved Borrower that is a Domestic Subsidiary must submit to exclusive jurisdiction, while all other Subsidiaries must submit to nonexclusive jurisdiction.
[Remainder of page intentionally left blank]

Exhibit H-3

IN WITNESS WHEREOF, the parties hereto have caused this Designation Letter to be duly executed by their duly authorized officers, all as of the date first above written.

HARSCO CORPORATION
By:
Name:
Title:

[APPROVED BORROWER]
By:
Name:
Title:

[Insert Address, Contact Name, Telephone and Facsimile Numbers]

Exhibit H-4

EXHIBIT I
[FORM OF]
AFFILIATE SUBORDINATION AGREEMENT
This AFFILIATE SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Affiliate Subordination Agreement”), dated as of [____], is made by and between each of the companies listed on the signature pages hereto as Subordinated Creditors (each individually, a “Subordinated Creditor” and collectively, the “Subordinated Creditors”) and each of the companies listed on the signature pages hereto as Affiliate Debtors (each individually, an “Affiliate Debtor” and collectively, the “Affiliate Debtors”), in favor of Citibank N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) and the collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) under the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, pursuant to the Second Amended and Restated Credit Agreement (as amended, supplemented or modified from time to time, the “Credit Agreement”) dated as of [   ], 2015, among Harsco Corporation (the “Company”), the Approved Borrowers party thereto, the issuing lenders party thereto, the lenders party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent, the Lenders have agreed to make Loans (as defined in the Credit Agreement) and provide other financial accommodations to the Company;
WHEREAS, one or more of the Affiliate Debtors now or may hereafter from time to time have Indebtedness owing to one or more of the Subordinated Creditors (all such present and future Indebtedness (whether created directly or acquired by assignment or otherwise), and interest, premiums and fees, if any, thereon and other amounts payable in respect thereof and all rights and remedies of the Subordinated Creditors with respect thereto, being referred to as the “Affiliate Subordinated Debt”);
WHEREAS, pursuant to Section 7.02(b) of the Credit Agreement, the Subordinated Creditors are required to execute and deliver this Affiliate Subordination Agreement; and
WHEREAS, it is in the best interests of the Subordinated Creditors to execute this Affiliate Subordination Agreement inasmuch as the Subordinated Creditors will derive substantial direct and indirect benefits from the extensions of credit that occur from time to time pursuant to the Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
Article 1
Definitions
Section 1.01. Certain Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
(b)    The following terms shall have the following meanings:

Exhibit I-1

“Affiliate Debtors” shall have the meaning assigned to such term in the preamble.
“Affiliate Subordinated Debt” shall have the meaning assigned to such term in the second recital.
“Contingent Obligation” shall mean, at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is any contingent indemnification, expense reimbursement or other obligation (including any guarantee) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made.
“Lender Party” shall mean the Administrative Agent, the Collateral Agent and the Lenders.
“Non-Contingent Obligation” shall mean at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.
“Release Conditions” shall mean the following conditions for terminating the Affiliate Subordination Agreement:
(i) all Non-Contingent Obligations shall have been paid in full in cash; and
(ii) satisfaction of all Contingent Obligations (other than obligations and liabilities in respect of or arising under Specified Hedge Agreements, Specified Cash Management Agreements, Designated Bilateral Letters of Credit, contingent indemnity obligations as to which no claim has been asserted and reimbursement obligations in respect of Letters of Credit which have been cash collateralized (in an amount not to exceed 103% of the face amount of such Letters of Credit) to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Lender or for which back-stop letters of credit (in a face amount not to exceed 103% of the face amount of such Letters of Credit) reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender have been provided) in form and substance reasonably satisfactory to the Administrative Agent or to the applicable counterparty, as applicable.
“Senior Indebtedness” is defined in Section 2.01(a) hereof.
“Subordinated Creditors” is defined in the preamble.
“Termination Date” shall have the meaning assigned to such term in Section 2.01(b) hereof.
Article 2
Agreement
Section 2.01. Agreement to Subordinate.
(a)    Each of the Affiliate Debtors and the Subordinated Creditors agree that the Affiliate Subordinated Debt is and shall be subject, subordinate and rendered junior, to the extent and in the manner hereinafter set forth, in right of payment, to the prior indefeasible payment in full of all Obligations (other than obligations and liabilities in respect of or arising under Specified Hedge Agreements, Specified Cash Management Agreements, Designated Bilateral Letters of Credit, contingent indemnity obligations as to which no claim has been asserted and reimbursement obligations in respect of Letters of Credit which have been cash collateralized (in an amount not to

Exhibit I-2

exceed 103% of the face amount of such Letters of Credit) to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Lender or for which back-stop letters of credit (in a face amount not to exceed 103% of the face amount of such Letters of Credit) reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender have been provided) of the Company and each Subsidiary Guarantor now existing or hereafter arising under any Loan Document whether for (i) principal, (ii) interest (including Post-Petition Interest (as defined in the Guarantee and Collateral Agreement)), (iii) costs, (iv) fees (including reasonable attorneys’ fees and disbursements), (v) expenses, and (vi) otherwise (the Obligations specified in clauses (a)(i) through (a)(vi) above are referred to collectively as the “Senior Indebtedness”). For purposes of this Affiliate Subordination Agreement, the Senior Indebtedness shall be deemed not to have been indefeasibly paid in full until the Release Conditions are satisfied, at which time this Affiliate Subordination Agreement and all obligations hereunder shall terminate without any further action by any party hereto. Each of the Affiliate Debtors and the Subordinated Creditors waives notice of acceptance of this Affiliate Subordination Agreement by the Lender Parties, and the Subordinated Creditors waive notice of, and consent to the making, amount and terms of, the Senior Indebtedness which may exist or be created from time to time and any renewal, extension, refinancing, amendment, amendment and restatement, supplement or other modification thereof, and any other lawful action which any Lender Party may take or omit to take with respect thereto. The provisions of this Section shall constitute a continuing offer made for the benefit of and to all Secured Parties, and each Lender Party is hereby irrevocably authorized to enforce such provisions.
(b)    After the occurrence and during the continuation of any Event of Default, upon notice from the Administrative Agent (which notice shall be deemed to have been given if an Event of Default under Section 8(f) of the Credit Agreement occurs), no Affiliate Debtors shall make, and no Subordinated Creditors shall receive or accept from any source whatsoever, any payment in respect of any Affiliate Subordinated Debt, unless and until the earliest of (i) the date on which the Release Conditions are satisfied (such date hereinafter referred to as the “Termination Date”), (ii) the date upon which such Event of Default has been cured or waived and (iii) the date upon which such notice has been rescinded by the Administrative Agent. Nothing herein shall prohibit any Affiliate Debtor from making and any Subordinated Creditor from receiving any payments in respect of Affiliate Subordinated Debt so long as no Event of Default has occurred and is continuing or the Administrative Agent shall not have given the notice provided in the prior sentence.
Section 2.02. In Furtherance of Subordination.
(a)    Upon any distribution of all or any of the assets of any Affiliate Debtor pursuant to any case, proceeding or other action relating to the bankruptcy or insolvency (a “Bankruptcy Proceeding”) of such Affiliate Debtor or with respect to its assets, then, and in any such event, unless the Required Lenders shall otherwise agree in writing, the Lender Parties shall receive indefeasible payment in full in cash of all amounts due or to become due (whether or not the Senior Indebtedness has been declared due and payable prior to the date on which the Senior Indebtedness would otherwise have become due and payable) on or in respect of all Senior Indebtedness (including Post-Petition Interest, whether or not allowed as a claim) before the Subordinated Creditors or anyone claiming through or on their behalf (including any receiver, trustee, or otherwise) are entitled to receive any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Affiliate Subordinated Debt owing by such Affiliate Debtor, and to that end, any payment or distribution of any kind or character,

Exhibit I-3

whether in cash, property or securities, which may be payable or deliverable in respect of the Affiliate Subordinated Debt in any such Bankruptcy Proceeding, shall be paid or delivered directly to the Collateral Agent for the application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been indefeasibly paid in full in cash.
(b)    If any proceeding, liquidation, dissolution or winding up or other action referred to in clause (a) above is commenced by or against any Affiliate Debtor,
(i)    the Administrative Agent and the other Lender Parties are hereby irrevocably authorized and empowered (in their own names or in the name of the Affiliate Debtors, the Subordinated Creditors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Affiliate Subordinated Debt of such Affiliate Debtor and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting any such Affiliate Subordinated Debt or enforcing any security interest or other lien securing payment of any such Affiliate Subordinated Debt) as the Administrative Agent (or, in the absence of direction from the Administrative Agent, the Required Lenders) may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender Parties hereunder; provided, that if the Administrative Agent or the Required Lenders take such action, the Administrative Agent shall direct the Collateral Agent to apply all proceeds first, to the payment of the costs of enforcement of this Affiliate Subordination Agreement, and second, to the pro rata payment or prepayment of the Senior Indebtedness in accordance with Section 2.18 of the Credit Agreement and Section 6.05 of the Guarantee and Collateral Agreement; and
(ii)    the Subordinated Creditors shall duly and promptly take such action as the Administrative Agent (or, in the absence of direction from the Administrative Agent, the Required Lenders) may request (A) to collect such Affiliate Subordinated Debt of such Affiliate Debtor for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Affiliate Subordinated Debt, (B) to execute and deliver to the Collateral Agent and the other Secured Parties such powers of attorney, assignments, or other instruments as the Administrative Agent, the Collateral Agent or the other Secured Parties may reasonably request in order to enable them to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Affiliate Subordinated Debt of such Affiliate Debtor and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to any such Affiliate Subordinated Debt.
(c)    All payments or distributions of assets of the Affiliate Debtors, whether in cash, property or securities upon or with respect to the Affiliate Subordinated Debt which are received by the Subordinated Creditors contrary to the provisions of this Affiliate Subordination Agreement shall be deemed to be the property of, segregated by, received by, and held in trust for, the Collateral Agent for the pro rata benefit of the Secured Parties, shall be segregated from other funds and property held by the Subordinated Creditors and shall in any event be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied pro rata (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with Section 2.18 of the Credit Agreement and Section 6.05 of the Guarantee and Collateral Agreement, whether matured or unmatured, in accordance with the terms of this Affiliate Subordination Agreement.

Exhibit I-4

Section 2.03. No Enforcement or Commencement of any Proceedings. Each Subordinated Creditor agrees that, so long as the Release Conditions have not been satisfied, it will not, if an Event of Default has occurred and is continuing, accelerate the maturity of the Affiliate Subordinated Debt held by it or commence or join with any creditor other than the Administrative Agent, the Collateral Agent or the Secured Parties in commencing any proceeding or other action referred to in Section 2.02(a) of this Affiliate Subordination Agreement.
Section 2.04. Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Collateral Agent or any of the Secured Parties pursuant to the provisions of this Affiliate Subordination Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until the Termination Date. Each Subordinated Creditor agrees that the subordination provisions contained herein shall not be affected by any action, or failure to act, by the Administrative Agent, the Collateral Agent or any Secured Party which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors against the Affiliate Debtors.
Section 2.05. [Reserved]
Section 2.06. Obligations Hereunder Not Affected. All rights and interest of the Administrative Agent and the other Lender Parties hereunder, and all agreements and obligations of the Subordinated Creditors and the Affiliate Debtors hereunder, shall remain in full force and effect until the Termination Date irrespective of:
(a)    any lack of validity or enforceability of any document evidencing Senior Indebtedness;
(b)    any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any amendment, amendment and restatement, refinancing, other modification or waiver of or any consent to depart from any of the documents evidencing or relating to the Senior Indebtedness;
(c)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to depart from any guaranty or Loan Document, for all or any of the Senior Indebtedness;
(d)    any failure of any Lender Party to assert any claim or to enforce any right or remedy against any party hereto or any other Loan Party under the provisions of any Loan Document;
(e)    any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Affiliate Debtors and the Subordinated Creditors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and
(f)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Affiliate Debtors in respect of the Senior Indebtedness or the Subordinated

Exhibit I-5

Creditors in respect of this Affiliate Subordination Agreement (other than prior payment in full of the Senior Indebtedness).
This Affiliate Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Collateral Agent or any other Lender Party upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. Each Subordinated Creditor acknowledges and agrees that the Administrative Agent, the Collateral Agent and the other Lender Parties may, in accordance with the terms of the Credit Agreement, without notice or demand and without affecting or impairing the Subordinated Creditors’ obligations hereunder, from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Indebtedness or any part thereof, including to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Indebtedness and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Collateral Agent and the other Secured Parties may determine in accordance with the Loan Documents; (iv) release and substitute one or more endorsers, warrantors, borrowers or other Loan Parties; and (v) exercise or refrain from exercising any rights against the Company or any Subsidiary Guarantor or any other Person.
Article 3
Miscellaneous
Section 3.01. Representations and Warranties. Each of the Subordinated Creditors and the Affiliated Debtors hereby represents and warrants to the Lenders, the Issuing Lenders and the Administrative Agent that:
(a)    Existence. It is duly organized and validly existing under the laws of its jurisdiction or organization, and has the legal capacity to enter into this Agreement.
(b)    No Breach. None of the execution and delivery of this Affiliate Subordination Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will (i) conflict with or result in a breach of, or require any consent under, (A) its organizational documents, or (B) except to the extent that any such conflicts, breaches, failures to obtain consents or defaults would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (ii) result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.
(c)    Execution and Delivery; Corporate Action. This Affiliate Subordination Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the application of foreign laws. It has all necessary corporate, partnership or other power and authority to execute, deliver and perform its obligations under this Affiliate Subordination Agreement and the execution, delivery and

Exhibit I-6

performance by it of this Affiliate Subordination Agreement have been duly authorized by all necessary action on its part.
Section 3.02. [Reserved].
Section 3.03 Binding on Successors; Transferees and Assigns; Continuing Agreement. This Affiliate Subordination Agreement shall be binding upon the Subordinated Creditors and the Affiliate Debtors and their respective successors and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, that except pursuant to a transaction permitted under the Credit Agreement, neither the Subordinated Creditors nor the Affiliate Debtors may assign any of their obligations hereunder without the prior written consent of each Senior Lender Representative and the Collateral Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Commitments, Loans, or any Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document and under this Affiliate Subordination Agreement or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.06 of the Credit Agreement. This Affiliate Subordination Agreement is a continuing agreement of subordination and the Secured Parties may, from time to time and without notice to the Subordinated Creditors, extend credit to or make other financial accommodations with the Affiliate Debtors or any other Loan Party in reliance hereon.
Section 3.04. Amendments, Waivers. No amendment to or waiver of any provision of this Affiliate Subordination Agreement, nor consent to any departure by the Subordinated Creditors or the Affiliate Debtors herefrom, shall in any event be effective unless the same shall be made with the consent of the Subordinated Creditors and the Affiliate Debtors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No act, failure, or delay by any Senior Lender Representative or the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by any Senior Lender Representative or the Collateral Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
Section 3.05. Expenses. Subject to the limitations set forth in Section 10.05 of the Credit Agreement, the Subordinated Creditors and the Affiliate Debtors jointly and severally agree to pay, upon demand, to each Senior Lender Representative or any other Lender Party, as applicable, any and all costs and expenses, including reasonable attorneys’ fees and disbursements, which any such Lender Party may incur in connection with the exercise or enforcement of any of the rights or interest of any such Lender Party hereunder.
Section 3.06. Additional Subordinated Creditors and Affiliate Debtors. Notwithstanding anything else to the contrary herein, any Person may be added as a Subordinated Creditor and/or Affiliated Debtor with the consent of the Company and without the consent of any Secured Party or any other Subordinated Creditor or Affiliated Debtor.
Section 3.07. Notices. All notices and other communications provided hereunder shall be in writing or by facsimile and addressed, delivered or transmitted, if to any Subordinated Creditor or any Affiliate Debtor, to the Company at its address or facsimile number set forth in Section 10.02 of the Credit Agreement, or if to the Administrative Agent or the Collateral Agent, at its address or facsimile number set forth in Section 10.02 of the Credit Agreement, or, in either case, at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and

Exhibit I-7

properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.
Section 3.08. Severability. Any provision of this Affiliate Subordination Agreement that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, impair, invalidate or render unenforceable such provision in any other jurisdiction.
Section 3.09. Cumulative Rights. The rights, powers and remedies of the Lender Parties under this Affiliate Subordination Agreement shall be in addition to all rights, powers and remedies given to such Persons by virtue of any contract, statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently. The parties hereto expressly acknowledge and agree that the Secured Parties are intended, and by this reference expressly made, third party beneficiaries of the provisions of this Affiliate Subordination Agreement.
Section 3.10. GOVERNING LAW. THIS AFFILIATE SUBORDINATION AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AFFILIATE SUBORDINATION AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 3.11. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Affiliate Subordination Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Affiliate Subordination Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its Properties in the courts of any jurisdiction.
(b)    Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Affiliate Subordination Agreement in any court referred to in clause (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Affiliate Subordination Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.06. Nothing in this Affiliate Subordination Agreement will affect the right of any party to this Affiliate Subordination Agreement to serve process in any other manner permitted by law.

Exhibit I-8

Section 3.12. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AFFILIATE SUBORDINATION AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.
Section 3.13. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Affiliate Subordination Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Affiliate Subordination Agreement.
Section 3.14. Execution in Counterparts. This Affiliate Subordination Agreement may be executed by one or more of the parties to this Affiliate Subordination Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Affiliate Subordination Agreement by facsimile or other electronic transmission (e.g. by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
[Remainder of page left intentionally blank]

Exhibit I-9

IN WITNESS WHEREOF, intending to be legally bound, the Subordinated Creditors and the Affiliate Debtors, have caused this Affiliate Subordination Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:	[_____] By:
By:
Name:
Title:

[_____] By:
By:
Name:
Title:

AFFILIATE DEBTORS:	[_____] By:
By:
Name:
Title:

[_____] By:
By:
Name:
Title:

Exhibit I-10

EXHIBIT J
AUCTION PROCEDURES
This outline is intended to summarize certain basic terms and procedures with respect to Auctions pursuant to and in accordance with the terms and conditions of Section 10.06(k) of the credit agreement, of which this Exhibit J is a part (the “Credit Agreement”). It is not intended to be a definitive list of all of the terms and conditions of an Auction and all such terms and conditions shall be set forth in the applicable Auction Procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the auction manager, any other Agent or any of their respective affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Auction as a Lender) or whether the Company should purchase by assignment any Term Loans from any Lender pursuant to any Auction. Each Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.
Summary. The Company may purchase (by assignment) Term Loans on a non-pro rata basis by conducting one or more auctions (each, an “Auction”) pursuant to the procedures described herein; provided, that no more than one Auction may be ongoing at any one time and no more than four Auctions may be made in any period of four consecutive fiscal quarters of the Company.
Notice Procedures. In connection with each Auction, the Company (in such capacity, the “Offeror”) will provide notification to the auction manager (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction by delivering to the auction manager a written notice in form and substance reasonably satisfactory to the auction manager (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans the Offeror is willing to purchase (by assignment) in the Auction (the “Auction Amount”), which shall be no less than $10,000,000 or an integral multiple of $1,000,000 in excess of thereof; (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000, at which the Offeror would be willing to purchase Term Loans in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Offeror to the auction manager not less than 24 hours before the original Expiration Time.
Reply Procedures. In connection with any Auction, each Lender holding Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the auction manager with a notice of participation in form and substance reasonably satisfactory to the auction manager (the “Return Bid”, to be included in the Offer Documents) which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Lender at such time. A Lender may only submit one Return Bid per Auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Lender must execute and deliver, to be held by the auction manager, an Assignment and Acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the auction manager and the Administrative Agent (the “Auction Assignment and Acceptance”). The Offeror will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Exhibit J-1

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the auction manager, the auction manager, in consultation with the Offeror, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Offeror to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Offeror has received Qualifying Bids). The Offeror shall purchase (by assignment) Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All principal amount of Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price in cash equal to the applicable Reply Price and shall not be subject to proration.
Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Offeror shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.
Notification Procedures. The auction manager will calculate the Applicable Threshold Price no later than the Business Day immediately after the date that the Return Bids were due. The auction manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the auction manager in consultation with the Offeror onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the auction manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.
Additional Procedures. Once initiated by an Auction Notice, the Offeror may withdraw an Auction by written notice to the auction manager no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the auction manager at or prior to the time the auction manager receives such written notice from the Borrower. Any Return Bid (including any component bid thereof) delivered to the auction manager may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, an Auction shall become void if the Offeror fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in Section 10.06(k) of the Credit Agreement or to otherwise comply with any of the provisions of such Section 10.06(k). The purchase price for all Term Loans purchased in an Auction shall be paid in cash by the Offeror directly to the respective assigning Lender on a settlement date as determined by the auction manager in consultation with the Offeror (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Offeror shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.
All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the auction manager, in consultation with the Offeror, and, absent manifest error, the auction manager’s determination will be final and binding. Absent manifest error, the auction manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Offeror, will be final and binding.
None of the Administrative Agent, the auction manager, any other Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Loan

Exhibit J-2

Parties, or any of their affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
Immediately upon the consummation of an Auction pursuant to Section 10.06(k) of the Credit Agreement, the Term Loans subject to such Auction and all rights and obligations as a Lender related to such Term Loans shall for all purposes (including under the Credit Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect, and the Company shall neither obtain nor have any rights as a Lender under the Credit Agreement or under the other Loan Documents by virtue of the acquisition of any Term Loans subject to such Auction.
The auction manager acting in its capacity as such under an Auction shall be entitled to the benefits of the provisions of Article 9 and Section 10.05 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the auction manager, and the Administrative Agent shall cooperate with the auction manager as reasonably requested by the auction manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
This Exhibit J shall not require the Company to initiate any Auction, nor shall any Lender be obligated to participate in any Auction.

Exhibit J-3

EXHIBIT K

FORM OF TERMINATION LETTER

Citibank, N.A.
as Administrative Agent for
the Lenders referred to below,
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Thomas Schmitt

[Date]

Ladies and Gentlemen:

The undersigned, Harsco Corporation (the “Company”), refers to the Second Amended and Restated Credit Agreement dated as of December 2, 2015 (as amended, modified, extended or restated from time to time, the “Credit Agreement”), among Harsco Corporation, the Approved Borrowers party thereto, the Issuing Lenders named therein, the Lenders party thereto, the other parties party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status as an Approved Borrower of [Name of Approved Borrower], a corporation incorporated under the laws of [State/Country], in accordance with Section 2.25 of the Credit Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represents and warrants that all principal and interest on all Loans of the above-referenced Approved Borrower and all other amounts payable by such Approved Borrower pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation which by the terms of the Credit Agreement survives termination thereof.

HARSCO CORPORATION
By:
Name:
Title:

cc: [Approved Borrower]

Exhibit K-1

EXHIBIT L

HARSCO CORPORATION
SOLVENCY CERTIFICATE

[   ], 2015

This Solvency Certificate (“Certificate”) of Harsco Corporation, a Delaware corporation (the “Company”) is delivered pursuant to Section 5.01(a)(vii) of the Second Amended and Restated Credit Agreement, dated as of December 2, 2015, as amended, supplemented or modified from time to time (the “Credit Agreement”), among the Company, the Issuing Lenders named therein, the Lenders parties thereto, and Citibank, N.A., as Administrative Agent and as Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
I, [_____], the duly elected, qualified and acting as [a Responsible Officer] of the Company and its Subsidiaries, DO HEREBY CERTIFY, as follows:
1.    I have reviewed the Credit Agreement and the other Loan Documents referred to therein (collectively, the “Transaction Documents”) and have made such investigation as I have deemed necessary to enable me to express a reasonably informed opinion as to the matters referred to herein.
2.    As of the date hereof, after giving effect to the Transactions, the fair value and the present fair saleable value of any and all property of the Company and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Company and its Subsidiaries, on a consolidated basis, as they become absolute and matured (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).
3.    As of the date hereof, after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).
4.    As of the date hereof, after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.
5.     The Company and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.
6.    As of the date hereof, before and after giving effect to the Transactions, the Company and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

Exhibit L-1

7.    For the purpose of the foregoing, I have assumed there is no default under the Credit Agreement on the date hereof and will be no default under the Credit Agreement after giving effect to the funding under the Credit Agreement.

[Signature Pages Follow.]

Exhibit L-2

HARSCO CORPORATION
By:
Name:
Title:

Exhibit L-3

EXHIBIT M

FORM OF
GUARANTEE AND COLLATERAL AGREEMENT

Exhibit M

GUARANTEE AND COLLATERAL AGREEMENT

made by

HARSCO CORPORATION

and certain of its Subsidiaries

in favor of

CITIBANK, N.A.

as Collateral Agent

Dated as of December 2, 2015

i

ii

SCHEDULES:
Schedule 1    Investment Property
Schedule 2    Commercial Tort Claims
Schedule 3    Perfection Matters
Schedule 4    Intellectual Property

EXHIBITS:
Exhibit A    Guarantee and Collateral Agreement Supplement
Exhibit B    Perfection Certificate
Exhibit C    Copyright Security Agreement
Exhibit D    Patent Security Agreement
Exhibit E    Trademark Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT
GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 2, 2015, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below), including the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harsco Corporation (the “Company”), the Approved Borrowers (as defined therein) from time to time party thereto, the Lenders (as defined therein), and Citibank, N.A. as administrative agent and collateral agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used to refinance all or a portion of the loans outstanding under the Existing Credit Agreement (as defined in the Credit Agreement) and to pay costs and expenses related to the Transactions (as defined in the Credit Agreement) and to fund working capital and for general corporate purposes;
WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

Article 1
Defined Terms
Section 1.01.    Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Financial Assets, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Entitlements, Supporting Obligations and Uncertificated Securities.
(b)    The following terms shall have the following meanings:
“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Cash Management Obligations”: Obligations in respect of any Specified Cash Management Agreement.
“Collateral”: as defined in Article 3.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.01 or 6.04.
“Contingent Obligation”: at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is:
(i)    (x) a Reimbursement Obligation with respect to any Letter of Credit to the relevant Issuing Lender or (y) a reimbursement (or similar) obligation with respect to any Designated Letter of Credit to the relevant Designated Bilateral Letter of Credit Issuer;
(ii)    an obligation under a Specified Hedge Agreement or a Specified Cash Management Agreement to make payments that cannot be quantified at such time;
(iii)    an obligation (including any guarantee) that is contingent in nature at such time; or
(iv)    an obligation to provide collateral to secure any of the foregoing types of obligations.
“Copyright License”: any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.
“Copyrights”: all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing,

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(iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
“Copyright Security Agreement”: a Copyright Security Agreement, substantially in the form of Exhibit C or such other form as is reasonably acceptable to the Collateral Agent and the Company, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
“Excluded Assets”: (A)  motor vehicles and other assets subject to certificates of title (except for aircraft owned by the Company on the Closing Date), Letter of Credit Rights (except to the extent a security interest therein may be perfected by filing), (B) any property to the extent that such grant of a security interest is prohibited or restricted by any Requirements of Law, requires a consent pursuant to any Requirement of Law or is prohibited or restricted by, or constitutes a breach or default under or results in the termination of or requires any consent of another Person (other than the Company or a Restricted Subsidiary thereof) not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder, joint venture or similar agreement or any organizational or similar document, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder, joint venture or similar agreement or organizational or similar document providing for such prohibition, restriction, breach, default or termination or requiring such consent is ineffective under applicable law (including the Uniform Commercial Code), (C) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, (D) the voting Capital Stock of any Foreign Subsidiary or FSHCO to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of the voting Capital Stock of such Foreign Subsidiary or FSHCO, (E) [reserved], (F) any fee simple interest in real property having a value of less than $2,000,000 (other than real property specified on Schedule 6.12 of the Credit Agreement), (G) Commercial Tort Claims held by each Grantor seeking damages in an amount reasonably estimated to be less than $2,500,000, (H) Margin Stock, (I) those assets as to which the Collateral Agent and the Company have reasonably determined in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (J)  any asset the pledge of which the Company has reasonably determined (in consultation with the Collateral Agent) would result in a material adverse tax consequence to the Company or any of its Restricted Subsidiaries, (K) any equity interests held by the Company in Bullseye Partnership, L.P., Bullseye Holdings, L.P. and Bullseye G.P., LLC for so long as (x) the pledge of such equity interests is prohibited or restricted by the terms of the applicable documents related thereto or (y) the foregoing entities are not wholly-owned by the Company or any of its Restricted Subsidiaries or (L) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement permitted under the Credit Agreement or create right of termination in favor of any other party thereto (other than any Loan Party), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition).

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“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
“FSHCO”: an entity described in clause (i) of the definition of “Excluded Subsidiary” in the Credit Agreement.
“Guarantee and Collateral Agreement Supplement”: a Guarantee and Collateral Agreement Supplement, substantially in the form of Exhibit A or such other form as is reasonably acceptable to the Collateral Agent and the Company, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 8.14.
“Guarantor”: as defined in Section 2.01.
“Hedge Agreement Obligations”: Obligations in respect of any Specified Hedge Agreement.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, rights in confidential or proprietary technical and business information and know-how, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Filing”: (i) with respect to any Patent, Patent License, Trademark or Trademark License that constitutes Recordable Intellectual Property, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License that constitutes Recordable Intellectual Property, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the security interest granted pursuant to this Agreement in such Recordable Intellectual Property.
“Intellectual Property Security Agreement”: a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.
“Investment Property”: the collective reference to (i) all “investment property,” as such term is defined in Section 9-102(a)(49) of the New York UCC, that is included in the Collateral and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“Issuers”: the collective reference to each issuer of any Investment Property.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non‑Contingent Obligation”: at any time, any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

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“Obligations”: the collective reference to the unpaid principal of and any interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Company and its Restricted Subsidiaries to the Administrative Agent, the Collateral Agent or any Lender (or, (x) in the case of any Specified Hedge Agreement, any Qualified Counterparty, (y) in the case of any Specified Cash Management Agreement, any Cash Management Bank or (z) in the case of any Designated Bilateral Letter of Credit, any Designated Bilateral Letter of Credit Issuer), whether, direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, this Agreement, any other Loan Documents, any Letter of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement, any Designated Bilateral Letter of Credit or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest (including Post-Petition Interest), reimbursement obligations/fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or the other Secured Parties that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements), provided that (x) Obligations shall not include Excluded Swap Obligations and (y) the aggregate principal amount of all obligations in respect of Designated Bilateral Letters of Credit that shall constitute an “Obligation” or “Obligations” as defined hereunder shall not exceed $350,000,000.
“Patent License”: any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.
“Patents”: (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
“Patent Security Agreement”: a Patent Security Agreement, substantially in the form of Exhibit D or such other form as is reasonably acceptable to the Collateral Agent and the Company, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
“Payment in Full”: (i) payment in full in cash of all Non-Contingent Obligations, (ii) satisfaction of all Contingent Obligations (other than obligations and liabilities in respect of or arising under Specified Hedge Agreements, Specified Cash Management Agreements, Designated Bilateral Letters of Credit, contingent indemnity obligations as to which no claim has been asserted and reimbursement obligations in respect of Letters of Credit which have been cash collateralized (in an amount not to exceed 103% of the face amount of such Letters of Credit) to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Lender or for which back-stop letters of credit (in a face amount not to exceed 103% of the face amount of such Letters of Credit) reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender have been provided) in form and substance reasonably satisfactory to the Administrative Agent or to the applicable counterparty, as applicable, and (iii) termination or expiry of all Commitments.

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“Perfection Certificate”: with respect to any Grantor, a certificate substantially in the form of Exhibit B or such other form as is reasonably acceptable to the Collateral Agent and the Company, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of such Grantor (or by the Company on behalf of such Grantor).
“Pledged Notes”: at any time, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) that is included in the Collateral at such time.
“Pledged Stock”: at any time, any Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect that is included in the Collateral at such time.
“Post‑Petition Interest”: any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Recordable Intellectual Property”: (i) any Patent registered or pending with the United States Patent and Trademark Office (other than patent applications that have not yet been published, it being understood that such applications shall be deemed “Recordable Intellectual Property” upon their publication by the United Patent and Trademark Office), (ii) any Trademark registered or pending with the United States Patent and Trademark Office (other than in any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (iii) any Copyright registered with the United States Copyright Office and any exclusive Copyright License with respect to a Copyright so registered, and all rights in or under any of the foregoing.
“Secured Parties” the collective reference to the Administrative Agent, the Collateral Agent, the Lenders, any Qualified Counterparty, any Cash Management Bank and any Designated Letter of Credit Issuer..
“Securities Act”: the Securities Act of 1933, as amended.
“Trademark License”: any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or

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associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
“Trademark Security Agreement”: a Trademark Security Agreement, substantially in the form of Exhibit E or such other form as is reasonably acceptable to the Collateral Agent and the Company, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
Section 1.02.    Other Definitional Provisions; Redenomination Of Certain Alternative Currencies. The provisions set forth in Sections 1.02 and 1.04 of the Credit Agreement shall apply to this Agreement mutatis mutandis.
Section 1.03.    Certain Limitations pursuant to 2008 Indenture. The provisions set forth in Section 1.07 of the Credit Agreement shall apply to this Agreement (and all other Loan Documents) mutatis mutandis.
Article 2
Guarantee
Section 2.01.    Guarantee. (a) The Company and each Subsidiary Guarantor party hereto hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (the Company and each Loan Party in its capacity as a guarantor of the Obligations, a “Guarantor”). If the Company or any Restricted Subsidiary fails to pay any Obligation when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid in the place and in the manner specified in the agreement, instrument or other document governing such Obligation.
(b)    The guarantees made by the Guarantors hereunder are guarantees of payment, not of collection.
(c)    Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.
(d)    The guarantee contained in this Article 2 shall remain in full force and effect until Payment in Full.
(e)    No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from

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such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.
Section 2.02.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
Section 2.03.    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until Payment in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine in compliance with the terms of the Loan Documents.
Section 2.04.    Amendments, Etc. with Respect to the Obligations. Each Guarantor shall, prior to Payment in Full and absent a release of such Guarantor from this Agreement in accordance with 8.16, remain obligated hereunder notwithstanding that, (a) without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and (ii) any of the Obligations may be continued; (b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party; (c) the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith, the Specified Hedge Agreements, the Specified Cash Management Agreements and the Designated Bilateral Letters of Credit, may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the requisite Lenders, or, in the case of any Specified Hedge Agreement, the relevant Qualified Counterparty or, in the case of any Specified Cash Management Agreement, the relevant Cash Management Bank or, in the case of any Designated Bilateral Letter of Credit, the relevant Designated Bilateral Letter of Credit Issuer) may deem advisable from time to time; and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered, or released. Neither the Collateral Agent or any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto. If acceleration of the time for payment of any Obligation by any Borrower is stayed by reason of

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the insolvency or receivership of any Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.
Section 2.05.    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letter of Credit, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by any Borrower, any other Guarantor or any other Person, (b) any defense, set-off or counterclaim (other than a defense of payment or performance), which may at any time be available to or be asserted by any Borrower or any other Person against the Collateral Agent or any other Secured Party, whether in connection with the Loan Documents or any unrelated transaction, (c) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, any other Guarantor or any other Person under any Loan Document, by operation of law or otherwise; (d) any modification or amendment of or supplement to any Security Document; (e) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower, any other Guarantor or any other Person (for the avoidance of doubt, other than such Guarantor) under any Security Document; (f) any change in the corporate existence, structure or ownership of any Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of any Borrower, any other Guarantor or any other Person under any Security Document, (g) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any Restricted Subsidiary for the Obligations, or of such Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance (other than a release of such Guarantor from this Agreement pursuant to Section 8.16 and other than, subject to Section 2.06, Payment in Full). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or

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liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.06.    Reinstatement. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower, any Guarantor or any other Person or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 2.07.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars (or, with respect to any Loan denominated in any Alternative Currency, in such Alternative Currency) at the Funding Office.
Section 2.08.    Continuing Guarantee. Subject to Sections 8.16(b) and 8.16(c)(i), each guarantee hereunder is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns. If all or part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights under each guarantee hereunder, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation
Section 2.09.     Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed by reason of the insolvency or restructuring of the Company or any Restricted Subsidiary or otherwise, all such amounts shall nonetheless be payable by the Guarantors hereunder, immediately upon demand by the Collateral Agent.
Section 2.10.    Certain Limitations. Anything herein or in any other Loan Document to the contrary notwithstanding:
(a)    the maximum liability of each Guarantor under the guarantee made by it pursuant to this Article 2 shall in no event equal or exceed an aggregate amount that would render such Guarantor’s guarantee of the Obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law (after giving effect to the right of contribution established in Section 2.02); and
(b)    the maximum liability of each Guarantor under the guarantee made by it pursuant to this Article 2 shall be subject to the limitations set forth in Section 1.07 of the Credit Agreement.
Article 3
Grant of Security Interest
(a)    Each Grantor hereby collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following property now owned or at any hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(i) all Accounts;

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(ii) all Chattel Paper;
(iii)     all contracts;
(iv)     all cash and Deposit Accounts;
(v)    all Documents;
(vi) all Equipment;
(vii) aircraft owned by the Company on the Closing Date;
(viii) all General Intangibles (including any Capital Stock in other Persons that do not constitute Investment Property);
(ix)     all Instruments;
(x)    all Intellectual Property;
(xi) all Inventory;
(xii) all Investment Property;
(xiii) all Letter-of-Credit Rights;
(xiv) the Commercial Tort Claims described in Schedule 2, if any;
(xv) all books and records pertaining to the Collateral;
(xvi) such Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Securities Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in possession of the Collateral Agent; and
(xvii) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this ýArticle 3, this Agreement shall not constitute a grant of a security interest in, and the “Collateral” shall not include, any Excluded Assets.

(b)    Notwithstanding clause (a) above, or anything else in this Agreement or in any other Loan Document to the contrary, the maximum amount of Obligations secured by the Collateral shall be subject to the limitations set forth in Section 1.07 of the Credit Agreement.

Article 4
Representations and Warranties
To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers

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thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements, the Cash Management Banks to enter into the Specified Cash Management Agreements, the Designated Bilateral Letter of Credit Issuers to issue the Designated Bilateral Letter of Credit, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
Section 4.01.    Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor has not performed any acts that would reasonably be expected to prevent the Collateral Agent from enforcing any provisions of the Security Documents in accordance with the terms hereof. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may grant licenses in the ordinary course of business to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.
Section 4.02.    Perfected First Priority Liens. (a) The security interests granted pursuant to this Agreement (i) will, upon completion of the actions described on Schedule 3 but subject to the perfection limitations described in clause (b) below, constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) the effect of foreign laws, rules and regulations as they relate to pledges of Capital Stock in Foreign Subsidiaries) and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.
(b)    Notwithstanding anything to the contrary herein or in the Credit Agreement (other than Section 6.08(b) and Section 6.12 of the Credit Agreement), no Grantor shall be required to perfect the security interests granted pursuant to this Agreement (including security interests in cash, cash accounts, Deposit Accounts and Investment Property) by any means other than (i) filings pursuant to the Uniform Commercial Code of the relevant State(s) of organization or formation of such Grantor, (ii) Intellectual Property Filings, (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of the types described in Section 5.01 and Section 5.05, (iv) the completion of the actions set forth on Schedule 3 under the caption “Civil Aircraft Airframe and Engines” and (v) enabling the Collateral Agent to obtain “control” within the meaning of the Uniform Commercial Code of Collateral of the types described in Section 5.03(c)(y) and Section 5.05(c), and all representations and warranties (herein or in any other Loan Document) regarding, and covenants (herein or in any other Loan Document) with respect to, perfection or priority of Liens in favor of the Collateral Agent, are deemed qualified by this limitation (for the sake of clarity, it being agreed that no leasehold mortgages or landlord waivers, estoppels or collateral access letters shall be required).
(c)    With respect to each Grantor party hereto as of the Closing Date, the information in its Perfection Certificate is correct and complete as of the Closing Date.

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Section 4.03.    Jurisdiction of Organization. The jurisdiction of organization and identification number from the jurisdiction of organization (if any) of each Grantor as of the Closing Date are specified in its Perfection Certificate. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the Closing Date.
Section 4.04.    [Reserved].
Section 4.05.    Pledged Stock and Pledged Notes. (a) With respect to each Grantor, Schedule 1 lists, as of the Closing Date, (i) all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor and (ii) all of the Pledged Notes issued to or owned by such Grantor.
(b)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable (to the extent such concepts are applicable).
(c)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and non-consensual Liens arising by operation of law.
Section 4.06.    Intellectual Property. (a) Schedule 4 sets forth a true and accurate list of all Recordable Intellectual Property registered in the United States owned by such Grantor in its own name on the date hereof.
(b)    On the date hereof, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all Intellectual Property listed on Schedule 4 is valid, subsisting, unexpired and enforceable and has not been abandoned.
(c)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned by the applicable Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.
Section 4.07.    Commercial Tort Claim. On the date hereof, except to the extent listed in Article 3 above, no Grantor has rights in any Commercial Tort Claim seeking damages reasonably estimated to be in excess of $2,500,000.
Article 5
Covenants
Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until Payment in Full:
Section 5.01.    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $2,500,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

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Section 5.02.    Maintenance of Insurance. (a) Such Grantor (or the Company on behalf thereof) will comply with the requirements with respect to insurance set forth in Section 6.05 of the Credit Agreement.
(b)    To the extent available from the applicable insurer, all such insurance shall provide that no cancellation in coverage shall be effective without the insurer endeavoring to provide at least 30 days (or, in the event of non-payment of premium, 10 days) prior written notice to the Collateral Agent.
(c)    All such third-party liability insurance policies (other than directors and officers liability insurance, insurance policies relating to employment practices liability, kidnap and ransom insurance policies and insurance as to fraud, errors and omissions) and property insurance policies of the Grantors shall name the Collateral Agent as additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable.
Section 5.03.    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.02 and, except as could not reasonably be expected to have a Material Adverse Effect, shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
(b)    Such Grantor will furnish to the Collateral Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the Collateral owned by such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of creating, preserving, perfecting, confirming or validating the security interests created hereby, and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (x) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (y) in the case of Uncertificated Securities, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
Section 5.04.    Changes in Name, Etc. Such Grantor will not (i) change its jurisdiction of organization from that referred to in Section 4.03 or (ii) change its name or organizational form, except, in each case, if such Grantor or the Company has, within 30 days (or such later number of days as the Collateral Agent shall reasonably agree) of such change, (x) notified the Collateral Agent of such change and (y) delivered to the Collateral Agent any additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.
Section 5.05.    Pledged Stock. (a) On the Closing Date and at any other time when such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization) in respect of the Capital Stock of any Issuer (to the extent such Capital Stock constitutes Collateral), whether in addition

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to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock of any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Grantor, such Grantor shall, upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations and deliver such money or property to the Collateral Agent for application against the Obligations in accordance with this Agreement.
(b)    In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.05(a) with respect to the Pledged Stock issued by it and (iii) the terms of Section 6.03(c) shall apply to it, mutatis mutandis, with respect to all actions that maybe required of it pursuant to Section 6.03(c) with respect to the Pledged Stock issued by it.
(c)    At any time when such Grantor shall become entitled to receive or shall receive any Capital Stock of any Issuer that is an Uncertificated Security (to the extent such Capital Stock constitutes Collateral), such Grantor shall either (i) cause such Capital Stock to be certificated or (ii) take any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
Section 5.06.    Intellectual Property. (a) Unless such Grantor shall have determined, in its reasonable business judgment, that use or the pursuit or maintenance of a Trademark is no longer desirable in the conduct of such Grantor’s business and except as would not be reasonably likely to have a Material Adverse Effect, such Grantor (either itself or through licensees) will (i) continue to maintain each Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all either Notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)    Unless such Grantor shall have determined, in its reasonable business judgment, that use or the pursuit or maintenance of a Patent is no longer desirable in the conduct of such Grantor’s business and

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except as would not be reasonably likely to have a Material Adverse Effect, such Grantor will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.
(c)    Unless such Grantor shall have determined, in its reasonable business judgment, that use or the pursuit or maintenance of a Copyright is no longer desirable in the conduct of such Grantor’s business and except as would not be reasonably likely to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each Copyright, (ii) will not do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired and (iii) will not do any act whereby any material portion of the Copyrights may fall into the public domain.
(d)    Such Grantor will promptly notify the Collateral Agent if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, unless such Grantor has determined that such development is not reasonably likely to have a Material Adverse Effect.
(e)    Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark (and the goodwill and general intangibles of such Grantor relating thereto or represented thereby) in the United States Patent and Trademark Office or in the United States Copyright Office.
(f)    Unless such Grantor shall have determined, in its reasonable business judgment, that use or the pursuit or maintenance or Intellectual Property (or any application therefor) is no longer desirable in the conduct of such Grantor’s business and except as would not reasonably be expected to have a Material Adverse Effect, such Grantor will, consistent with such Grantor’s then-current reasonable business practices, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and, to obtain the relevant registration) and to maintain each registration of the material registered Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(g)    If any material Intellectual Property is infringed, misappropriated or diluted by third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property including, to the extent such Guarantor reasonably deems appropriate under the circumstances, suing for infringement, misappropriation or dilution, and seeking injunctive relief.
Section 5.07.    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim seeking damages in an amount reasonably estimated to be in excess of $2,500,000, such Grantor shall within 30 days of obtaining such interest (or such later date as the Collateral Agent shall reasonably agree) sign and deliver a Guarantee and Collateral Agreement Supplement granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

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Article 6
Remedial Provisions
Section 6.01.    Certain Matters Relating to Receivables. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may, upon notice to such Grantor, curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form, received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the other Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
Section 6.02.    Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, following three Business Days’ notice to the Company, communicate with obligors under the Receivables to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Lender of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Section 6.03.    Pledged Stock and Pledged Notes. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and, to exercise all voting and corporate or other organizational rights with respect to the Investment Property.

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(b)    If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine in accordance with the terms hereof, and (ii) not later than three Business Days after such notice (or such later period as the Collateral Agent shall agree in its sole discretion), any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby (including without limitation pursuant to Section 6.03(a)), upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.
Section 6.04.    Proceeds to Be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the other Secured Parties specified in Section 6.01 with respect to payments of Receivables, upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder may be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.
Section 6.05.    Application of Proceeds. (a) At such intervals as may be agreed upon by the Company and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the following order:

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First, to pay the expenses of any sale or other disposition of any Collateral, including reasonable compensation to agents of and counsel for the Collateral Agent and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Administrative Agent or the Collateral Agent pursuant to Section 8.04 or pursuant to Section 10.05 of the Credit Agreement;
Second, to pay ratably all interest (including Post‑Petition Interest) on and fees with respect to the Obligations payable under the Credit Agreement, Cash Management Obligations, Hedge Agreement Obligations or under any Designated Bilateral Letters of Credit, until payment in full of all such interest and fees shall have been made;
Third, to pay the unpaid principal of the Obligations (including payments in respect of Cash Management Obligations, Hedge Agreement Obligations and Designated Bilateral Letters of Credit) ratably (or provide for the payment thereof pursuant to Section 6.05(b)), until payment in full of the principal of all such Obligations shall have been made (or so provided for);
Fourth, to pay all other Obligations ratably (or provide for the payment thereof pursuant to Section 6.05(b)) until Payment in Full shall have been made (or so provided for); and
Finally, to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided that (x) for the avoidance of doubt, Collateral distributed pursuant to this Section 6.05 shall be subject to the limitations set forth in Section 1.07 of the Credit Agreement and (y) the aggregate amount of Collateral and proceeds thereof that shall be applied pursuant to clauses second, third and fourth in respect of Designated Bilateral Letters of Credit shall not exceed $350,000,000. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
(b)    If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 6.05(b), be payable pursuant to Section 6.05(a) in respect of a Contingent Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Obligation, but instead will hold such monies or invest such monies in Cash Equivalents. All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 6.05(b) rather than Section 6.05(a). The Collateral Agent will hold all such monies and Cash Equivalents and the net proceeds thereof in trust until all or part of such Contingent Obligation becomes a Non‑Contingent Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non‑Contingent Obligation; provided that, if the other Obligations theretofore paid pursuant to the same clause of Section 6.05(a) (i.e., clause second or fourth) were not Paid in Full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such

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Non‑Contingent Obligation as the percentage of such other Obligations theretofore paid pursuant to the same clause of Section 6.05(a). If (i) the holder of such Contingent Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 6.05(b) in respect of such Contingent Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non‑Contingent Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 6.05(a).
(c)    In making the payments and allocations required by this Section, the Collateral Agent may rely upon (and shall be fully protected in relying upon) information supplied to it pursuant to the terms of this Agreement or, with respect to the limitations set forth in Section 1.07 of the Credit Agreement, pursuant to a written request made to the Company (and the Company agrees to provide the Collateral Agent with any such information reasonably requested), or otherwise provided to it by any Secured Party as to the amount of its unpaid Obligations. All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.
Section 6.06.    Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold and (with the consent of the Collateral Agent, which may be withheld in its reasonable discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price of all or a portion of the Collateral sold at such public sale, to use and apply all or any part of the Obligations as a credit on the account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law), any right or equity of redemption that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall not be obligated to make any sale regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the

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Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, as provided herein, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the proper exercise by them of any rights hereunder, unless such claims, damages or demand arises from the bad faith, gross negligence or willful misconduct of the Collateral Agent or such Secured Party. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral was sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty as to title or as to any other matter, in connection with such sale or disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or distribution. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)    If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 6.05 hereof. If the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.
Section 6.07.    Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any other Grantor shall be fully subordinated to the payment in full in cash of such Grantor’s Obligations.
Section 6.08.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
Article 7
The Collateral Agent
Section 7.01.    Collateral Agent’s Appointment as Attorney-in-Fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, during the continuance of an Event of Default, without notice to or assent by such Grantor, to do any or, all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any

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claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv) execute, in connection with any sale provided for in Section 6.06, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any such action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world or such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (8) generally, sell, transfer, pledge, lease, license or otherwise dispose of and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and (9) extend the time of payment of all or any thereof and to make any allowance or other adjustment with reference thereto.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    Subject to the limitations set forth in Section 8.04, the expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.01 shall be payable by such Grantor to the Collateral Agent on demand.

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(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.02.    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or in the possession of any sub-agent or bailee, under Section 9-207 of the New York UCC or otherwise, shall be the exercise of reasonable care with respect to such Collateral. The Collateral Agent will be deemed to have exercised reasonable care with respect to such Collateral if it deals with such Collateral in a substantially equal manner to the manner in which the Collateral Agent deals with similar property for its own account and will not be liable for any loss or damage to the Collateral, or any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s bad faith, gross negligence or willful misconduct. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.
Section 7.03.    Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent and the other Secured Parties under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all assets”, or “all personal property” or other words to that effect in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) the Intellectual Property Security Agreements and, if an Event of Default has occurred and is continuing, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Company will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
Section 7.04.    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement

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and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Article 8
Miscellaneous
Section 8.01.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. No such waiver, amendment, supplement or modification shall (i) be binding upon any Grantor, except with its written consent, or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.
Section 8.02.    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement.
Section 8.03.    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission, course of dealing or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 8.04.    Collateral Agent’s Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 10.05 of the Credit Agreement; provided that each reference therein to the “Company” shall be deemed to be a reference to “each Grantor”.
(b)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 8.04 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.
Section 8.05.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

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Section 8.06.    Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right after the occurrence and during the continuance of an Event of Default, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply to the payment of such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of their respective branches or agencies to or for the credit or the account of such Grantor; provided that if any Defaulting Lender shall exercise such right of setoff, it shall comply with the proviso to the first sentence of Section 10.07(b) of the Credit Agreement in connection with such exercise. Each Lender agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
Section 8.07.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
Section 8.08.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.09.    Section Headings. The Article and Section headings and the Table of Contents used herein used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 8.10.    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 8.11.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 8.12.    Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the borough of Manhattan, and any

24

appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its Properties in the courts of any jurisdiction;
(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in clause (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and
(c)    consents to service of process in the manner provided for notices in Section 10.02 of the Credit Agreement and agrees that nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 8.13.    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand and the Collateral Agent and the other Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
Section 8.14.    Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.08 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Guarantee and Collateral Agreement Supplement.
Section 8.15.    Additional Obligations. The Company may from time to time designate, subject to the limitations set forth in clause (y) of the proviso to the definition of “Obligations”, any letter of credit (other than Letters of Credit), performance or surety bond, bank guarantee or other similar arrangements issued for the benefit of the Company or any Restricted Subsidiary at the request of the Company as a Designated Bilateral Letter of Credit, by delivering to the Administrative Agent and the Collateral Agent a certificate signed by a Responsible Officer that (i) identifies such Designated Bilateral Letter of Credit, specifying the name and address of the parties thereto, (ii) states that such Loan Party’s obligations thereunder are designated Designated Bilateral Letters of Credit for purposes hereof and (iii) states that such Designated Bilateral Letter of Credit is permitted under the Credit Agreement.

25

Section 8.16.    Releases. (a) Upon Payment in Full, the Collateral shall be released from the Liens created hereby and by the other Loan Documents, and this Agreement, the other Loan Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder and thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and under the other Loan Documents, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement (other than a Disposition to a Loan Party) or otherwise approved by the requisite Lenders (as determined pursuant to Section 10.01 of the Credit Agreement), then the Collateral Agent, at the request and sole expense of the Company, shall (without notice or, in the case of a transaction permitted by the Credit Agreement, the vote or consent of, any Lender, any Qualified Counterparty, any Cash Management Bank or any Designated Bilateral Letter of Credit Issuer) execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby and by the other Loan Documents on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder and under the other Loan Documents in the event that all the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement or otherwise approved by the requisite Lenders (as determined pursuant to Section 10.01 of the Credit Agreement), and the Collateral Agent (without notice or, in the case of a transaction permitted by the Credit Agreement, the vote or consent of, any Lender, any Qualified Counterparty, any Cash Management Bank or any Designated Bilateral Letter of Credit Issuer) shall deliver to the Company documentation evidencing such release.
(c)    If as a result of any transaction not prohibited by the Loan Documents, (i) any Subsidiary Guarantor becomes an Excluded Subsidiary, then any guarantee obligations of such Subsidiary Guarantor under the Loan Documents shall be automatically released or (ii) any Issuer of Pledged Stock becomes a Foreign Subsidiary or FSHCO, then the Capital Stock of such Foreign Subsidiary or FSHCO (other than 65% of the total outstanding voting Capital Stock and 100% of the total outstanding non-voting Capital Stock of a Foreign Subsidiary or FSHCO that, in each case, is directly owned by a Loan Party) shall be automatically released from the security interests created by the Loan Documents. In connection with any termination or release pursuant to this Section 8.16(c), the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.
Section 8.17.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

26

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

HARSCO CORPORATION
By:
Name:
Title:

PROTRAN TECHNOLOGY Limited liability company
By:
Name:
Title:

HARSCO DEFENSE HOLDING LLC
By:
Name:
Title:

HARSCO MINNESOTA LLC
By:
Name:
Title:

HARSCO MINNESOTA FINANCE, INC.
By:
Name:
Title:

HARSCO TECHNOLOGIES LLC
By:
Name:
Title:

HARSCO MINERALS TECHNOLOGIES LLC
By:
Name:
Title:

HARSCO FINANCIAL HOLDINGS, INC.
By:
Name:
Title:

27

Acknowledged and Agreed: CITIBANK, N.A., as Collateral Agent
By:
Name: Title:[Vice President]
By:
Name: Title:[Associate]

28

Schedule 1
Investment Property
Pledged Stock:

Issuer	Jurisdiction	Class of Equity	Stock Certificate No.	No. / % of Shares Pledged
[•]	[•]	[•]	[•]	[•]%

Pledged Notes:
[•]

1

Schedule 2
Commercial Tort Claims
[None.]

2

Schedule 3
Perfection Matters
Uniform Commercial Code Filings
With respect to each Grantor, filing of an appropriate UCC-1 financing statement with the Secretary of State (or other applicable filing office) of the State of organization or formation of such Grantor.
Patent, Trademark and Copyright Filings
Appropriate filings with the United States Patent and Trademark Office and the United States Copyright Office.
Pledged Stock and Debt
Delivery of possessory collateral to the Collateral Agent.
Civil Aircraft Airframe and Engines
Execution and filing of such mortgages, certificates or documents, and taking such actions (including contemporaneous electronic recordation of the mortgage interest with the International Registry formed and operating under the Cape Town Convention and Aircraft Protocol and delivery of customary legal opinions), as the Collateral Agent may reasonably request in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in, all right, title of the Company in:
(a)     one Mystere-Falcon 50 aircraft bearing serial number 305 and related engines
(b)    one Raytheon aircraft (model: Hawker 800XP) bearing serial number 258412 and related     engines

3

Schedule 4
Intellectual Property
U.S. Registered Patents

Grantor	Patent	Country	App. No./ Reg. No.	App. Date/ Reg. Date
[•]	[•]	[•]	[•]	[•]

U.S. Registered Trademarks

Grantor	Trademark	Country	App. No./ Reg. No.	Filing Date/ Reg. Date
[•]	[•]	[•]	[•]	[•]

U.S. Registered Copyrights

Grantor	Copyright	Country	Reg. No.	Reg. Date
[•]	[•]	[•]	[•]	[•]

Copyright Licenses

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

4

EXHIBIT A
to Guarantee and Collateral Agreement
GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT
GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF GRANTOR] (the “Grantor”) and CITIBANK, N.A., as Collateral Agent.
WHEREAS, HARSCO CORPORATION, the Guarantors party thereto and CITIBANK, N.A., as Collateral Agent, are parties to a Guarantee and Collateral Agreement dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) under which HARSCO CORPORATION secures certain of its obligations (the “Obligations”) and the Guarantors guarantee the Obligations and secure their respective guarantees thereof;
WHEREAS, [name of Grantor] desires to become a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder; and
WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Secured Guarantee. The Grantor hereby unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Grantor acknowledges that, by signing this Guarantee and Collateral Agreement Supplement and delivering it to the Collateral Agent, the Grantor becomes a “Guarantor” and “Grantor” for all purposes of the Guarantee and Collateral Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Guarantee and Collateral Agreement (including those set forth in Article 2 thereof) applicable to the obligations of a Guarantor thereunder.
2.    Grant of Security Interest. The Grantor hereby collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all Collateral owned by such Grantor as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
3.    Delivery of Collateral. Concurrently with delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Article 5 of the Guarantee and Collateral Agreement with respect to Investment Property, in each case if and to the extent included in the Collateral owned by such Grantor at such time.
4.    Party to Guarantee and Collateral Agreement. Upon delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Guarantee and Collateral Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.
5.    Representations and Warranties. (a) The Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].
(b)    The Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof.
(c)    Each of the representations and warranties set forth in Article IV of the Guarantee and Collateral Agreement and in Section 4.04 of the Credit Agreement is true as applied to the Grantor and the Collateral owned by it. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Guarantee and Collateral Agreement shall be deemed to refer to the corresponding Schedules to this Guarantee and Collateral Agreement Supplement, references to “Collateral” shall be deemed to refer to the Collateral owned by such Grantor, and references to the “Closing Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Guarantee and Collateral Agreement Supplement.
6.    Certain Limitations. The provisions set forth in Section 1.07 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.
7.    Governing Law. THIS GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Schedule 1
to Guarantee and Collateral Agreement
Supplement
INVESTMENT PROPERTY
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY GRANTOR

PART 1 - Pledged Stock

Issuer	Jurisdiction	Class of Equity	Stock Certificate No.	No. / & of Shares Pledged

PART 2 - Pledged Notes

Schedule 2
to Guarantee and Collateral Agreement
Supplement

Commercial Tort Claims

Schedule 3
to Guarantee and Collateral Agreement
Supplement
Perfection Matters

Schedule 4
to Guarantee and Collateral Agreement
Supplement
Intellectual Property

EXHIBIT B
to Guarantee and Collateral Agreement

PERFECTION CERTIFICATE
[To Come]

B-1

EXHIBIT C
to Guarantee and Collateral Agreement
GRANT OF
SECURITY INTEREST IN COPYRIGHT RIGHTS
This GRANT OF SECURITY INTEREST IN COPYRIGHT RIGHTS (“Agreement”), effective as of [date] is made by [Name of Grantor], a [state] corporation (the “Grantor”), in favor of Citibank, N.A., as Collateral Agent (the “Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), including the several banks and other financial institutions (the “Lenders”) from time to time party to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harsco Corporation, certain of its subsidiaries, the Lenders, the Agent and the other Persons from time to time party thereto.
W I T N E S S E T H
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to Harsco Corporation upon the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Credit Agreement, the Grantor and certain other subsidiaries of Harsco Corporation have executed and delivered a Guarantee and Collateral Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);
WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor pledged and granted to the Agent for the benefit of the Agent and the Lenders a continuing security interest in certain Intellectual Property, including the Copyrights and Copyright Licenses (each as listed in Schedule 1); and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement.
SECTION 2. Grant of Security Interest. Subject to the limitations set forth in Section 1.07 of the Credit Agreement, the Grantor hereby collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the Grantor’s rights, title and interest in, to and under the Copyrights and Copyright Licenses (in each case, including, without limitation, those items listed on Schedule 1 hereto) (collectively, the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising, to the Agent for the benefit of the Agent and the Lenders as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, however, that notwithstanding any of the other provisions set forth in this ýSection 2, this Agreement shall not constitute a grant of a security interest in, and the “Copyright Collateral” shall not include, any Excluded Assets.
SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Lenders in connection with the Guarantee and Collateral Agreement and is expressly subject to the terms and conditions thereof. The Guarantee and Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.
SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.    Releases. The provisions of Section 8.16 of the Guarantee and Collateral Agreement shall apply to this Agreement, mutatis mutandis.
SECTION 7. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first written above.

[NAME OF GRANTOR], as Grantor
By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent for the Lenders
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
U.S. Registered Copyrights

Grantor	Copyright	Reg. No.	Reg. Date

Exclusive U.S. Copyright Licenses

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D
to Guarantee and Collateral Agreement
GRANT OF
SECURITY INTEREST IN PATENT RIGHTS
This GRANT OF SECURITY INTEREST IN PATENT RIGHTS (“Agreement”), effective as of [date] is made by [Name of Grantor], a [state] corporation (the “Grantor”), in favor of Citibank, N.A., as Collateral Agent (the “Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), including the several banks and other financial institutions (the “Lenders”) from time to time party to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harsco Corporation, certain of its subsidiaries, the Lenders, the Agent and the other Persons from time to time party thereto.
W I T N E S S E T H
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Harsco Corporation upon the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Credit Agreement, the Grantor and certain other subsidiaries of Harsco Corporation have executed and delivered a Guarantee and Collateral Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);
WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor pledged and granted to the Agent for the benefit of the Agent and the Lenders a continuing security interest in certain Intellectual Property, including the Patents (as listed in Schedule 1); and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement.
SECTION 2. Grant of Security Interest. Subject to the limitations set forth in Section 1.07 of the Credit Agreement, the Grantor hereby collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the Grantor’s rights, title and interest in, to and under the Patents (including, without limitation, those items listed on Schedule 1 hereto) (collectively, the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising, to the Agent for the benefit of the Agent and the Lenders as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, however, that notwithstanding any of the other provisions set forth in this ýSection 2, this Agreement shall not constitute a grant of a security interest in, and the “Patent Collateral” shall not include, any Excluded Assets.
SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Lenders in connection with the Guarantee and Collateral Agreement and is expressly subject to the terms and conditions thereof. The Guarantee and Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.
SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.    Releases. The provisions of Section 8.16 of the Guarantee and Collateral Agreement shall apply to this Agreement, mutatis mutandis.
SECTION 7. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first written above.

[NAME OF GRANTOR], as Grantor
By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent for the Lenders
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
U.S. Patent Registrations and Applications

Grantor	Patent	App. No./ Reg. No.	App. Date/ Reg. Date

EXHIBIT E
to Guarantee and Collateral Agreement
GRANT OF
SECURITY INTEREST IN TRADEMARK RIGHTS
This GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS (“Agreement”), effective as of [date] is made by [Name of Grantor], a [state] corporation (the “Grantor”), in favor of Citibank, N.A., as Collateral Agent (the “Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), including for the several banks and other financial institutions (the “Lenders”) from time to time party to the Second Amended and Restated Credit Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harsco Corporation (the “Company”), certain of its subsidiaries, the Lenders, the Agent and the other Persons from time to time party thereto.
W I T N E S S E T H
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Harsco Corporation upon the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Credit Agreement, the Grantor and certain other subsidiaries of Harsco Corporation have executed and delivered a Guarantee and Collateral Agreement, dated as of December 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);
WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor pledged and granted to the Agent for the benefit of the Agent and the Lenders a continuing security interest in certain Intellectual Property, including the Trademarks (as listed in Schedule 1); and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement.
SECTION 2. Grant of Security Interest. Subject to the limitations set forth in Section 1.07 of the Credit Agreement, the Grantor hereby collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the Grantor’s rights, title and interest in, to and under the Trademarks (including, without limitation, those items listed on Schedule 1 hereto) (collectively, the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising, to the Agent for the benefit of the Agent and the Lenders as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, however, that notwithstanding any of the other provisions set forth in this ýSection 2, this Agreement shall not constitute a grant of a security interest in, and the “Trademark Collateral” shall not include, any Excluded Assets.
SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Lenders in connection with the Guarantee and Collateral Agreement and is expressly subject to the terms and conditions thereof. The Guarantee and Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.
SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.    Releases. The provisions of Section 8.16 of the Guarantee and Collateral Agreement shall apply to this Agreement, mutatis mutandis.
SECTION 7. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first written above.

[NAME OF GRANTOR], as Grantor
By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent for the Lenders
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
U.S. Trademark Registrations and Applications

Grantor	Trademark	App. No./ Reg. No.	App. Date/ Reg. Date

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